SCHEDULE 14A

Information Required in Proxy Statement

REG. 240.14a-101

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SPARK NETWORKS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

Notices Required for UK public companies:

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to consult your stockbroker, bank manager or other professional adviser, duly authorized under the Financial Services and Markets Act 2000, immediately.

If you have sold or transferred all your Ordinary Shares in Spark Networks plc, please send this document, together with the enclosed form of proxy, to the purchaser or to the stockbroker, bank or other agent through whom the sale was effected, for transmission to the purchaser or transferee.

Spark Networks plc

(incorporated and registered in England and Wales

under the Companies Act 1985, Registered No. 03628907)

ANNUAL GENERAL MEETING 2006

AND

PROPOSED PURCHASE OF

OWN SHARES

Notice of the Annual General Meeting of Spark Networks plc, to be held at Fifth Floor, 99 Gresham Street, London EC2V 7NG, England on November 21, 2006 at 5:00 pm (London Time), is set out on pages i to iii of this document. A form of proxy for use by holders of ordinary shares at the Annual General Meeting is enclosed and, to be valid, should be completed and returned as soon as possible, but in any event so as to be received by the Company’s registrars, Capita Registrars, Proxy Department, PO Box 25, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England, not less than 48 hours before the time appointed for the meeting. Completion and return of the form of proxy will not prevent holders of ordinary shares from attending the Annual General Meeting in person if they so wish.

A Voting Instruction Form is enclosed for holders of the Company’s American Depositary Shares and Global Depositary Shares and, to be valid, this should be completed and returned as soon as possible, but in any event so as to be received by the Company’s depositary, The Bank of New York, 101 Barclay Street, Attn: Proxy Department, A-Level, New York, NY 10286, USA by no later than close of business on November 14, 2006.

SPARK NETWORKS PLC

8383 WILSHIRE BLVD., SUITE 800

BEVERLY HILLS, CALIFORNIA 90211, USA

NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the 2006 Annual General Meeting of Spark Networks plc (the “Company”) will be held at Fifth Floor, 99 Gresham Street, London, EC2V 7NG, England on November 21, 2006 at 5:00 pm (London Time) to consider and, if thought fit, pass the following resolutions of which resolutions 1 to 9 will be proposed as ordinary resolutions, and resolution 10 will be proposed as a special resolution:

Ordinary Business

Resolution 1	To elect as a director Adam S. Berger.

Resolution 2	To elect as a director Jonathan B. Bulkeley.

Resolution 3	To elect as a director Christopher S. Gaffney.

Resolution 4	To elect as a director Michael A. Kumin.

Resolution 5	To elect as a director Scott Sassa.

Resolution 6	To re-elect as a director David E. Siminoff.

Resolution 7	To receive the Accounts for the period ended December 31, 2005 and the Directors’ and Auditors’ Reports on those Accounts.

Resolution 8	To approve the Directors’ Remuneration Report for the period ended December 31, 2005.

Resolution 9	To reappoint Ernst & Young LLP as Auditors of the Company to hold office to the conclusion of the next general meeting at which accounts are laid before the Company and to authorize the Directors to fix the Auditors’ remuneration.

Special Business

Resolution 10

THAT:

(a)     subject to paragraph 10(c) below, the terms of an agreement between the Company and BNY (Nominees) Limited for the purchase by the Company of up to 2,000,000 ordinary shares of £0.01 each in the capital of the Company for the nominal sum of £1 as set out in the draft contract produced to the meeting and signed by the Chairperson of the meeting for the purposes of identification (“Contract”) be approved for the purposes of Part V Chapter VII of the Companies Act 1985 (“Act”) and the Company be authorized to enter into the Contract, provided that the authority conferred by this resolution will expire on May 20, 2008;

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(b)     subject to paragraph 10(c) below, the arrangement whereby the Company will purchase and/or procure its nominees to purchase in the market GDSs traded on the Frankfurt Stock Exchange and/or ADSs traded on the American Stock Exchange (as such terms are defined in the Contract), and which GDSs and/or ADSs represent the ordinary shares referred to in paragraph 10(a) above, be and is hereby approved for the purposes of (to the extent applicable) Part V Chapter VII of the Act and, so that the Company may purchase GDSs and ADSs in which directors of the Company and persons connected with them are interested, for the purpose of section 320 of the Act, provided that:

(i)      the GDSs and ADSs so purchased are in aggregate represented by not more than 2,000,000 ordinary shares of £0.01;

(ii)     the maximum price for the GDSs so purchased shall not exceed _______ euro per GDS and the maximum price for the ADSs so purchased shall not exceed $7.25 per ADS;

(iii)   the minimum price for the GDSs so purchased shall not be less than 0.01 euro per GDS and the minimum price for the ADSs so purchased shall not be less than $0.01 per ADS; and

(iv)    the authority given for such purchases will expire on May 16, 2008;

(c)     the Company shall not purchase GDSs and/or ADSs and/or ordinary shares pursuant to this resolution if (i) any person in respect of interests notified by such person from time to time to the Company; and/or (ii) any group of persons who from time to time have specifically and expressly notified the Company that they are a group of persons acting in concert in respect of the Company would as a result of any such purchase be subject to an obligation to make an offer pursuant to Rule 9 of the City Code on Takeovers and Mergers (“Code”) in the absence of a waiver of such obligation by the Panel on Takeovers and Mergers (“Panel”), and such a waiver has not been obtained; and

(d)     a failure to comply with paragraph (c) of this resolution shall not render a purchase of GDSs and/or ADSs and/or the cancellation of ordinary shares associated with any such purchase unauthorised and/or unlawful, and shall not affect the validity of any purchase of GDSs and/or ADSs and/or the cancellation of ordinary shares associated with any such purchase;

(in this resolution, references to the Act, the Code and the Panel refer to the Act, the Code and the Panel as amended or replaced or constituted from time to time).

Dated , 2006	By Order of the Board

Registered in England and Wales
Number 3628907	Joshua A. Kreinberg
Secretary

Registered office:

24-26 Arcadia Avenue

Finchley Central

London N3 2JU

England

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Notes for holders of Ordinary Shares (referred to below as a “member”):

1.	A member of the Company entitled to attend and vote at the above meeting may appoint one or more proxies to attend and, on a poll, vote instead of him/her. A proxy need not be a member of the Company. To be effective, a completed and signed proxy form, together with any power of attorney or other authority under which it is signed or notarially certified copy of such power of attorney, must reach the Company’s registrars, Capita Registrars, Proxy Department, PO Box 25, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England not less than 48 hours before the time appointed for the holding of the meeting or any adjournment.

2.	The appointment of a proxy does not prevent a member who so wishes from attending the meeting and voting in person.

Action to be taken – Holders of Ordinary Shares (“Ordinary Shareholders”)

Whether or not Ordinary Shareholders intend to attend the Annual General Meeting in person, they are urged to complete, sign and return the enclosed form of proxy as soon as possible, but in any event so as to be received by the Company’s registrars, Capita Registrars, Proxy Department, PO Box 25, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England, so as to arrive no later than 5:00 pm (London Time) on November 19, 2006. The return of the form of proxy will not prevent Ordinary Shareholders from attending the Annual General Meeting and voting in person should they wish to do so.

Action to be taken – Holders of Global Depositary Shares and American Depositary Shares (together “Depositary Shareholders”)

Whether or not Depositary Shareholders intend to attend the Annual General Meeting in person, they are urged to complete, sign and return the enclosed Voting Instruction Form as soon as possible, but in any event so as to be received by the Company’s Depositary, The Bank of New York, 101 Barclay Street, Attn: Proxy Department, A-Level, New York, NY 10286, USA by no later than close of business on November 14, 2006. Depositary Shareholders will not be permitted to vote in person at the meeting. Depositary Shareholders may only vote by submitting a Voting Instruction Form in accordance with these requirements.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Due Date for Delivery of Voting Instruction Form by Depositary Shareholders	5:00 pm (Eastern Standard Time) on November 14, 2006

Due Date for Delivery of Form of Proxy by Ordinary Shareholders	5:00 pm (London Time) on November 19, 2006

Annual General Meeting	5:00 pm (London Time) on November 21, 2006

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SPARK NETWORKS PLC

Proxy Statement

and

Explanatory Notes

ANNUAL GENERAL MEETING OF SHAREHOLDERS

November 21, 2006, AT 5:00 P.M. (LONDON TIME)

This proxy statement is delivered to you by Spark Networks plc, a public limited liability company registered in England, in connection with the Annual General Meeting of Shareholders (the “Meeting”) to be held on November 21, 2006 at 5:00 p.m. (London Time) at Fifth Floor, 99 Gresham Street, London EC2V 7NG. We anticipate sending this proxy statement and the enclosed proxy to our shareholders on or about October     , 2006.

Solicitations

The cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares, ADRs and GDRs as of the record date will be borne by the Company. The solicitation of proxies will be made by use of the mail and may also be made by telephone, telegraph, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services.

Annual Report

Our Annual Report to shareholders for the year ended December 31, 2005 is concurrently being provided to each shareholder at the time we send this proxy statement and the enclosed proxy.

Voting and Proxies – Ordinary Shares

Your vote is important. Your shares can be voted at the Meeting only if you are present in person or represented by proxy at the Meeting. Each registered holder of ordinary shares present in person at the Meeting is entitled to one vote on a show of hands.

At any General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded by (a) the chairman, (b) not less than three shareholders present in person or by proxy and entitled to vote, (c) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting, or (d) a member or members present in person or by proxy and holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to no less than one tenth of the total sum paid up on all the shares conferring that right. A poll shall be taken in such manner as the chairman of the meeting may direct. Each registered holder of ordinary shares present in person or by proxy at the Meeting shall, upon a poll, have one vote for each ordinary share held by such holder. In the event of a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all votes or cast all votes in the same way.

A shareholder of the Company entitled to attend and vote at the Meeting may appoint one or more proxies to attend and, on a poll, vote instead of him/her. To be effective, a completed and signed proxy form, together with any power of attorney or other authority under which it is signed or notarially certified copy of such power of attorney, must reach the Company’s registrars not less than 48 hours before the time appointed for the holding of the Meeting or any adjournment at the address below:

Capita Registrars, Proxy Department,

PO Box 25, The Registry

34 Beckenham Road

Beckenham, Kent BR3 4TU, England

Even if you plan to attend the Meeting, we urge you to complete and submit a proxy form in advance. The appointment of a proxy does not prevent a shareholder who so wishes from attending the Meeting and voting in person.

Shareholders who hold their shares beneficially through a nominee (such as a bank or broker) should follow the instructions you receive from your nominee to vote these shares.

Any proxy given may be revoked at any time up to one hour before the start of the Meeting or adjourned meeting by notifying Capita Registrars in writing of such revocation at the address set out on the proxy form, or by attending and voting in person at the Meeting or any adjournment thereof.

Voting – ADR and GDR Holders

At the close of business on                     , 2006 (the “ADR/GDR Record Date”), the Company had outstanding                      ordinary shares, nominal value £0.01, of which                      were held in the name of BNY (Nominees) Limited on behalf of The Bank of New York as depositary (the “Depositary”), which issues American Depositary Receipts (“ADRs”) evidencing American Depositary Shares and Global Depositary Receipts (“GDRs”) evidencing Global Depositary Shares, each of which represent one ordinary share of the Company.

ADR and GDR holders are not entitled to vote directly at the Meeting; however, Deposit Agreements exist between The Bank of New York and the holders of ADRs and GDRs pursuant to which registered holders of ADRs and GDRs as of the ADR/GDR Record Date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the ordinary shares so represented.

The Depositary has agreed that it will endeavour, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the ordinary shares registered in its name in accordance with the instructions of the ADR and GDR holders, as applicable. In the event that the instruction card is executed but does not indicate by marking a vote “FOR”, “AGAINST” or “ABSTAIN”, the Depositary will vote the ordinary shares represented by the instruction card in accordance with the recommendations of the board of directors described herein on each proposal set forth in the Notice of Annual General Meeting and will give its proxies authority to vote in their discretion on any other proposals properly brought before the Meeting. Instructions from the ADR and GDR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on November 14, 2006 (the “Instruction Date”). Any holder of ADRs or GDRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, Attn: Proxy Department, A-Level, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

Quorum

Persons holding one third of the Company’s ordinary shares present in person or by proxy at the Meeting and entitled to vote constitute a quorum for the transaction of business. Furthermore, under English common law, a meeting typically requires the presence of at least two people, although it is acceptable for such people to be members of proxies for members.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Representatives of our registrars will assist us in the tabulation of the votes.

Proxies duly executed by registered holders of ordinary shares will be voted in accordance with the instructions given or, if no instruction is given, will be voted in accordance with the discretion of the proxies and in accordance with the recommendations of the board of directors described herein on each proposal.

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Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum; however, they are not counted in the votes cast and will have no effect on any resolution voted on at the Meeting.

Postponement or Adjournment of Meeting

If a quorum is not present or represented within five minutes from the time appointed for the Meeting, our Articles of Association provide that the Meeting shall be adjourned to the same day in the next week at the same time and place, or to such other day, time and place as our Board may determine.

RESOLUTION NOS. 1-6

ELECTION AND RE-ELECTION OF DIRECTORS

Our Articles of Association provide that all directors appointed by the Board since the last annual general meeting are subject to election by shareholders at the first annual general meeting following their appointment. Our Articles of Association also provide that the re-election of our board of directors shall be performed through a “retirement by rotation” system. At each annual general meeting one-third, or the number nearest to but not exceeding one-third, of our board of directors shall “retire” from office by rotation. Any retiring director shall be eligible for re-election. Our directors who retire by rotation include (1) any director who wishes to retire and not to offer himself for re-election and (2) any further directors who retire by rotation are those who have been longest in office since their last election or re-election. Where two or more persons became or were re-elected as directors on the same day, those to retire, unless they otherwise agree among themselves, are determined by lot.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

Information Concerning Director Nominees

Name	Age	Position
Adam S. Berger	43	Director
Jonathan B. Bulkeley	45	Director
Christopher S. Gaffney	43	Director
Michael Kumin	34	Director
Scott Sassa	47	Director
David E. Siminoff	42	Chief Executive Officer, Director and Chairman of the Board

Adam Berger joined as a member of our board of directors in September 2006. From June 1999 to September 2006, Mr. Berger served as President and Chief Executive Officer of WeddingChannel.com Inc., a publishing and online media resource for weddings. Previously, Mr. Berger was President of The Franklin Mint, and was employed by The Boston Consulting Group and The Procter and Gamble Company. Mr. Berger is currently a director of PeopleSupport Inc. (Nasdaq: PSPT). Mr. Berger holds an M.B.A. with distinction from the Harvard Business School and a Bachelor of Science in Chemical Engineering from the University of California at Berkeley.

Jonathan B. Bulkeley joined as a member of our board of directors in September 2006. Since February 2006, Mr. Bulkeley has served as chief executive officer of Scanbuy, a company that develops bar code readers for cell phones. From October

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2002 to February 2006 he was Managing Partner of Achilles Partners LLC, an investment, advisory and research firm, and prior to that, from October 2001 to October 2002, he was chairman and chief executive officer of Lifeminders, Inc., an online direct marketing company. From December 1998 to January 2000, Mr. Bulkeley was chief executive officer of barnesandnoble.com. Mr. Bulkeley also served as Vice Chair of EDGAR-Online from April 2003 to April 2004 and Chairman of QXL Ricardo, plc from February 1998 to December 2004. Mr. Bulkeley currently sits on the Board of Directors of The Readers Digest Association (NYSE: RDA) and US Trusts Excelsior Buyout Fund of Funds, Excelsior Absolute Return Hedge Fund of Funds and Excelsior Real Estate Fund. Mr. Bulkeley is a graduate of Yale University.

Christopher S. Gaffney joined as a member of our board of directors in September 2006. Mr. Gaffney co-founded Great Hill Partners, LLC, a private equity firm, and has served as one of its managing partners since January 1999. Mr. Gaffney currently serves on the board of numerous private companies and has cumulatively served on over 35 private and public boards. Mr. Gaffney is also a director of the Newton (MA) YMCA. Mr. Gaffney holds a B.S. in accounting and economics from Boston College.

Michael Kumin joined as a member of our board of directors in July 2006. Mr. Kumin is a partner of Great Hill Partners, LLC, where he has served as an investment professional since June 2002. From August 1999 to June 2001, Mr. Kumin served as Executive Vice President of Creative Planet, Inc., an information and technology company targeting the entertainment industry. Previously, he served at separate times as an investment professional for Apollo Advisors, L.P. and Goldman, Sachs L.P. in their private equity funds. He holds a B.A. in public policy and international affairs from Princeton University.

Scott Sassa joined as a member of our board of directors in Septmber 2006. Mr. Sassa is the Chief Executive Officer and Founder of W Cubed Media, a consumer Internet start up. From August 2005 until April 2006, he was Chief Executive Officer in Residence at Kleiner, Perkins, Caufield & Byers, a venture capital firm. From June 2004 to July 2005 he was president and chief executive officer of Friendster, Inc. and beginning in September 1997 until June 2003 he held various positions at General Electric, such as President, NBC West Coast, President, NBC Entertainment and President, NBC Television Station Group. Mr. Sassa has also held various positions at Turner Broadcasting System including serving on its board of directors and President of the entertainment division.

David E. Siminoff has served as our Chief Executive Officer since August 2004 and as a member of our board of directors since March 2004. He became chairman of our board of directors in September 2006. Mr. Siminoff also held the title of President from August 2004 to July 2006. From October 2003 to February 2004, Mr. Siminoff was Chief Financial Officer of PayByTouch, a company that produces biometric payment services and during interim periods of employment, Mr. Siminoff was a private investor of several start-up companies. From August 1994 to January 2003, Mr. Siminoff served as a Research Analyst and Portfolio Manager for Capital Research and Management Company, where he dealt primarily with Media and Internet technologies. In 1998 he was named “Best of the Buyside” by Institutional Investor Magazine. Prior to his work with Capital Research, Mr. Siminoff founded EastNet, a global syndicate barter company. Mr. Siminoff received both BA and MBA degrees from Stanford University and a Masters degree in Fine Arts from the University of Southern California film school.

Vote Required

With regards to the election and re-election of the directors, you may vote in favor or against each of the nominees and you may also withhold your vote as to any nominee. In order to elect or re-elect any of the directors a simple majority of the votes cast on each resolution is required.

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Directors Not Standing for Re-Election

The members of the board of directors who are not retiring by rotation and who therefore are not required to stand for re-election at this year’s Annual General Meeting are set forth below.

Name	Age	Position
Michael A. Brown	41	Director
Martial Chaillet	59	Director
Benjamin Derhy	51	Director
Laura Lauder	45	Director

Michael A. Brown has served as a member of our board of directors since December 2004. Since September 2002, Mr. Brown has been a managing partner at government and public affairs consulting firm Alcalde & Fay, based in Washington, D.C. At Alcalde & Fay Mr. Brown is focused on international trade, foreign relations, federal and state representation and public policy. In addition to serving on our board of directors, Mr. Brown serves on the board of directors of Comcast of Washington, DC. From June 1996 to September 2002, he practiced law at Washington-based Patton Boggs LLP, where he concentrated on a range of municipal issues. Mr. Brown has twice been appointed as a member to the U.S. Presidential Delegations to Africa and serves as the president of the Ronald H. Brown Foundation, which seeks to carry on the work of Mr. Brown’s father, who was U.S. Secretary of Commerce under former President Bill Clinton. Mr. Brown earned a BA degree from Clark University and a JD from Widener University School of Law.

Martial Chaillet has served as a member of our board of directors since February 2005. Mr. Chaillet founded MediaWin & Partners in January 2003. MediaWin is a private investment firm that focuses primarily on investments in media and media-related companies. Prior to founding MediaWin, Mr. Chaillet served in a variety of roles at The Capital Group for thirty years, most recently as Senior Vice President and Global Portfolio Manager of Capital Research and Management, the mutual fund arm of the financial institution. In addition to serving on our board of directors, Mr. Chaillet sits on the boards of directors of Infosearch, Wisekey, Snap TV and Media Partners. Mr. Chaillet earned a degree in Econometrics from the University of Geneva and graduated, with honors, from the Swiss Technical School.

Benjamin Derhy has served as a member of our board of directors since October 2004. Over the last five years, Mr. Derhy has not held any employment positions but has been a private investor and entrepreneur, focusing on Internet, consumer products and real estate sectors as well as start-up companies in Europe and Israel. His experience also includes working with American companies and their expansion internationally. In 1984, Mr. Derhy co-founded Turbo Sportswear, a successful clothing manufacturer, and was employed there until 1997. Previously, he was controller at the Hebrew University in Jerusalem, responsible for annual budgets, financial planning and cost accounting. Mr. Derhy holds both BA and MBA degrees from the Hebrew University.

Laura Lauder has served as a member of our board of directors since January 2005. Mrs. Lauder has served as a General Partner at Lauder Partners, a Silicon Valley-based venture capital fund, for the past ten years. At Lauder Partners, Mrs. Lauder focuses primarily on Internet and cable-related investments. In addition to her work at Lauder Partners, Mrs. Lauder is involved in a variety of philanthropic initiatives, particularly in the Jewish community. In the past, she has served on the boards of numerous organizations, including the San Francisco Jewish Community Federation and its Endowment Committee, the Jewish Education Service of North America, the Jewish Funders Network, American Jewish World Service and the National Public Radio Foundation. In 2004, Mrs. Lauder was named one of “10 Women to Watch” by Jewish Woman magazine. Mrs. Lauder earned a BA in International Relations from the University of North Carolina — Chapel Hill and the Universidad de Sevilla, Spain.

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Executive Officers Who Are Not Also Directors

The following persons serve as executive officers of the Company:

Name	Age	Position
Gregory R. Liberman	34	President and Chief Operating Officer
Mark G. Thompson	45	Chief Financial Officer

Gregory R. Liberman was appointed President in June 2006 and since August 2005 he has served as Chief Operating Officer. Mr. Liberman also served as the Company’s General Counsel from October 2004 to April 2006. From January 2004 to May 2004 Mr. Liberman served as General Counsel and Corporate Secretary of CytRx Corporation, a publicly-traded biotechnology company based in Los Angeles. During his tenure there, Mr. Liberman oversaw legal affairs, policy and strategy for the company. From January 2002 to December 2003, Mr. Liberman served as an independent strategic consultant. Immediately prior to that consulting work, from September 2001 to November 2001, he attended and completed the Program for Management Development at Harvard Business School. From March 1999 to August 2001, Mr. Liberman served in a variety of senior legal and corporate development roles at telecommunications firm Global Crossing and Internet infrastructure providers GlobalCenter (then, a subsidiary of Global Crossing) and Exodus Communications. Mr. Liberman joined Exodus, where he ultimately served as Vice President, Legal & Corporate Affairs, after Global Crossing’s sale of GlobalCenter to Exodus. Immediately prior to Exodus’ acquisition of GlobalCenter, Mr. Liberman served as GlobalCenter’s Vice President, Corporate Development and Associate General Counsel. While at Global Crossing, Mr. Liberman served as Director, Business Development Counsel. Mr. Liberman earned a JD, with Honors, from The Law School at the University of Chicago and an AB, with University Distinction and Honors in Economics, from Stanford University.

Mark G. Thompson has served as our Chief Financial Officer since October 2004. He brings 18 years of financial management and capital markets experience to his current role. From December 2002 to October 2003 and from February 2004 to September 2004 Mr. Thompson served as CFO of Pay By Touch, a leading provider of biometric payment authentication and payment processing services. From October 2003 to February 2004, Mr. Thompson was Vice President Finance of Pay By Touch. From August 2001 to October 2002, Mr. Thompson was CFO of Vectiv and from July 1999 to July 2001, he was CFO of MarketTools, a provider of online marketing research. Previously, he was Corporate Treasurer of PeopleSoft and Assistant Treasurer of Chiron. Mr. Thompson also held senior positions in finance and engineering at Chevron. He holds a BS degree in electrical engineering from Texas A&M University and an MBA from The Haas School of Business at The University of California at Berkeley.

There are no family relationships among any of our executive officers or directors.

Corporate Governance and Board Matters

Vacancies

At each annual general meeting of shareholders one-third, or the number nearest to but not exceeding one-third, of our board of directors shall “retire” from office pursuant to the provisions set out in our Articles of Association. Any retiring director is eligible for re-election. The Company may by ordinary resolution elect, and without prejudice thereto, the directors shall have power at any time to appoint, any person to be a director either to fill a casual vacancy or as an additional director, but so that the total number of directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with the Company’s Articles of Association. Any person so appointed by the directors shall hold office until the next Annual General Meeting and shall then be eligible for election, but shall not be taken into account in determining the number of directors who are to retire by rotation at such meeting.

Compensation of Directors

As of October 1, 2006, we pay our non-employee directors the following compensation, except Christopher Gaffney and Michael Kumin, who chose to waive any fees for their service on the board or any committee:

•	Base Annual Board Service Fee: Each director is paid $2,500 per quarter (or $10,000 annually).

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•	Excess In-Person Board Meeting Fee: Each director is paid $1,000 for in-person attendance at each in-person board meeting that is in excess of in-person attendance of four times in a calendar year, and such amount will not exceed the aggregate of $4,000 per year. No fees are paid for telephonic meetings or telephonic attendance at in-person board meetings.

•	Base Annual Committee Service Fee: Each member of the Nominating and Compensation Committees receives $1,000 annually and each member of the Audit Committee receives $2,000 annually for committee service.

•	Committee Chairmanship Annual Fee: Each Chair of the Nominating and Compensation Committees is paid $500 annually and the Chair of the Audit Committee is paid $1,000 annually for service as a committee Chair.

•	Excess Committee In-Person Meeting Fee: Each committee member is paid $500 for in-person attendance at each in-person committee meeting that is in excess of in-person attendance of four times in a calendar year; and such amount will not exceed the aggregate of $2,000 per year. No fee is paid for telephonic meetings or telephonic attendance at in-person board meetings.

•	Expenses: Each director receives expense reimbursement for reasonable travel for in-person board and committee meeting attendance.

•	Attendance Policy: If a non-employee director is absent during any calendar year for two meetings of the board of directors or a committee for which approval of all members of the board or committee, as applicable, in attendance at the meeting is not obtained, then such non-employee director agrees to resign. Arriving substantially late to a meeting, without substantial prior notice, is deemed to be an absence from the meeting.

Previously, non-employee directors were paid $30,000 per year and received a fee of $1,000 for each in-person board and committee meeting attended and $500 for each telephonic board and committee meeting attended. Officers of our company who are members of the board of directors are not paid any directors’ fees. Under our new director compensation policy, upon initial appointment, each director, except Christopher Gaffney and Michael Kumin, receives options to purchase 50,000 ordinary shares, one-quarter of which vest on the first anniversary of the grant date and the remainder vest 1/16 per quarter. The vesting of the options accelerate if there is a change of control, as defined in the relevant share option certificate, and the director does not continue as a director following such change of control. Directors are eligible to receive, from time to time, grants of options to purchase shares under our 2004 Share Option Scheme as determined by the board of directors. Upon their appointment, each of Messrs, Bulkeley, Berger, Kumin and Sassa were granted options to purchase 50,000 shares with the acceleration provision described above. In 2004, we granted options to purchase 80,000 ordinary shares, which vest over a four-year period, to Michael Brown and Benjamin Derhy, and in February 2005 we made a similar grant of options to purchase 80,000 ordinary shares to Laura Lauder and Martial Chaillet. The options granted to Messrs. Brown and Derhy and Ms. Lauder accelerate upon a change of control, as defined in the relevant share option certificate, regardless of whether the director continues as a director following such change of control

Board Member Independence

The board of directors has determined that each of the non-management directors Adam Berger, Michael Brown, Jonathan Bulkeley, Martial Chailett, Benjamin Derhy, Christopher Gaffney, Michael Kumin, Laura Lauder and Scott Sassa is an independent director under the general guidelines for determining director independence of the American Stock Exchange.

Attendance at Board and Committee Meetings

Nine regular meetings of the board of directors were held during 2005. Each person who was a director during 2005 attended at least 75% of the aggregate of the total number of meetings held by the board of directors and a majority of the total number of meetings held by those committees of the board of directors on which such director served.

We encourage all directors to attend the annual meeting of shareholders. In 2005, Mr. Siminoff attended the annual meeting of shareholders by telephone. The other directors did not attend.

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Committees and Corporate Governance

The current standing committees of our board of directors are the Audit Committee, the Compensation Committee, and the Nominating Committee. Each of these committees has a written charter approved by our board of directors. The members of the committees and a description of the principal responsibilities of each committee are described below.

A copy of each committee charter can be found on our website at www.spark.net by clicking “Investor Relations” and then “Corporate Governance,” and is available in print upon request to the General Counsel of Spark Networks plc, 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211.

Board Committees

Audit Committee. The Audit Committee consists of Jonathan Bulkeley, Benjamin Derhy and Michael Brown, each of whom are independent directors under SEC Rule 10A-3(b) and the rules of the American Stock Exchange. Jonathan Bulkeley, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K. Prior to September 2006, the Audit Committee consisted of Martial Chaillet, Benjamin Derhy and Michael Brown. The Audit Committee held 18 meetings during 2005.

The purpose of the Audit Committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•	The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•	Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

A copy of the Audit Committee Charter is attached hereto as Appendix A.

Compensation Committee. The Compensation Committee consists of Laura Lauder (Chair), Michael Kumin and Martial Chaillet, each of whom are independent directors. Messrs Kumin and Chaillet were appointed to the Compensation Committee in September 2006 at which time Mr. Derhy was no longer a member. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our share option schemes, including the approval of grants under such schemes to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The Compensation Committee did not meet during 2005.

Nominating Committee. The Nominating Committee consists of Scott Sassa (Chair), Adam Berger and Christopher Gaffney, each of whom are independent directors under the American Stock Exchange listing standards. Prior to September 2006, the Nominating Committee consisted of Michael Brown, Martial Challiet and Laura Lauder. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for shareholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by shareholders, and reviews and considers developments in corporate governance practices. The Nominating Committee did not meet during 2005.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including shareholders. Shareholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The board of directors will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the AMEX, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound

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judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s or to fulfill the responsibilities of a director. The value of diversity on the board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Committee considers the appropriate mix of skills and experience and background needed for members of the board and for members of each of the board’s committees, so that the board and each committee has the necessary resources to perform its respective functions effectively. The Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Committee will consider the existing director’s performance on the board and on any committee on which such director serves, which will include attendance at board and committee meetings.

Director Nominees by Shareholders. The Nominating Committee will consider nominees recommended in good faith by our shareholders as long as these nominees for the appointment to the board of directors meet the requirements set forth above. Possible candidates who have been suggested by shareholders are evaluated by the Nominating Committee in the same manner as are other possible candidates.

Submission for Proxy Materials. Shareholders are hereby notified that if they wish their director-nominee(s) to be included in our proxy statement and form of proxy relating to the 2007 Annual General Meeting of Shareholders, they must submit, in writing, the candidate’s name, credentials, contact information, along with the other information set forth below, and his or her written consent to be considered as a candidate, to our General Counsel no later than                     , 2007. If the date of next year’s annual general meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Director nominations must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Submission for Consideration at Shareholder Meeting. Shareholders who wish to submit a director-nominee for consideration at a general meeting of shareholders, but who do not wish to submit the nominee for inclusion in our proxy statement, must, in accordance with Section 89 of our Articles of Association, deliver to our registered office notice of the intention to propose such nominee no later than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting. The submission must be signed by an ordinary shareholder (other than the person to be proposed) duly qualified to attend and vote at such meeting along with consent of the person to be proposed indicating willingness to be elected. In this instance, proxies are given discretionary authority to vote on such nominees.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of our Web site located at www.spark.net, and is available in print, without charge, upon written request to the General Counsel at Spark Networks plc, 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211. We intend to promptly post any amendments to or waivers of the Code on our Web site.

Communication with Our Board of Directors

Shareholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o General Counsel, Spark Networks plc, 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211, by telephone at (323) 836-3600 or by email to jkreinberg@spark.net specifying whether the communication is directed to the entire board or to a particular director. Shareholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

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EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer and each of the other executive officers who served during the year ended December 31, 2005, and whose annual salary and bonus during the fiscal years ended December 31, 2003, 2004 and 2005 exceeded $100,000 (the “Named Executive Officers”).

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(3)	Securities Underlying Options	All Other Compensation(4)
David E. Siminoff(1)	2005	$480,000	$—	$—	—	$14,000
Chief Executive Officer	2004	164,701	—	—	1,275,000	800
Joe Y. Shapira(2)	2005	365,833	—	—	250,000	14,000
Chairman of the Board	2004	370,207	—	20,000	—	12,645
	2003	528,000	1,372,000	20,000	—	14,000
Gregory R. Liberman(5)	2005	186,742	25,000	—	150,000	7,500
President and Chief Operating Officer	2004	33,409	—	—	100,000	—
Philip C. Nelson(6)	2005	250,000	—	—	—	10,000
Chief Technology Officer	2004	61,553	—	—	250,000	10,000
Mark G. Thompson(7)	2005	200,000	25,000	—	—	8,000
Chief Financial Officer	2004	49,242	—	—	250,000	1,083

(1)	Mr. Siminoff became our Chief Executive Officer in August 2004 and has served on the board of directors since March 2004. From August 2004 to June 2006, Mr. Siminoff was our President.

(2)	Mr. Shapira served as our Chief Executive Officer in 2004 and 2003 and until he became Executive Co-Chairman in February 2004. Mr. Shapira became sole Executive Chairman in February 2005. Mr. Shapira resigned from an executive operating role with our company effective December 31, 2005, but remained chairman of the board until his resignation from the board on July 31, 2006. Compensation amounts for 2005 exclude a severance payment of $125,000 from us to Mr. Shapira pursuant to a Separation Agreement entered into on January 27, 2006 with effect from January 1, 2006.

(3)	Represents an annual automobile allowance.

(4)	Represents the amount of our annual matching contribution to each individual’s 401(k) account.

(5)	Mr. Liberman served as our General Counsel from October 2004 to April 2006 and has served as our President since June 2006 and our Chief Operating Officer since September 2005.

(6)	Mr. Nelson became our Chief Technology Officer in October 2004. Mr. Nelson’s employment with our company ended on April 4, 2006.

(7)	Mr. Thompson became our Chief Financial Officer in October 2004.

Employment Agreements

We hired David E. Siminoff as our President and Chief Executive Officer in August 2004 at an annual salary of $480,000. In addition, we granted Mr. Siminoff options to purchase 1,250,000 ordinary shares at a per share exercise price of $4.24. Of these options, 156,250 vested and became exercisable on February 12, 2005, and 156,250 options vested and became exercisable on August 12, 2005 and 312,500 vest each of the three 12-month periods thereafter. If Mr. Siminoff is terminated, including voluntary termination, within six months after a change of control, which is defined in Mr. Siminoff’s option agreement as an acquisition of more than 45% of our then outstanding shares, or other acquisition of effective control of our company, all of his options will vest immediately. If Mr. Siminoff is terminated without cause or if he terminates his employment with us for good reason, 30% of his unvested options will be accelerated and he will also be entitled to payment

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of his monthly salary in effect at the time of termination for a period of nine months following such termination. Pursuant to the terms of his Employment Agreement, Mr. Siminoff may not directly or indirectly compete with us or solicit our customers during the term of his Employment Agreement and he may not disclose any confidential information during or after his employment. In August 2004, Mr. Siminoff also agreed to continue to serve as a member of our board of directors. During 2004, for his services as a director, Mr. Siminoff received options to purchase 25,000 ordinary shares at a per share exercise price of $9.55, all of which are currently vested.

Pursuant to the offer letter and executive employment agreement with Mark Thompson, we hired Mr. Thompson as our Chief Financial Officer in October 2004 at an annual salary of $200,000 and upon a successful listing of our shares or a derivative security of our shares on a national exchange or the Nasdaq National Market in the United States, we would pay him a bonus of $80,000. This bonus was paid upon our listing on the American Stock Exchange in February 2006 and in September 2006 his annual salary was increased to $225,000. In addition, we granted Mr. Thompson options to purchase 250,000 ordinary shares at a per share exercise price of $6.69. Those options vest at a rate of 12,500 shares per quarter for quarterly periods commencing three months after the date his employment commenced; provided, however, that options to purchase 50,000 of those shares would accelerate upon a successful listing of our shares or a derivative security of our shares on a national exchange or the Nasdaq National Market in the United States. These options were accelerated upon our listing on the American Stock Exchange in February 2006. In addition, all of the options will accelerate upon a change of control of our company, which is defined in Mr. Thompson’s Employment Agreement as the acquisition of more than 50% of our outstanding shares. Pursuant to the terms of his Employment Agreement, Mr. Thompson may not directly or indirectly solicit our customers using confidential information for a period of 12 months following the termination of his Employment Agreement, and he may not disclose any confidential information during or after his employment.

In August 2005, we entered into an executive employment agreement with Gregory R. Liberman, our President and Chief Operating Officer. Pursuant to terms of the employment agreement, Mr. Liberman will be compensated at an annual salary of $200,000, and upon a successful listing of our shares or a derivative security of our shares on a national exchange or the Nasdaq National Market in the United States, we will pay him a bonus of $25,000. This bonus was paid upon our listing on the American Stock Exchange in February 2006. In March 2006, Mr. Liberman’s annual salary was raised to $250,000. We also granted Mr. Liberman options, in addition to options granted to him prior to becoming our Chief Operating Officer, to purchase 115,000 ordinary shares at a per share exercise price of $8.74. Those options will vest at a rate of 6.25% per quarter for quarterly periods commencing three months after the date his employment commenced; provided, however, that options to purchase 50,000 of those shares would accelerate upon a successful listing of our shares or a derivative security of our shares on a national exchange or the Nasdaq National Market in the United States. These options were accelerated upon our listing on the American Stock Exchange in February 2006. In addition, all of the options will accelerate upon a change of control of our company, which is defined in Mr. Liberman’s employment agreement as the acquisition of more than 50% of our outstanding shares. Pursuant to the terms of his Employment Agreement, Mr. Liberman may not directly or indirectly solicit our customers using confidential information for a period of 12 months following the termination of his Employment Agreement and he may not disclose any confidential information during or after his employment.

We hired Philip Nelson as our Chief Technology Officer in October 2004 at an annual salary of $250,000. Mr. Nelson’s last date of employment with us was April 4, 2006. At the commencement of Mr. Nelson’s employment, we granted him options to purchase 250,000 ordinary shares at a per share exercise price of $6.69. According to the terms of the share option agreement, Mr. Nelson’s options vested at a rate of 15,625 shares per quarter, with the first vesting date occurring in January 2005. In addition, all unvested options would have become vested upon a change of control of our company, which was defined in Mr. Nelson’s employment agreement as the acquisition of more than 50% of our outstanding shares. Mr. Nelson had a total of 156,250 unvested options that expired and were cancelled upon the termination of his employment with us. Pursuant to the terms of his Employment Agreement, Mr. Nelson may not directly or indirectly solicit our customers using confidential information for a period of 12 months following the termination of his Employment Agreement and he may not disclose any confidential information during or after his employment.

Pursuant to the Executive Employment Agreement with Joe Y. Shapira, effective March 1, 2005, Mr. Shapira served as the Executive Chairman of our board of directors at an annual salary of $350,000. On December 31, 2005, Mr. Shapira resigned from an executive operating role with our company. On January 27, 2006, we entered into a separation agreement with Mr. Shapira (the “Separation Agreement”) with effect from January 1, 2006 pursuant to which Mr. Shapira’s Employment Agreement was terminated. Mr. Shapira continued to be a director and serve as Chairman of our board of directors until his resignation from those positions on July 31, 2006. In connection with Mr. Shapira’s departure from an executive role with our company in January 2006, and pursuant to the Separation Agreement, Mr. Shapira received a one-time severance

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payment of $125,000. Furthermore, Mr. Shapira retained all share options previously awarded to him, and such options vested and became exercisable on the terms set forth in the respective option certificates. In the past, we had granted Mr. Shapira options to purchase 250,000 ordinary shares at a per share exercise price of $10.50. The options vested at a rate of 31,250 shares per quarter commencing June 1, 2005 and continued to vest until such time as Mr. Shapira was a director. Mr. Shapira may not disclose any confidential information during or after his employment.

Options Granted in the Year Ended December 31, 2005

The following table sets forth information concerning individual grants of stock options in 2005 to the Named Executive Officers:

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees(1)	Exercise or Base Price Per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5%	10%
David E. Siminoff	—	—%	$—	—	$—	$—
Joe Y. Shapira	250,000	18.1	9.12	03/01/12	928,189	2,163,075
Gregory R. Liberman	35,000	2.5	7.72	02/03/12	109,999	256,343
Gregory R. Liberman	115,000	8.3	8.47	08/31/12	396,536	924,098
Mark G. Thompson	—	—	—	—	—	—
Philip C. Nelson	—	—	—	—	—	—

(1)	The total number of options granted to our employees, excluding 160,000 shares underlying options granted to non-employee directors, during 2005 was 1,384,000.

(2)	The exercise price per share of options granted represents the fair market value of the underlying shares on the date the options were granted and are converted from Euros to U.S. dollars using the exchange rate as of December 31, 2005.

(3)	In order to comply with the rules of the SEC, we are including the gains or “option spreads” that would exist for the respective options we granted to the Named Executive Officers. We calculated these gains by assuming an annual compound stock price appreciation of 5% and 10% from the date of the option grant until the termination date of the option, which is the seventh anniversary of the grant date. These gains do not represent our estimate or projection of the future price of the ordinary shares.

Options Exercises and Options Values for Year Ended December 31, 2005

The following table sets forth information concerning option exercises in 2005 and option values as of December 31, 2005 to the Named Executive Officers:

	Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
Name			Exercisable	Un-exercisable	Exercisable	Un-exercisable
David E. Siminoff	—	$—	337,500	937,500	$1,162,193	$3,486,578
Joe Y. Shapira	2,500,000	10,689,588	93,750	156,250	—	—
Gregory R. Liberman	—	—	38,751	211,249	37,013	111,038
Mark G. Thompson	—	—	50,000	200,000	79,947	319,788
Philip C. Nelson	—	—	62,500	187,500	99,934	299,801

(1)	Shares acquired on exercise includes all shares underlying the share option or portion of the option exercised, without deducting shares held to satisfy tax obligations, if any, sold to pay the exercise price or otherwise disposed of.

(2)	The value realized of exercised options is the product of (a) the excess of the per share fair market value of the ordinary share on the date of exercise over the per share option exercise price and (b) the number of shares acquired upon exercise.

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(3)	The value of unexercised “in-the-money” options is based on a price per share of $7.42, which was the price of a share as quoted on the Frankfurt Stock Exchange at the close of business on December 31, 2005, minus the exercise price, multiplied by the number of shares underlying the option.

BENEFIT PLANS

2004 Share Option Scheme (“2004 Option Plan”)

Our 2004 Option Plan provides us the ability to grant share options to employees, consultants and directors, and is administered by our board of directors, which determines the option grant date, option price and vesting schedule of each option in accordance with the terms of our 2004 Option Plan. Although our board of directors determines the exercise prices of options granted under the 2004 Option Plan, the exercise price per share may not be less than 85% of the “fair market value,” as defined in the 2004 Option Plan, on the date of grant. Options granted under the 2004 Option Plan vest and terminate over various periods at the discretion of our board of directors, but subject to the terms of the 2004 Option Plan. Moreover, the exercise of options may be made subject to such performance or other conditions as our board of directors may determine. Options granted under the 2004 Option Plan are personal to the option holder to whom they are granted and no transfer or assignment is permitted, other than a transfer to the option holder’s personal representatives on death.

Our 2004 Option Plan terminates on September 20, 2014, unless our board of directors terminates it earlier. Nevertheless, options granted under the 2004 Option Plan may extend beyond the date of termination. Our board of directors has the discretion, subject to limitations set forth in the 2004 Option Plan, to determine different exercise and lapse provisions. If a third party makes an offer to all shareholders to acquire all or a majority of our issued and outstanding shares, other than those shares which are already owned by the offeror, an option holder under the 2004 Option Plan may exercise any of his or her options at any time within six months of the offeror obtaining control of us; provided, however that the options do not lapse pursuant to a separate provision under the 2004 Option Plan prior to exercise. If an effective resolution in general meeting for our voluntary winding-up is passed before the date on which an option lapses, such an outstanding option then becomes exercisable for a period of three months after such resolution becomes effective. However, no exercise of an option is permitted at any time after the option has lapsed under a separate provision of the 2004 Option Plan. At the end of the three month period all options will lapse.

In addition to the terms described above, options granted to employees and service providers of our Israeli subsidiary who are resident in Israel are also subject to the Sub-Plan for Israeli Employees and Service Providers. The Sub-Plan, which incorporates the 2004 Plan by reference, provides additional rules applicable to options granted to those Israeli Employees and Service Providers, as defined by the Sub-Plan.

As of June 30, 2006, 2,542,326 share options were outstanding under the 2004 Option Plan at prices ranging from $5.99 to $9.73 per share.

2000 Share Option Scheme

Under the terms of our 2000 Executive Share Option Scheme (“2000 Option Scheme”), our board of directors was able to grant options, in their discretion, to our employees, directors and consultants. The board of directors determined the option price, vesting schedule and termination provisions of each option, subject to limitations contained in the 2000 Option Scheme. In September 2004, our board of directors resolved to cease granting options under the 2000 Option Scheme although, pursuant to the provisions of the 2000 Option Scheme, all outstanding options previously granted under the 2000 Option Scheme continue in full force and effect. Our board of directors intends to use our 2004 Option Scheme to grant options to employees, consultants and directors in the future.

As of June 30, 2006, 1,840,600 share options were outstanding under the 2000 Option Scheme at prices ranging from $0.91 to $9.90 per share.

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Employee Benefit Plan

We have a defined contribution plan under Section 401(k) of the U.S. Internal Revenue Code covering all full-time employees, and providing for matching contributions by us, as defined in the plan. Participants in the plan may direct the investment of their personal accounts to a choice of mutual funds consisting of various portfolios of stocks, bonds, or cash instruments. Contributions made by us to the plan for the years ended December 31, 2005, 2004 and 2003 were approximately $234,000, $184,000, and $110,000, respectively.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding compensation plans, including individual compensation arrangements, under which equity securities of Spark Networks plc are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,133,250	(1)	$5.32	14,386,500	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	5,133,250			14,386,500

(1)	Represents share options outstanding under the 2004 Share Option Scheme and the 2000 Executive Share Option Scheme.

(2)	Represents share options available for future grants under the 2004 Share Option Scheme. The 2000 Executive Share Option Scheme has been terminated and no future issuances of options are available; however, all outstanding options granted under the plan continue in full force and effect.

Set forth below is the report of our Compensation Committee, a graph depicting our performance and the report of the Audit Committee. The information contained in these three sections of this proxy shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference in such filing.

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REPORT OF THE COMPENSATION COMMITTEE

Compensation Policies and Philosophy

The Compensation Committee administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee and approved by our board of directors. The Compensation Committee believes that executive compensation should reward long-term value created for shareholders, promote increased performance and reflect our corporate goals and objectives.

The Compensation Committee’s objectives regarding executive compensation are to maintain efforts to attract and retain key high caliber executives and to provide levels of compensation which provide incentives to create shareholder value. Consistent with attaining these objectives, our executive compensation philosophy is to establish base salary amounts in view of comparative data and other factors such as level of responsibility and prior experience.

Compensation in 2005

Each executive officer’s compensation is primarily comprised of three principal components: salary, stock options and bonus. The salary for each named executive officer is determined pursuant to the terms of an employment agreement and the salary may be adjusted by the Compensation Committee based on factors such as the officer’s level of responsibility and performance. The Compensation Committee typically determines each executive officer’s annual bonus and will consider the officer’s performance in light of corporate goals and objectives relevant to executive compensation, such as our net revenues, competitive market data pertaining to executive compensation at comparable companies, and such other factors, including factors unrelated to our financial performance, as it may deem relevant. All of our executive officers are eligible to receive an annual bonus at the discretion of the Compensation Committee. There is no specific limit on the amount of a bonus that an officer may receive. Because the Compensation Committee did not hold any meetings during 2005, decisions related to executive compensation during 2005 were handled by the Company’s board of directors, in which case Mr. Siminoff did not participate.

During 2005, of the named executive officers, only Messrs. Liberman and Thompson received bonuses. They received bonuses of $25,000 each because of their efforts in completing the acquisition of MingleMatch, Inc. In addition, pursuant to the terms of their respective agreements, Mr. Thompson received a bonus of $80,000 and Mr. Liberman received a bonus of $25,000 in February 2006 upon our listing on the American Stock Exchange.

Periodically, the Company grants stock options to its employees, including its executive officers. We do not have any limit on the amount of options or awards that may be granted to any executive officer. During 2005, Messrs Liberman and Shapira each received option grants while the remaining executive officers did not receive any options grants as they had received option grants in previous years, some of which, in the case of Messrs. Thompson’s and Liberman’s options, received accelerated vesting upon our listing on the American Stock Exchange.

In addition to the primary compensation elements of base salary, cash incentive bonuses and equity awards discussed above, we review other annual compensation, including the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, and payments that would be required under various severance and change-in-control scenarios. Overall, we determined that the elements of compensation were reasonable in the aggregate and that the current employment agreements align such officers with the Company’s performance.

Compensation of Our Chief Executive Officer in 2005

For 2005, the board of directors applied the principles and policies discussed above in examining the compensation of David E. Siminoff, our Chief Executive Officer. Mr. Siminoff’s compensation is based on the terms of his current employment agreement. The board of directors believes that Mr. Siminoff, as Chief Executive Officer, significantly and directly influences our overall performance. The board of directors has reviewed all components of Mr. Siminoff’s compensation, including salary, stock option grants and other awards, if any, and benefits. Mr. Siminoff’s salary is subject to adjustments in the discretion of the Compensation Committee or board of directors. Mr. Siminoff did not receive a bonus nor any stock

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option grants during 2005 because he had received a significant option grant when he became our Chief Executive Officer in 2004. We believe Mr. Siminoff’s total compensation in 2005 was reasonable based upon Mr. Siminoff’s leadership and overall individual performance, and the Company’s performance.

Policy of Deductibility of Compensation

Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1.0 million, unless such compensation was based upon performance goals determined by a Compensation Committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration.

The Compensation Committee or board of directors may review our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and may seek guidance with respect to changes to our existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction.

Conclusion

The board of directors believes that the Company’s overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group, which will create added shareholder value. The board of directors and committee will continue to evaluate and administer the Company’s executive compensation program in a manner that we believe will be in shareholder’s interests and reasonable in light of the Company’s circumstances and performance, as well as individual performance.

2005 Non-Employee Board Members

Michael Brown

Martial Chaillet

Benjamin Derhy

Laura Lauder

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or Compensation Committee of any other company.

16

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our board of directors is responsible for providing independent, objective oversight of our accounting functions. The Audit Committee is currently comprised of three directors, each of whom is independent as defined by the American Stock Exchange listing standards. The Audit Committee operates under a written audit committee charter, which was adopted on January 31, 2005.

Management is responsible for our financial reporting process. Ernst & Young LLP, or EY, the independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these management processes and related independent audit.

In connection with these responsibilities, the Audit Committee met with management and EY to review and discuss the December 31, 2005 financial statements. The audit committee also discussed with EY the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as may be modified or supplemented.

In addition, the Audit Committee also received written disclosures and the letter from EY required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which requires the written disclosure of all relationships between us and our independent registered public accounting firm that, in the independent registered public accounting firm’s professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the Company that it is auditing.

The Audit Committee has also reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining EY’s independence.

Based on the Audit Committee’s discussions with management, review of EY’s letter and discussions with EY, the Audit Committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee

Michael Brown

Benjamin Derhy

Martial Chaillet (member until September 2006)

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STOCKHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a performance graph comparing the cumulative total stockholder return on our ADSs as traded on the American Stock Exchange, the AMEX Market Value (US & Foreign) Index and the RDG Internet Composite Index of comparable companies for the period commencing on February 14, 2006 and ending on June 14, 2006. The graph assumes $100 invested on February 14, 2006 in our ADSs, the AMEX Market Value (US & Foreign) Index, the RDG Internet Composite Index and reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

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RESOLUTION NO. 7

RESOLUTION TO RECEIVE THE INTERNATIONAL FINANCIAL REPORTING

STANDARDS (“IFRS”) ACCOUNTS FOR THE PERIOD ENDED DECEMBER 31, 2005 AND

THE DIRECTORS’ AND AUDITORS’ REPORTS ON THOSE ACCOUNTS

The board of directors wishes to obtain from the shareholders their approval for the Meeting to receive the Company’s Accounts for the financial year ended December 31, 2005 as calculated pursuant to IFRS together with the directors’ report and Auditors’ report on those accounts, all of which are attached to this proxy statement as Appendix B. This resolution is traditionally proposed at the annual shareholder meetings of most English companies and provides an opportunity for the shareholders to ask questions relating to the accounts.

Vote Required

Adoption of Resolution No. 7 requires the affirmative vote of a majority of the holders of Ordinary Shares cast in person at the Meeting or, if a poll is taken, the holders of a majority of the Ordinary Shares cast in person or by proxy at the Meeting, including those Ordinary Shares represented by ADRs and GDRs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO

ALLOW THE MEETING TO RECEIVE THE COMPANY’S ACCOUNTS FOR THE PERIOD ENDED

DECEMBER 31, 2005 AND THE DIRECTORS’ AND AUDITOR’S REPORTS ON THOSE ACCOUNTS.

RESOLUTION NO. 8

APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT FOR THE PERIOD ENDED

DECEMBER 31, 2005

The board of directors wishes to obtain from the shareholders their approval of the Directors’ Remuneration Report for the period ended December 31, 2005, which is attached to this proxy statement as part of the Accounts at Appendix B. The Directors’ Remuneration Report Regulations (the “Regulations”) came into force in August 2002 and apply to companies incorporated in England whose equity share capital is quoted on certain stock exchanges including the Frankfurt Stock Exchange. The Regulations require the Company to prepare a directors’ remuneration report. The report is approved by the board of directors and contains details of individual directors’ remuneration packages and justification of any compensation packages given in the preceding year. It also sets out matters such as details of the Board’s consideration of directors’ remuneration, the membership of the remuneration committee and a statement of the Company’s future policy on directors’ pay as well as a Company performance graph. Certain parts of the report are auditable by the Company’s auditors.

The Regulations also require that an ordinary resolution approving the Directors’ Remuneration Report is put to the vote of the members of the Company at the Meeting. No aspect of an individual director’s entitlement to remuneration is conditional upon the resolutions being carried.

Vote Required

Adoption of Resolution No. 8 requires the affirmative vote of a majority of the holders of Ordinary Shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary Shares cast in person or by proxy at the Annual Meeting, including those Ordinary Shares represented by ADRs and GDRs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO

APPROVE THE DIRECTORS’ REMUNERATION REPORT FOR THE PERIOD ENDED DECEMBER 31, 2005

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RESOLUTION NO. 9

APPROVAL OF REAPPOINTMENT OF ERNST & YOUNG LLP

In accordance with the Companies Act 1985, the Company’s auditors must be appointed or reappointed at each general meeting at which accounts are laid. In accordance with the recommendation of the Company’s Audit Committee, Resolution No. 9 proposes the reappointment of the Company’s existing auditors, Ernst & Young LLP, until the conclusion of the next general meeting of the Company at which accounts are laid. Resolution No. 9 also gives authority to the Directors to determine the auditors’ remuneration.

A representative of Ernst & Young LLP is expected to be present telephonically at the Meeting, will have the opportunity to make a statement and is expected to be available to answer appropriate questions.

Information Regarding Auditors’ Fees

During the fiscal years ended December 31, 2005 and 2004, we retained Ernst & Young LLP to provide services as follows:

	Fees for the Year Ended December 31,
	2005	2004
Service
Audit fees(1)	$569,047	$1,130,977
Audit-related fees(2)	112,669	62,213
Tax fees(3)	—	24,162
All other fees	—	—

Total audit and non-audit fees	$681,716	$1,217,352

(1)	These are fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, review of our quarterly reports, review of our Registration Statement on Form S-1, and the issuance of opinions on our filings with the Companies House which must be compliant with Generally Accepted Accounting Principles in the United Kingdom.

(2)	These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. Audit-related fees included reviews of valuations used in connection with acquisitions conducted by the Company, as well as reviews and audits of non-U.S. filings based on U.K. GAAP and review of the Company’s SFAS 123(R) model and related expense calculation.

(3)	These are fees for guidance regarding the severance and related taxes of an international employee.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval shall include pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit

20

Committee at its next scheduled meeting. In pre-approving the services under audit-related fees and tax fees or all other fees, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements.

Previous Change in Accountants

On March 23, 2004, upon the authorization of our board of directors, we dismissed Stonefield Josephson, Inc. as our U.S. auditors and engaged Ernst & Young LLP as our independent auditors. Chantrey Vellacott DFK resigned as our UK auditors on the same date.

During the years ended December 31, 2003 and 2002, and the subsequent period from January 1, 2004 to March 23, 2004, Stonefield Josephson, Inc. did not have any disagreement with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, Inc., would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements for such years. The reports of Stonefield Josephson, Inc. on financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. We did not consult with Ernst & Young LLP on any financial or accounting reporting matters before its appointment. Notwithstanding the foregoing, during the course of the preparation of our financial statements for the year ended December 31, 2003, we discovered accounting inaccuracies in previously reported financial statements, including those for the years ended December 31, 2002 and 2001 that were covered by reports issued by Stonefield Josephson, Inc. Difficulties arose from differing views between Ernst & Young LLP and Stonefield Josephson, Inc. regarding the necessity and scope of a restatement of 2002 and 2001 financial statements. Up to that point, we had expected to include Stonefield Josephson, Inc.’s reports on those years in a registration statement that MatchNet, Inc. filed on August 4, 2004. However, we were unable to timely obtain concurrence from Stonefield Josephson, Inc. that restatements were required and the extent of such restatements. As a result, we directed Ernst & Young LLP to reaudit the years ended December 31, 2002 and 2001 and restated our financial statements for these years and for the first three quarters of 2003 to correct inappropriate accounting entries.

The restatements primarily related to the timing of recognition of deferred revenue and the capitalization of bounty costs, which are the amounts paid to online marketers to acquire members. The restatements, which are in accordance with United States generally accepted accounting principles, pertained primarily to timing matters and had no impact on cash flow from operations or our ongoing operations. The impact on net loss for 2002 and 2001 was an increase of $1.0 million and $1.5 million, respectively.

Vote Required

Resolution No. 9 requires the affirmative vote of a majority of the holders of Ordinary Shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary Shares cast in person or by proxy at the Annual Meeting, including those Ordinary Shares represented by ADRs and GDRs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL

TO APPROVE THE REAPPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Efficient Frontier

In 2004, we entered into an agreement with Efficient Frontier, a provider of online marketing optimization services to procure and manage a portion of our online paid search and keyword procurement efforts. The Chief Executive Officer of Efficient Frontier is Ms. Ellen Siminoff, who is the wife of our Chief Executive Officer, David E. Siminoff. We paid approximately $335,000 to Efficient Frontier in 2005 and $61,000 in 2004 and we paid approximately $190,000 to Efficient Frontier in the second quarter of 2006.

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Great Hill

Great Hill Partners LLC and its affiliates (the “Great Hill Group”) , as of August 31, 2006, collectively owns 9,085,000 shares of the Company, or approximately 29.9% of the Company’s outstanding shares, and, as of June 13, 2006 and according to documents filed with the Securities and Exchange Commission, has voting control of an aggregate of approximately 50.3% of the Company’s securities to elect a director of the Company subject to the terms and conditions of the share purchase agreements entered into on December 1, 2005 with each of Joe Shapira, Alon Carmel, affiliates of Tiger Global Management, and Criterion Capital Management, LLC (“Criterion Capital Management,” and collectively with Mr. Shapira, Mr. Carmel and affiliates of Tiger Global Management, the “Selling Shareholders”). Mr. Shapira is a former Chairman of the board of directors of the Company and Alon Carmel is a former Co-Executive Chairman of the Company’s board. The Great Hill Group entered into an additional share purchase agreement with the affiliates of the Tiger Global Management on June 13, 2006. Tiger Global Management was our largest shareholder prior to the sale of the its shares, and one of our former directors, Scott Shleifer, is a limited partner of Tiger Global, L.P., an affiliate of Tiger Global Management and one of the sellers of the shares.

Pursuant to the terms of the share purchase agreements with each of the Selling Shareholders, for so long as the Great Hill Group collectively owns: (i) in the case of the share purchase agreements entered into with Messrs. Shapira and Carmel, at least 10% of the outstanding ordinary shares; and (ii) in the case of the share purchase agreements entered into with Tiger Global Management and Criterion Capital Management, at least 5% of the outstanding ordinary shares, each Selling Shareholder agreed that:

•	if at any time the Great Hill Group notifies a Selling Shareholder of its desire and intention to designate a single director (“Great Hill Director”) in advance of any meeting of the shareholders for the election of directors or when any other approval is sought with respect to the election of directors, such Selling Shareholder agreed to vote all of its voting shares that are owned or held of record by such Selling Shareholder or to which it has voting power or can direct, restrict or control any such voting power (the “Remaining Shares”) to elect such Great Hill Director; and

•	if at any time the Great Hill Group notifies a Selling Shareholder of its desire and intention to remove or replace a Great Hill Director or to fill a vacancy caused by the resignation of a Great Hill Director, such Selling Shareholder agreed to cooperate in causing the requested removal and/or replacement by voting in the appropriate manner.

Each Selling Shareholder also irrevocably granted, and appointed Michael A. Kumin, and any other person who shall be designated by the Great Hill Group, as such Selling Shareholder’s proxy and attorney (with full power of substitution), to vote all of such Selling Shareholder’s Remaining Shares held at the time such consent is sought or meeting is held in any circumstances where a vote, consent or other approval is sought to elect a Great Hill Director. The covenants and obligations of each Selling Shareholder terminate after a Great Hill Director (together with any replacements therefore) has served a single, full term of office of three years, in accordance with the Company’s articles and memorandum of association, as in effect on December 1, 2005.

In addition, the Company entered into a confidentiality agreement dated October 14, 2005 with Great Hill Equity Partners II (“Great Hill”) that contained a provision (the “Standstill Provision”) pursuant to which Great Hill agreed not to, among other things, directly or indirectly acquire, offer to acquire, or propose to acquire more than 2% of any class of our securities or rights to acquire more than 2% of any class of our securities for a period of one year from the date of the confidentiality agreement without our prior written consent. On December 1, 2005, we and Great Hill entered into a standstill agreement (the “Standstill Agreement”) pursuant to which we waived the Standstill Provision and Great Hill agreed that its ability to increase its beneficial ownership of our securities would be subject to the terms and conditions of the Standstill Agreement, which has a term of five years unless terminated earlier. Pursuant to the Standstill Agreement, for a period of 14 months from the date of the Standstill Agreement (the “Fourteen Month Period”), Great Hill agreed that it would not, without the prior written consent by us:

•

acquire or seek to acquire, directly or indirectly, by purchase or otherwise, ownership of any of our voting securities (or rights to acquire any of our class of securities or any subsidiary thereof) such that Great Hill and its affiliates (the “Great Hill Group”) would beneficially own more than 29.9% of our total voting power (the “Total Voting Power”), which is defined as the aggregate number of votes which may be cast by holders of outstanding voting

22

securities on a poll at a general meeting of ours taking into account any voting restrictions imposed by our Articles of Association, or take any action that would require us to make a public announcement regarding the foregoing under applicable law;

•	participate in any of the following with respect to us or our subsidiaries: (i) any tender, takeover or exchange offer or other business combination, (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction, or (iii) any solicitation of proxies or consents to vote any voting securities;

•	form, join or participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing;

•	seek to control our board of directors; and

•	enter into any arrangements with any third party with respect to any of the above.

After the expiration of the Fourteen Month Period, Great Hill agreed that it would not acquire or seek to acquire beneficial ownership of any of our voting securities (or rights to acquire any class of our securities or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (i) prior to giving effect thereto, the Great Hill Group beneficially owns less than 60% of Total Voting Power and (ii) after giving effect, the Great Hill Group would beneficially own more than 29.9% of Total Voting Power.

Notwithstanding the foregoing, the Great Hill Group, after the Fourteen Month Period, would not be deemed to beneficially own any voting securities owned by another person if the sole reason is being a member of a group with such person and there are no other indicia of beneficial ownership of such securities that are attributable to the Great Hill Group. The provisions of the Standstill Agreement do not apply to (i) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction by us, and (ii) offers to acquire securities by the Great Hill Group to all of the holders of our voting securities. The Standstill Agreement is subject to applicable takeover regulations in the UK and Germany as a result of the European Union Directive on Takeover Bids.

Joe Shapira

On December 1, 2005, in connection with the exercise of options, Joe Y. Shapira entered into a tax indemnification agreement with us. Until July 31, 2006, Mr. Shapira was the Chairman of our board of directors, and currently holds more than 5% of our ordinary shares. Pursuant to the indemnification agreement, Mr. Shapira agreed to indemnify and to pay us any taxes (including income, employment or other withholding taxes), interest and/or penalties and other costs and expenses (including attorney’s fees incurred by us) we are required to pay as a result of our failure to withhold any federal, state, local or foreign taxes in respect of the exercise of each of their options, respectively.

On January 27, 2006, we entered into a separation agreement with Joe Y. Shapira (the “Separation Agreement”) with effect from January 1, 2006 pursuant to which Mr. Shapira’s employment agreement dated March 1, 2005 (the “Employment Agreement”) was terminated. Until July 31, 2006, Mr. Shapira served as the non-executive Chairman of our board of directors. According to the Separation Agreement, we paid Mr. Shapira severance pay in the lump sum amount of $125,000, minus applicable state and federal withholdings. Mr. Shapira retained all share options previously awarded to him, and such options vested and became exercisable on the terms set forth in the respective option certificates. Until his resignation as a director, we paid Mr. Shapira a director’s fee at the rate of $30,000 per year, payable in monthly installments of $2,500 for each month of service. In addition, Mr. Shapira received $1,000 for his in-person attendance at a board or committee meeting and $500 for his attendance at a telephonic board or committee meeting, in addition to reimbursement for approved expenses incurred in the performance of his duties. We also agreed to defend and indemnify Mr. Shapira to the fullest extent permitted by our charter documents and applicable law against any demand, claim, cause of action, action, loss, and/or liability that is made against him arising from or relating to Mr. Shapira’s employment with us, service as a director of our company, or otherwise. Mr. Shapira agreed to release and discharge us from any and all employment termination claims, actions, demands, rights, or damages of any kind for termination of Mr. Shapira’s employment, Employment Agreement and/or separation from our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares, as of August 31, 2006 for:

•	each person or entity who we know beneficially owns more than 5% of our ordinary shares;

•	each of our Named Executive Officers and each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The number of ordinary shares outstanding, on an as-converted basis, used in calculating the percentage for each listed person or entity includes ordinary shares underlying options or a warrant held by the person or entity, but excludes ordinary shares underlying options or warrants held by any other person or entity. In addition, each person’s or entity’s warrants and options that are exercisable within 60 days of August 31, 2006 is disclosed below. Percentage of beneficial ownership is based on 30,339,846 ordinary shares outstanding as of August 31, 2006.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite such person’s name. Unless otherwise indicated, the address of our officers and directors is c/o: Spark Networks plc, 8383 Wilshire Blvd., Suite 800, Beverly Hills, California 90211.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% stockholders:
Great Hill Investors, LLC(1)	9,085,000	29.9%
Tiger Global Management, L.L.C.(2)	1,546,085	5.1%
Capital Research and Management Company(3)	3,261,580	10.8%
Joe Y. Shapira(4)	2,755,039	9.1%
FM Fund Management Limited(5)	2,201,890	7.3%
Absolute Return Europe Fund (6)	1,627,088	5.4%
Named Executive Officers and Directors:
David E. Siminoff(7)	1,499,500	4.8%
Gregory R. Liberman(8)	154,377	*
Mark Thompson(9)	150,000	*
Michael Brown (10)	35,000	*
Benjamin Derhy(11)	40,000	*
Laura Lauder(12)	130,000	*
Martial Chaillet(13)	150,000	*
Michael A. Kumin	—	*
Adam S. Berger	—	*
Jonathan B. Bulkeley	—	*
Christopher S. Gaffney (1)	9,085,000	29.9%
Scott Sassa	—	*
All directors and executives as a group (13 persons)(14)	11,243,877	36.1%

*	Less than 1%.

(1)

Consists of 81,221 shares held by Great Hill Investors, LLC (“GHI”); 5,713,465 shares held by Great Hill Equity Partners II, Limited Partnership (“GHEP II”); and 3,072,641 shares held by Great Hill Affiliate Partners II, L.P. (“GHAP II,” and together GHI and GHEP II, the “Funds”). Each Fund is an investment fund, principally engaged in

24

the business of making private equity and other investments. Great Hill Partners GP II, LLC (“GPII,” and together with the Funds, the “Great Hill Entities”) is the sole general partner of GHEP II and GHAP II. Stephen F. Gormley, Christopher S. Gaffney, a director of the Company, and John G. Hayes (collectively, the “Controlling Persons”) are the managers of GPII and GHI. The principal business office of the Funds, GPII and the Controlling Persons is c/o Great Hill Partners, LLC, One Liberty Square, Boston, Massachusetts 02109.

(2)	Consists of 1,014,386 shares held by Tiger Global, L.P.; 508,817 shares held by Tiger Global, Ltd.; and 22,882 shares held by Tiger Global II, L.P. Each entity has sole voting power over the shares it holds; Tiger Global Management, L.L.C. is the investment manager of Tiger Global, L.P., Tiger Global, Ltd. and Tiger Global II, L.P. and it has shared investment power over the 1,546,085 shares; Charles P. Coleman III is the sole managing member of the Tiger Global Management, L.L.C. Tiger Global Performance, L.L.C. is the sole general partner of Tiger Global, L.P.; Charles P. Coleman III is the sole managing member of the general partner of Tiger Global, L.P.; Tiger Global Performance, L.L.C. is the sole general partner of Tiger Global II, L.P.; Charles P. Coleman III is the sole managing member of Tiger Global II, L.P. The address for Tiger Global Management, L.L.C., Tiger Global, L.P. and Tiger Global II, L.P. is 101 Park Avenue, 48th Floor, New York, New York 10178. The address for Tiger Global, Ltd. is c/o Ironshore Corporate Services Limited, Queensgate House, South Church Street, P.O. Box 1234, George Town, Grand Cayman, Cayman Islands.

(3)	Capital Research and Management Company (“CRMC”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 3,261,580 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC has sole dispositive power over these shares. Included in the holdings of CRMC is the holding of SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by CRMC. SMALLCAP World Fund, Inc. is the beneficial owner of 2,403,000 shares, of which it has sole voting power. Based on information provided to us by CRMC, CRMC is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and that at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. The persons controlling the investment decisions with respect to the shares held by CRMC and SMALLCAP World Fund are Gordon Crawford, J. Blair Frank, J. Dale Harvey, Claudia Huntington, Jonathan Knowles and Mark Denning. The address for both entities is 333 South Hope Street, Los Angeles, California 90071.

(4)	Based on information filed with the Securities and Exchange Commission, includes (i) 1,061,915 shares held by the Joe Shapira Family Trust of which Mr. Shapira is trustee, (ii) 550,000 shares held by the Shapira Children’s Trust of which Alon Carmel is trustee and Mr. Shapira has the right to substitute the corpus, and (iii) 12,000 shares held by a third-party custodian for Mr. Shapira’s children. Mr. Shapira disclaims beneficial ownership of the shares held by the Shapira Children’s Trust and by third-party custodian for his children, except to the extent of his pecuniary interest.

(5)	The registered office of FM Fund Management Limited is Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands. Florian Homm has voting and investment powers for the shares held by FM Fund Management Limited.

(6)	Share ownership is based on a Schedule 13D with the Securities and Exchange Commission. Florian Homm is director of Absolute Return Europe Fund. The address is c/o 9300 Wilshire Blvd., Penthouse Suite, Beverly Hills, CA 90212

(7)	Includes 337,500 shares underlying options exercisable within 60 days of August 31, 2006.

(8)	Includes 141,877 shares underlying options that are currently exercisable or exercisable within 60 days of August 31, 2006.

(9)	Consists of 150,000 shares underlying options that are currently exercisable or exercisable within 60 days of August 31, 2006.

(10)	Consists of 35,000 shares underlying options exercisable within 60 days of August 31, 2006.

(11)	Consists of 40,000 shares underlying options exercisable within 60 days of August 31, 2006.

(12)	Represents 100,000 shares held by Mrs. Lauder’s husband and 30,000 shares underlying options exercisable within 60 days of August 31, 2006.

(13)	Includes 30,000 shares underlying options exercisable within 60 days of August 31, 2006.

(14)	Shares beneficially owned by all executive officers and directors as a group include options to purchase 764,377 shares that are currently exercisable or exercisable within 60 days of August 31, 2006. See also footnote (1) with regards to the beneficial ownership of the Company’s shares by Mr. Gaffney.

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COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s securities, to file with the Securities Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of the copies of such reports furnished to the Company, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the fiscal year ended December 31, 2005, except that Alon Carmel filed an untimely Form 3 after our securities became registered under Section 12 of the Securities Exchange Act of 1934, as amended, in 2005.

RESOLUTION NO. 10

TO APPROVE THE COMPANY’S SHARE REPURCHASE PLAN

The board of directors wishes to obtain from the shareholders their approval of the Company’s Share Repurchase Plan (the “Plan”) pursuant to which the Company will purchase or procure its nominees to purchase in the market Global Depositary Shares (“GDSs”) and American Depositary Shares (“ADSs”), respectively traded on the Frankfurt Stock Exchange and the American Stock Exchange, so enabling the Company to repurchase up to 2,000,000 of the Company’s Ordinary Shares (“Sale Shares”) represented by the GDSs and ADSs purchased. If the Plan is approved by shareholders, the process by which the Sale Shares will be repurchased can be summarized as follows:

(i)	the Company or its nominees will purchase GDSs and ADSs on the Frankfurt Stock Exchange and/or the American Stock Exchange respectively, the maximum prices for the GDSs and ADSs being euro per GDS and $7.25 per ADS and the minimum amount for the GDSs and the ADSs being 0.01 euro per GDS and $0.01 per ADS, the GDSs and ADSs so purchased in aggregate representing not more than 2,000,000 Sale Shares;

(ii)	when the Company has purchased the maximum number of GDSs and ADSs which it intends to purchase pursuant to the Plan it will then purchase from BNY (Nominees) Limited for the nominal sum of £1 the Sale Shares represented by the GDSs and ADSs purchased;

(iii)	the Sale Shares will be cancelled, and the Company’s issued share capital will be reduced accordingly, although the Company’s authorized share capital will remain the same;

(iv)	the authority given for such purchases will expire on May 16, 2008;

(v)	the Company shall not purchase GDSs and/or ADSs and/or ordinary shares pursuant to this resolution if (i) any person in respect of interests notified by such person from time to time to the Company; and/or (ii) any group of persons who from time to time have specifically and expressly notified the Company that they are a group of persons acting in concert in respect of the Company would as a result of any such purchase be subject to an obligation to make an offer pursuant to Rule 9 of the City Code on Takeovers and Mergers (“Code”) in the absence of a waiver of such obligation by the Panel on Takeovers and Mergers (“Panel”), and such a waiver has not been obtained; and

(vi)	a failure to comply with paragraph (v) above shall not render a purchase of GDSs and/or ADSs and/or the cancellation of ordinary shares associated with any such purchase unauthorised and/or unlawful, and shall not affect the validity of any purchase of GDSs and/or ADSs and/or the cancellation of ordinary shares associated with any such purchase;

(in this resolution, references to the Act, the Code and the Panel refer to the Act, the Code and the Panel as amended or replaced or constituted from time to time).

26

Resolution No. 10 has two elements:- (a) to approve the purchase by the Company of the Sale Shares in accordance with Part V Chapter VII of the Companies Act 1985 (“Companies Act”); and (b) to give the Company authority to purchase GDSs and ADSs from its directors and persons connected with its directors in accordance with Section 320 of the Companies Act and (if and to the extent that such authority is required, given the approval for the purchase of the Sale Shares) to give the Company authority to purchase the GDSs and ADSs on the same basis as if the Company were seeking authority under the Companies Act to purchase its issued shares in the market.

Advantages and Disadvantages

In approving the Plan, the board of directors considered the advantages and disadvantages associated with the Plan. Among the potential advantages considered were the directors’ opinion that the Plan may have a positive impact on earnings per share and the value of the Company’ shares. The board of directors also considered the disadvantages related to the Plan. In particular, the board of directors considered that under the Companies Act the Company may only purchase its own shares using distributable profits (defined in accordance with the Companies Act) or the proceeds of a new issuance of shares made for the purpose of the share repurchase. The board of directors do not regard a new issuance of shares for the purpose of funding a share repurchase to be in the Company’s best interests at this time so it is therefore intended that the shares to be repurchased pursuant to the Plan will be paid for out of the Company’s distributable profits. One disadvantage of the Plan is therefore the fact that the distributable profits to be used to repurchase shares pursuant to the Plan will no longer be available to be distributed, for example, as a dividend to shareholders.

Implementation of the Share Repurchase Plan

The repurchase of any securities on the American Stock Exchange will be in compliance with Rule 10b-18 of the Exchange Act of 1934 and Section 9(a)(2) and 10 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 10b-5 promulgated under Section 10 prohibit any person buying and selling securities registered on a national securities exchange by means of any manipulative device or misleading statement or omission. To the extent shares are repurchased on the American Stock Exchange, the Plan will be implemented in accordance with Rule 10b-18 promulgated under the 1934 Act which provides a safe harbor from the effects of Rule 10b-5 and Section 9(a)(2) for issuers purchasing shares of their own stock. The Company intends the repurchase of any securities on the Frankfurt Stock Exchange to be conducted, to the extent practicable, as though such repurchases were made in compliance with Rule 10b-18.

Rule 10b-18 prescribes price, volume and procedural restrictions for an issuer purchasing its own shares as follows. First, the Company must effect all repurchases from or through only one broker or dealer on any single day. Second, the broker must effect the purchase such that it would not constitute the opening transaction in the security and at a time other than during the last half hour of trading before the schedule close of trading. Third, the broker or dealer must effect the purchase at a price that is the highest current independent published bid or the last independent sale price reported, whichever is higher. Fourth, the volume of purchases is restricted such that the total amount purchased on any given day may not exceed the higher of (i) one round lot or (ii) the number of round lots closest to 25 percent of the trading volume for the security. A “round lot” is defined by the rule as 100 shares or other customary unit of trading in that security. The volume limitation does not apply to block purchases. A “block” is defined under Rule 10b-18 as a quantity of stock that either (i) has a purchase price of $200,000 or more; or (ii) is at least 5,000 shares and has a purchase price of at least $50,000; or (iii) is at least 20 round lots of the security and total 150 percent or more of the trading volume for that security. Therefore, notwithstanding the volume limitations of Rule 10b-18, the Company may purchase, subject to the other restrictions described above, blocks of its securities.

The Company will be responsible for any fees related to the cancellation of ADSs and GDSs, which is $5.00 or less per 100 ADSs or GDSs cancelled.

Effects of the Share Repurchase Plan

Because the percentage ownership of the Company’s existing shareholders is likely to increase as a result of the repurchasing under the Plan, it is possible the increase in ownership may trigger disclosure or regulatory requirements or other thresholds for large shareholders. For example, certain shareholders’ percentage ownership in the Company’s stock may exceed 10 percent of the total outstanding shares as a result of implementation of the Plan. In such case, the shareholder would become

27

subject to reporting and short-swing profit rules of Section 16 of the 1934 Act. Principal shareholders of the Company owning less than 10 percent of the Company’s outstanding shares should consider the possibility of becoming subject to Section 16’s requirement as a result of implementation of the Plan.

The board of directors intends to consult with the Company’s largest shareholders to reduce the likelihood of the percentage shareholdings of such shareholders inadvertently reaching 30% as a result of the Plan, as if that threshold is reached such shareholders may be required to make a mandatory offer to buy all of the Company’s shares in accordance with applicable UK and German takeover regulations.

Certain Tax Considerations

The Company will be required to pay United Kingdom stamp duty tax of 0.5% of the aggregate consideration paid by the Company to acquire the Sale Shares at the time that it acquires the legal title to those shares. Holders of ordinary shares, ADSs and GDSs should consult their own professional tax advisors to determine their tax circumstances.

Vote Required

Adoption of Resolution No. 10 requires the affirmative vote of at least 75% of the holders of ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of at least 75% of the ordinary shares cast in person or by proxy at the Annual Meeting. Pursuant to the Companies Act, this resolution will not be validly passed if Sale Shares are voted in favor of the resolution and the resolution would not have been passed had the Sale Shares not voted in that way. Accordingly, when calculating the votes on this resolution, the Company will regard all Ordinary Shares held by BNY (Nominees) Limited as potential Sale Shares and therefore potentially not capable of being relied upon to pass the resolution. It is therefore important that that holders of Ordinary Shares (other than BNY (Nominees) Limited) vote on this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO

APPROVE THE COMPANY’S SHARE REPURCHASE PLAN

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals to be Submitted for Proxy Statement

The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the United States Securities and Exchange Commission (“SEC”) and any applicable English or U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to the Annual General Meeting of shareholders to be held in 2007, that proposal must be received in writing by the General Counsel of the Company at the Company’s principal executive office no later than                     , 2007.

If the date of next year’s Annual General Meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual General Meeting

In addition, if the Company is not notified prior to                     , 2007 of a proposal to be brought before the 2007 Annual General Meeting by a shareholder, then proxies held by management may exercise the discretion to vote on such proposal even though it is not discussed in the proxy statement for such meeting. If the date of next year’s Annual General Meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we mail proxy materials.

28

In addition, under the UK Companies Act, in order for a shareholder proposal to be presented at the Annual General Meeting, such proposal must have been requisitioned either by shareholders representing at least 5% of the votes of all shareholders having a right to vote at the Annual General Meeting or by at least 100 shareholders. Such proposal must have been signed by all requisitionists and submitted to the registered office of the Company prior to the date of the notice of the Annual General Meeting.

Mailing Instructions

In each case, proposals should be delivered to, Attention: General Counsel, Spark Networks plc, 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211. To avoid controversy and establish timely receipt by us, it is suggested that shareholders send their proposals by certified mail return receipt requested.

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection at the Company’s registered office during normal business hours on any week day (Saturdays and public holidays excepted) from the date of this notice until the date of the Annual General Meeting and at the place of the meeting for a period of one hour before and during the meeting:

•	the register of Directors’ interests in the share capital of the Company maintained under section 325 of the Companies Act 1985;

•	the articles of association of the Company; and

•	the draft contract with BNY (Nominees) Limited referred to in Resolution 10.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By Order of the board of directors

Joshua A. Kreinberg, Secretary

Dated: October     , 2006

Beverly Hills, California

29

Appendix A

Audit Committee Charter

A-1

Charter of the Audit Committee

Adopted as of January 31, 2005

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to represent and assist the Board of Directors (the “Board”) in its general oversight of Spark Networks plc’s (the “Company’s”) accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a Board-level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

II. Membership and Structure

The Committee shall consist of at least three directors determined by the Board of Directors to meet the independence and financial literacy requirements of The American Stock Exchange (or such other exchange upon which the Company’s securities are listed) and applicable federal law. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts,” shall be made on an annual basis by the full Board. The Board may fill vacancies on the Committee by a majority vote of the Board, but may remove Committee members only with the approval of a majority of the independent directors then serving on the full Board.

III. Meetings, Reports, Resources and Evaluations

(a) Meetings and Reports. The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may also hold special meetings or act by unanimous written consent as the Committee may decide. The meetings may be in person or telephone. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries or reports of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee may request any officer or employee of the Company or the Company’s outside counsel or the independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

(b) Subcommittees. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate, but no less than annually.

(c) Resources. The Committee is at all times authorized to have direct, independent and confidential access to the Company’s other directors, management and personnel to carry out the Committee’s purposes. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company.

(d) Evaluations. The Committee shall evaluate the adequacy of its own performance and this charter on an annual basis and shall report to the Board annually the results of an annual review by the Committee of its own performance and shall recommend any proposed changes to the Board for approval.

IV. Committee Authority and Responsibilities

The Committee, at its discretion, has the authority to initiate special investigations, and, to hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Articles and Memorandum of Association and governing law, as the Committee or the Board deems necessary or appropriate. When appropriate, The Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct. The Committee, to the extent it deems necessary or appropriate, shall:

Oversight of the Company’s Relationship with the Independent Auditor

•	Be directly responsible for the appointment, replacement, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Committee.

•	Obtain and review annually a report by the independent auditor (i) describing the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, (iv) any relationships or services that may impact the objectivity and independence of the auditor and (v) all relationships between the independent auditors and the Company, including considering whether the auditor’s quality controls are adequate and the provision or permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and, internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board. Establish policies for the hiring of employees and former employees of the independent auditor.

•	Review and discuss the written statement from the independent auditor concerning all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

•	Review and discuss with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

•	Review with the independent auditor its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

•	Meet and discuss with the independent auditor (i) the issues on which they were consulted by the Company’s audit team, (ii) any matters of audit quality and consistency, and (iii) any audit problems or difficulties and management’s responses to such problems or difficulties.

•	Review the use of auditors other than the independent auditor in cases such as management’s request for second opinions.

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor quarterly earnings press releases, including the interim financial information included therein and the use of “pro forma” or “adjusted” non-GAAP information, review the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommend to the Board of Directors that the audited financial statements be included in the Annual Report for the year.

•	Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

•	Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

•	Discuss with management and the independent auditors any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application or accounting principles, any major issues as to the adequacy of the Company’s internal controls over financial reporting and any special steps adopted or which need to be adopted in light of any material weaknesses.

•	Review and discuss with management and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent auditors, such as the effect of regulatory and accounting initiatives as ell as off-balance sheet structures.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review and retain prior-approval authority for related-party transactions (as defined in the relevant AMEX (or such other exchange upon which the Company’s securities are listed) requirements.

•	The Chairman of the Committee is to be contacted directly by the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, may warrant follow-up by the Audit Committee.

Oversight of the Company’s Internal Audit Function

•	Review and discuss with management, the independent auditor, and the Internal Audit Director: (a) the adequacy and effectiveness of the Company’s internal controls (including any material weaknesses and significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management); (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management reports thereon.

•	Review annually with the Internal Audit Director the scope of the internal audit program, and review annually the performance of both the internal audit group and the independent auditor in executing their plans and meeting their objectives.

•	Discuss with the independent auditors and management the internal audit group responsibilities, budget and staffing and any recommended change in the planned scope of the internal audit.

•	Review significant reports to management prepared by the internal audit group and management’s responses.

Compliance Oversight Responsibilities

•	Review matters related to the corporate compliance activities of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the company’s financials statements or accounting policies.

•	Review and publish the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services, including tax services, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit. The scope of the pre-approval shall include pre-approval of all fees and terms of engagement. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Appendix B

Company’s Accounts for the Financial Year ended December 31, 2005 and Directors’ Remuneration Report

B-1

Spark Networks Plc (formerly MatchNet Plc)

Annual Report and Financial Statements

31 December 2005

Spark Networks Plc

(formerly MatchNet Plc)

GENERAL INFORMATION

Directors

J Y Shapira

D Siminoff

M Brown

B Derhy

S Shleifer

L Lauder

M Chaillet

Secretaries

G Liberman

D Rhodes

Auditors

Ernst & Young LLP

1 More London Place

London

SE1 2AF

Registered office

24/26 Arcadia Avenue

Finchley Central

London

N3 2JU

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REPORT

The directors present their report and financial statements for the year ended 31 December 2005.

Results and dividends

The Group loss for the year amounted to US$2,431,530 (2004 loss - US$10,374,625). The directors do not recommend the payment of a dividend (2004 - US$ nil).

Principal activity and review of the year

General

Spark Networks Plc is a public limited company incorporated under the laws of England and Wales and the ordinary shares in the form of Global Depositary Shares (GDS’s) currently trade on the Frankfurt Stock Exchange and in the form of American Depositary Shares (ADS’s) on the American Stock Exchange. The Company is a leading provider of online personal services in the United States and internationally. The websites enable adults to meet online and participate in a community, become friends, date, form a long-term relationship or marry.

The Company’s revenues have grown from $659,000 in 1999 to $65.5 million in 2005. For the year ended 31 December 2005, The Company had, on average during the year, approximately 220,000 paying subscribers, representing a decrease of 2.7% from year to 31 December 2004. The Company defines a member as an individual who has posted a personal profile during the immediately preceding 12 months or an individual who has previously posted a personal profile and has subsequently logged on to one of the websites at least once in the preceding 12 months. Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to the members, and average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and the end of the month, divided by two. The key websites are JDate.com, which targets the Jewish singles community in the United States, at a current monthly subscription fee of $34.95 and AmericanSingles.com, which targets the U.S. mainstream online singles community, at a current monthly subscription fee of $29.99. The subscription fees are charged on a monthly basis, with discounts for longer-term subscriptions ranging from three to twelve months. Longer-term subscriptions are charged up-front and the Company recognizes revenue over the terms of such subscriptions.

The Company has grown both internally and through acquisitions of entities, and selected assets of entities, offering online personal services and related businesses. As a result of each of these acquisitions, the Company has been able to expand and cross-promote into vertical affinity markets, combine the target entity’s existing database of online personals customers into one of the websites’ databases, with the goal of attracting new members to the websites, retaining as many of them as possible and converting them into paying subscribers. Through the business acquisitions, the Company has expanded into new markets, leveraged and enhanced the existing brands to improve the Company position within new markets, and gained valuable intellectual property. During the last three years, the company made the following acquisitions:

•	In May 2005, the company acquired MingleMatch, Inc., a company that operates religious, ethnic, special interest and geographically targeted online singles communities. The acquisition of MingleMatch fits with the strategy of creating affinity-focused online personals that provide quality experiences for the members. The company expects that the purchase of MingleMatch will allow for numerous cost savings and revenue synergies. Expected cost savings include savings from cost reductions in customer service and marketing, where the Company plans to be able to market to existing members of the other websites, particularly AmericanSingles. Expected revenue synergies include cross-promotion and bundled subscription opportunities with members of the other websites, particularly AmericanSingles (as discussed further in note 19).

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REPORT

•	In September 2004, the Company purchased a 20% equity interest, with an option to acquire the remaining interest, in Playahead AB (f/k/aDuplo AB), an online provider of social networking products and services in Sweden, with the intent of expanding into new markets and strengthening existing brands.
•	In January 2004, the Company purchased Point Match Ltd., a competitor of JDate.co.il in Israel.

The Company’s future performance will depend on many factors, including:

•	continued acceptance of online personals services;
•	ability to attract a large number of new members and paying subscribers, and retain those members and paying subscribers;
•	ability to increase brand awareness, both domestically and internationally;
•	ability to sustain and, when possible, increase subscription fees for services; and
•	ability to introduce new targeted websites, affiliate programs, fee-based services and advertising as additional sources of revenues.

The Company’s ability to compete effectively will depend on the timely introduction and performance of the future websites, services and features, the ability to address the needs of the members and paying subscribers and the ability to respond to websites, services and features introduced by competitors. To address this challenge, the Company has invested and will continue to invest existing personnel resources, namely Internet engineers and programmers, in order to enhance the existing services and introduce new services, which may include new websites as well as new features and functions designed to increase the probability of communication among the members and paying subscribers and to enhance their online personals experiences. The software development team consisted of 20 employees as of 31 December 2005, who are focused on expanding and improving the features and functionality of the websites. The company believes that it has sufficient cash resources on hand to accomplish the enhancements that are currently contemplated.

In accordance with a procedure set out in the Companies Act, the Company obtained approval from the shareholders and from the High Court of Justice in England and Wales (the “Court”) to reduce the share premium account by US$44,000,000 with effect from 8 December 2005 (the “Effective Date”) in order to reduce or eliminate the deficit on the income statement, which had arisen as a result of previous accumulated losses. This will enable profits, if any, arising after 31 December 2005 to give rise to Distributable Reserves, which the Company could use to purchase it’s own shares.

On 10 January 2005 the company’s name was changed from MatchNet plc to Spark Networks plc.

Future developments

The Company remains committed to delivering consistent growth and value for shareholders. The Company believes that its’ multi-brand strategy combined with its’ ability to create and integrate innovative new products will continue to sustain and expand its competitive position over time.

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REPORT

Directors and their interests

The directors at 31 December 2005 and their interests in the share capital of the Company were as follows:

		At 31 December 2005 Ordinary shares of 1p each	At 31 December 2004 Ordinary shares of 1p each
J Y Shapira (Executive)		2,762,639	2,062,639
A Carmel (Executive)	(resigned March 2005)	3,030,348	3,231,848
D Siminoff (Executive)	(appointed March 2004)	849,500	412,000
L Lauder (non-Executive)	(appointed January 2005)	100,000	–
M Chaillet (non-Executive)	(appointed February 2005)	120,000	–
M Brown (non-Executive)	(appointed December 2004)	–	–
B Derhy (non-Executive)	(appointed October 2004)	–	–
S Shleifer (non-Executive)	(appointed December 2004)	–	–

As required, A Carmel retired by rotation, and was re-elected as a director at the Annual General Meeting in 2004. He resigned as Executive Co-Chairman in March 2005.

On 31 January 2005, G Liberman (Chief Operating Officer since August 2005, formerly General Counsel) and D Rhodes became Company Secretaries.

In March 2005, A Kravitz resigned as Company Secretary.

In February 2005, J Y Shapira exercised options and purchased 500,000 shares. In December 2005, J Y Shapira exercised options and purchased 2,000,000 shares.

In December 2005, A Carmel exercised options and purchased 2,000,000 shares.

There were no further changes to the board of directors during the year other than in July 2006 when JY Shapira resigned as director and chairman of the board.

Share options

The following table summarises the share options held by the directors, at the year end.

	Number of options	Date granted	Exercise price
J Y Shapira	250,000	01/03/2005	€7.70
D Siminoff	25,000	15/03/2004	€7.00
D Siminoff	1,250,000	12/08/2004	€3.11
B Derhy	80,000	01/10/2004	€4.95
M Brown	80,000	16/12/2004	€6.50
L Lauder	80,000	01/02/2005	€6.35
M Chaillet	80,000	17/02/2005	€7.05

Mr Siminoff’s 25,000 options granted in March 2004 are currently exercisable and expire five years from the date of the grant.

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REPORT

The Company has two share option schemes, the MatchNet plc 2000 Executive Share Option Scheme (the 2000 Plan) and Spark Networks plc 2004 Share Option Scheme (the 2004 Plan and, collectively, with the 2000 Plan, the Plans), that provide for the granting of share options by the Board of Directors of the Company to employees, consultants, and directors of the Company.

The exercise price of options granted is based on the estimated fair market value of the ordinary shares on the date of grant. Options granted under the Plans vest and terminate over various periods as defined by each option grant and in accordance with the terms of the Plans. In September 2004, the Board of Directors resolved to cease granting options under the 2000 Plan. However, pursuant to the provisions of the 2000 Plan, all outstanding options previously granted under the 2000 Plan continue in full force and effect. The Company intends to use the 2004 Plan to grant options to employees, consultants, and directors in the future. The 2004 Plan terminates in September 2014, and restricts shares to be issued to a maximum of 17,000,000, with approximately 14,386,500 shares available for future grant as of 31 December 2005.

Suppliers’ payment policy

The Company does not follow any code or standard on payment practice. It is the Company’s policy to agree the terms of payment with each supplier and abide by these terms. At 31 December 2005, the Company had an average of 30 days purchases outstanding in trade creditors (30 days - 2004).

Refer to Note 36 for the Group’s financial risk management objectives and policies.

Post balance sheet events

Commitments and Contingencies

In January 2006, the Company was contacted by Inland Revenue, the tax authority in the United Kingdom requesting payment in the amount of approximately one million dollars for wage related withholdings of a former employee. That employee was residing in both the United States and the United Kingdom at the time his employment was terminated with the Company. At that time, with the advice of outside tax experts, the Company forwarded the withholdings to the Internal Revenue Service in the United States. The situation was explained to Inland Revenue which agreed that the money would need to be remitted to it but would not expect payment while the matter is investigated. Inland Revenue asked for a good faith deposit in the amount of $200,000 which the Company remitted in the first quarter of 2006. If the Company is not successful in receiving the funds from the IRS, it may be required to remit the entire amount to Inland Revenue.

Public Trading

On 14 February 2006, ordinary shares in the form of ADSs were approved for trading on the American Stock Exchange under the trading symbol “LOV”.

Other Events

In April 2006, the Company received payment for the unimpaired balance of the note receivable from, Yobon, Inc. in the amount of $146,000. Yobon has now effectively ceased operations.

On 5 May 2006, the Company, through its subsidiary, MingleMatch, acquired certain assets, including domain names, and assumed certain liabilities of a business called LDSSingles for a purchase price of $2.3 million in cash ($2.0 million of which was paid at closing with the remaining $300,000 to be paid on 5 May 2007).

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REPORT

Auditors

After the year end a resolution to reappoint Ernst & Young LLP will be put to the members at the Annual General Meeting.

By order of the board

Director

21 August 2006

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Information not subject to audit

Remuneration committee

The Company’s remuneration committee is chaired by Scott Shleifer and its other members are Benjamin Derhy and Laura Lauder. The committee makes recommendations to the board, on an overall remuneration package for executive directors and other senior executives. This committee was formally established by the Board in January 2005.

Remuneration policy

The Company’s policy on directors’ remuneration for 2005 is that the overall remuneration package should be sufficiently competitive to attract, retain and motivate high quality executives capable of achieving the Company’s objectives and thereby enhancing shareholder value. The package for executive directors consists of basic salary, benefits, share options, and performance related bonuses. Consideration is given to pay and employment policies elsewhere in the Company, especially when determining annual salary increases. The package for non-executive directors consists of a monthly stipend, as well as share options. The details of individual components of the remuneration package and service contracts are discussed below.

Basic salary and benefits: The salary and benefits for executive directors are reviewed annually. Benefits principally comprise private healthcare and a contributory retirement (United States tax code section 401(K)) plan.

Share options: The share options are awarded upon the hiring of executive directors, and additional grants may be made based on Company achievement, increases in responsibility or other factors.

The exercise price of options awarded is equal to the market price on the date of award. Share options awarded during the year are detailed above on page 5; they are exercisable, at a price between €6.35 and €7.70 per share, between now and 17 May 2013.

Performance related bonuses: These are calculated based on fixed formulae which are determined in advance of each year by the committee. The formulae will generally be financial targets against specified targets, principally relating to sales, profits after tax but excluding non-operating exceptional items, and operating cash flow.

Fees: The fees for non-executive directors are determined by the board. The non-executive directors are not involved in any discussions or decision about their own remuneration.

Pension entitlements: The Company does not contribute to a pension scheme for any of the directors, other than the 401 (k) contributions as described under benefits in the accompanying table.

Service contracts: D Siminoff is the only executive director to have a service contract of employment with a provision for termination on no more than 12 months’ notice. Payments on termination are restricted to the value of salary for the notice period.

None of the non-executive directors have service contracts. Letters of Appointment provide for an initial period of one year. The remuneration of the non-executive directors takes the form solely of fees and share options, which are set by the board.

There are no predetermined special provisions for executive or non-executive directors with regard to compensation in the event of loss of office. The remuneration committee considers the circumstances of individual cases of early termination and determines compensation payments accordingly.

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Employment Agreements

The Company hired David E. Siminoff as the President and Chief Executive Officer in August 2004 at an annual salary of $480,000. In addition, the Company granted Mr. Siminoff options to purchase 1,250,000 ordinary shares at a per share exercise price of $4.24. Of these options, 156,250 vested and became exercisable on 12 February 2005, and 156,250 options vested and became exercisable on 12 August 2005 and 312,500 vest each of the three 12-month periods thereafter. If Mr. Siminoff is terminated, including voluntary termination, within six months after a change of control, which is defined in Mr. Siminoff’s option agreement as an acquisition of more than 45% of the Company’s then outstanding shares, or other acquisition of effective control of the Company, all of his options will vest immediately. If Mr. Siminoff is terminated without cause or if he terminates his employment for good reason, 30% of his unvested options will be accelerated and he will also be entitled to payment of his monthly salary in effect at the time of termination for a period of nine months following such termination. Pursuant to the terms of his Employment Agreement, Mr. Siminoff may not directly or indirectly compete with the Company or solicit the Company’s customers during the term of his Employment Agreement and he may not disclose any confidential information during or after his employment. In August 2004, Mr. Siminoff also agreed to continue to serve as a member of the Board of Directors. For his services as director, Mr. Siminoff received options to purchase 25,000 ordinary shares at a per share exercise price of $9.55, all of which are currently vested.

Pursuant to the Executive Employment Agreement with Joe Y. Shapira, effective 1 March 2005, Mr. Shapira serves as the Executive Chairman of the Board of Directors at an annual salary of $350,000. On 5 December 2005, Mr. Shapira announced that he is resigning from an executive operating role with the Company effective 31 December 2005. On 27 January 2006, the Company entered into a separation agreement with Mr. Shapira (the “Separation Agreement”) with effect from 1 January 2006 pursuant to which Mr. Shapira’s Employment Agreement was terminated. Mr. Shapira will continue to be a director and serve as Chairman of the Board of Directors. In connection with Mr. Shapira’s departure from an executive role with the Company, and pursuant to the Separation Agreement, Mr. Shapira received a one time severance payment of $125,000. According to the Separation Agreement, Mr. Shapira will retain all share options previously awarded to him, and such options will vest and become exercisable on the terms set forth in the respective option certificates. In the past, the Company had granted Mr. Shapira options to purchase 250,000 ordinary shares at a per share exercise price of $10.50. The options vest at a rate of 31,250 shares per quarter commencing 1 June 2005 and will continue to vest so long as Mr. Shapira remains a director. All unvested options will become vested upon a change in control of the Company, which is defined as the acquisition of more than 50% of the outstanding shares. Mr. Shapira may not disclose any confidential information during or after his employment. JY Shapira had 2,500,000 shares granted in 2005.

In August 2005, the Company entered into an executive employment agreement with Gregory R. Liberman, General Counsel and Corporate Secretary, making Mr. Liberman the Chief Operating Officer. Pursuant to terms of the employment agreement, Mr. Liberman will be compensated at an annual salary of $200,000, and upon a successful listing of Company shares or a derivative security of shares on a national exchange or the Nasdaq National Market in the United States, the Company will pay him a bonus of $25,000. This bonus was paid upon the Company listing on the American Stock Exchange in February 2006. The Company also granted Mr. Liberman options, in addition to options granted to him prior to becoming the Chief Operating Officer, to purchase 115,000 ordinary shares at a per share exercise price of $8.74. Those options will vest at a rate of 6.25% per quarter for quarterly periods commencing three months after the date his employment commenced; provided, however, that options to purchase 50,000 of those shares will accelerate upon a successful listing of the shares or a derivative security of the shares on a national exchange or the Nasdaq National Market in the United States. These options were accelerated upon the listing on the American Stock Exchange in February 2006. In addition, all of the options will accelerate upon a change of control of the Company, which is defined in Mr. Liberman’s employment agreement as the acquisition of more than 50% of the outstanding shares.

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Pursuant to the terms of his Employment Agreement, Mr. Liberman may not directly or indirectly solicit Company customers using confidential information for a period of 12 months following the termination of his Employment Agreement and he may not disclose any confidential information during or after his employment.

The Compensation Committee typically determines each executive officer’s annual bonus and will consider the officer’s performance in light of corporate goals and objectives relevant to executive compensation, such as net revenues, competitive market data pertaining to executive compensation at comparable companies, and such other factors, including factors unrelated to financial performance, as it may deem relevant. All of the executive officers are eligible to receive an annual bonus at the discretion of the Compensation Committee. There is no specific limit on the amount of a bonus that an officer may receive.

Service contracts

The service contracts and letters of appointment of the directors include the following terms:

Executive directors	Date of contract	Unexpired term (months)	Notice period (months)
J Y Shapira	Note 1	N/A	Note 2
D Siminoff (appointed March 2004)	Note 3	N/A	Note 4

Notes:

(1)	Original contract 18 October 1998, amended 1 December 2000, 15 July 2003, 13 February 2004 and 1 March 2005.
(2)	Mr. Shapira resigned from an executive operating role with the Company effective 31 December 2005, but remains Chairman of the Board. On 27 January 2006, the Company entered into a separation agreement with Joe Y. Shapira (the “Separation Agreement”) with effect from 1 January 2006 pursuant to which Mr. Shapira’s employment agreement dated 1 March 2005 (the “Employment Agreement”) was terminated. Mr. Shapira will continue as the non-executive Chairman of the Board of Directors. According to the Separation Agreement, the Company agreed to pay Mr. Shapira severance pay in the lump sum amount of $125,000, minus applicable state and federal withholdings. Mr. Shapira will retain all share options previously awarded to him, and such options will vest and become exercisable on the terms set forth in the respective option certificates. For his services as a director, the Company will pay Mr. Shapira a director’s fee at the rate of $30,000 per year, payable in monthly installments of $2,500 each for each month of service. In addition, Mr. Shapira will receive $1,000 for his in-person attendance at a Board or committee meeting and $500 for his attendance at a telephonic Board or committee meeting, in addition to reimbursement for approved expenses incurred in the performance of his duties. According to the Separation Agreement, Mr. Shapira is expected to attend at least four Board meetings and, if applicable, four committee meetings per year. Mr. Shapira’s appointment to the Board will extend until the next annual general meeting and continue as long as he is re-elected to the Board by the shareholders, unless Mr. Shapira resigns or is removed in accordance with the Memorandum and Articles of Association and applicable law. The Company agreed to defend and indemnify Mr. Shapira to the fullest extent permitted by the charter documents and applicable law against any demand, claim, cause of action, action, loss, and/or liability that is made against him arising from or relating to Mr. Shapira’s employment with the Company, service as a director of the Company, or otherwise. Mr. Shapira agreed to release and discharge the Company from any and all employment termination claims, actions, demands, rights, or damages of any kind for termination of Mr. Shapira’s employment, Employment Agreement and/or separation from the Company.
(3)	Original contract 17 February 2004, amended 12 August 2004
(4)	Agreement provides for 30 day notice of termination and 9 months severance pay upon termination.

The non-executive directors do not have service contracts and do not receive a severance.

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Performance graph

The graph below shows the total shareholder return for each of the last five financial years in a holding of the Company’s shares against the corresponding total shareholder return in a hypothetical holding of shares in the German DS Small Companies Index.

The German DS Small Companies Index was selected as the directors believe this a comparable index.

Information subject to audit

Directors’ remuneration

The remuneration of the directors is as follows:

	Basic salary and fees	Benefit	Performance related bonuses	Severance pay	Total 2005	Total 2004
	$	$	$	$	$	$
Executive directors
J Y Shapria	365,833	–	–	–	365,833	402,852
D Siminoff (1)	480,000	–	–	–	480,000	175,501
A Carmel	–	–	–	–	–	393,207
Non-executive directors
M Brown	43,000	–	–	–	43,000	–
B Derhy	60,000	–	–	–	60,000	7,000
S Shleifer	–	–	–	–	–	–
L Lauder	36,450	–	–	–	36,450	–
M Chaillet	39,000	–	–	–	39,000	–

	1,024,283	–	–	–	1,024,283	978,560

(1)	Represents partial year in 2004 since D. Siminoff became CEO in August 2004.

An amount of $14,000 was paid into each 401k account for both JY Shapira and D Siminoff in 2005.

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Pension entitlements

The Company does not contribute to a pension scheme for any of the directors other than the 401(k) amounts shown under benefits in the above table.

Interests in options

The Company has a share option scheme by which directors and other senior executives are able to subscribe for ordinary shares in the Company and acquire shares in the Company. The interests of the directors were as follows:

	Exercise price €	At 1 January 2005 No.	Awarded during the year No.	Exercised during the year No.	Expired unexercised during the year No.	At 31 December 2005 No.
J Y Shapira	1.10	500,000	–	500,000	–	–
	1.67	2,000,000	–	2,000,000	–	–
	(a) 7.70	–	250,000	–	–	250,000

		2,500,000	250,000	2,500,000	–	250,000

A Carmel	1.67	2,000,000	–	2,000,000	–	–

D Siminoff	(b) 7.00	25,000	–	–	–	25,000
	(c) 3.11	1,250,000	–	–	–	1,250,000

		1,275,000	–	–	–	1,275,000

L Lauder	(d) 6.35	–	80,000	–	–	80,000

M Chaillet	(e) 7.05	–	80,000	–	–	80,000

B Derhy	(f) 4.95	80,000	–	–	–	80,000

M Brown	(g) 6.50	80,000	–	–	–	80,000

The options are exercisable between the following dates:

(a)	Currently and 01 March 2012

(b)	Currently and 15 March 2009

(c)	Currently and 12 August 2009

(d)	Currently and 01 February 2010

(e)	Currently and 17 February 2012

(f)	Currently and 01 October 2009

(g)	Currently and 16 December 2009

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Share options may be awarded by the remuneration committee based achievement of goals set by the remuneration committee.

The market price of the Company’s shares on 31 December 2005 was €6.25 per share. The highest and lowest market prices during the year for each share option that is unexpired at the end of the year are as follows:

	Highest €	Lowest €
Options in issue throughout the year	7.70	6.35
Options awarded during the year	7.70	6.35

The interests of the directors to subscribe for or acquire ordinary shares have not changed since the year end.

By order of the board

Director

21 August 2006

Spark Networks Plc

(formerly MatchNet Plc)

DIRECTORS’ REMUNERATION REPORT

Statement of directors’ responsibilities in relation to the financial statements

The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable United Kingdom law and those International Financial Reporting Standards as adopted by the European Union.

The directors are required to prepare financial statements for each financial year which present fairly the financial position of the Company and of the Group and the financial performance and cash flows of the Company and of the Group for that period. In preparing those financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information; and

•	provide additional disclosures when compliance with the specific requirements in IFRSs is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and

•	state that the Company has complied with IFRSs, subject to any material departures disclosed and explained in the financial statements.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and of the Group and enable them to ensure that the financial statements comply with the Companies Act 1985 and Article 4 of the IAS Regulation. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Spark Networks Plc

(formerly MatchNet Plc)

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF SPARK NETWORKS PLC

We have audited the group and parent company financial statements (the “financial statements”) of Spark Networks Plc for the year ended 31 December 2005 which the Consolidated Income Statement, Consolidated and Company Statements of Recognised Income and Expense, Consolidated and Company Balance Sheets, and Consolidated and Company Cash Flow Statements, and the related notes 1 to 37. These financial statements have been prepared under the accounting policies set out therein. We have also audited the information in the Directors’ Remuneration Report that is described as having been audited.

This report is made solely to the company’s members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors are responsible for preparing the Annual Report, the Directors’ Remuneration Report and the financial statements in accordance with applicable United Kingdom law and International Financial Reporting Standards (IFRSs) as adopted by the European Union as set out in the Statement of Directors’ Responsibilities.

Our responsibility is to audit the financial statements and the part of the Directors’ Remuneration Report to be audited in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements and the part of the Directors’ Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985 and Article 4 of the IAS Regulation. We also report to you if, in our opinion, the Directors’ Report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions are not disclosed.

We read other information contained in the Annual Report and consider whether it is consistent with the audited financial statements. The other information comprises only the Directors’ Report and the unaudited part of the Directors’ Remuneration Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements and the part of the Directors’ Remuneration Report to be audited. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group’s and company’s circumstances, consistently applied and adequately disclosed.

Spark Networks Plc

(formerly MatchNet Plc)

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements and the part of the Directors’ Remuneration Report to be audited are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements and the part of the Directors’ Remuneration Report to be audited.

Opinion

In our opinion:

the group financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of the group’s affairs as at 31 December 2005 and of its loss for the year then ended;

the parent company financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union as applied in accordance with the provisions of the Companies Act 1985, of the state of the parent company’s affairs as at 31 December 2005; and

the financial statements and the part of the Directors’ Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985 and Article 4 of the IAS Regulation.

Ernst & Young LLP

Registered auditor

London

21 August 2006

Spark Networks Plc

(formerly MatchNet Plc)

For the year ended 31 December 2005

(in US$ thousands)

	Notes	2005	2004
Revenue	4	65,511	65,052
Cost of sales		25,618	33,691

Gross profit		39,893	31,361
General and administrative expenses	7,8	41,618	41,814

Group trading loss		(1,725)	(10,453)
Share of post tax profit/(loss) of associate	18	(68)	14

Group operating loss from continuing operations		(1,793)	(10,439)
Finance revenues	9	68	94
Finance costs	10	(779)	(28)

Loss from continuing operations before taxation		(2,504)	(10,373)
Tax (expense) income	11	72	(1)

Loss for the year from continuing operations	6	(2,432)	(10,374)

Profit (Loss) for the year attributable to:
Equity holders of the parent		(2,432)	(10,374)

		(2,432)	(10,374)

Earnings per share (EPS):
Basic and diluted EPS from both continuing operations and on profit for the year	13	(0.09)	(0.46)

Spark Networks Plc

(formerly MatchNet Plc)

CONSOLIDATED STATEMENT OF RECOGNISED INCOME AND EXPENSE

For the year ended 31 December 2005

(in US$ thousands)

For the Group	2005	2004
Unrealised income (loss) on available-for-sale financial assets	114	(73)
Currency gain (loss) on translation of foreign operations	(403)	100
Net income and (expense) recognised directly in equity	(289)	27
Loss for the year	(2,432)	(10,374)
Total recognised income and (expense) for the year	(2,721)	(10,347)
Total recognised income and (expense) for the year attributable to:
Equity holders of the parent	(2,721)	(10,347)

There were no effects of the adoption of IAS32/39 at 1 January 2005.

Spark Networks Plc

(formerly MatchNet Plc)

COMPANY STATEMENT OF RECOGNISED INCOME AND EXPENSE

For the year ended 31 December 2005

(in US$ thousands)

For the Company	2005	2004
Unrealised gain (loss) on available-for-sale financial assets	114	(73)
Currency translation gain (loss)	–	–
Net income and (expense) recognised directly in equity	114	(73)
Loss for the year	(2,307)	(10,117)
Total recognised income and (expense) for the year	(2,193)	(10,190)
Total recognised income and (expense) for the year attributable to:
Equity holders of the parent	(2,193)	(10,190)

There were no effects of the adoption of IAS32/39 at 1 January 2005.

Spark Networks Plc

(formerly MatchNet Plc)

CONSOLIDATED AND COMPANY BALANCE SHEETS

As at 31 December 2005

(in US$ thousands)

	Notes	Consolidated	Consolidated	Company	Company
		2005	2004	2005	2004
Non-current assets
Property, plant and equipment	15	4,453	6,467	4,161	6,391
Goodwill	16	15,868	6,491	456	456
Intangible assets	16	4,337	767	561	1,015
Investment in associates	18	1,099	1,167	1,153	1,167
Investment in subsidiary	18	–	–	19,277	6,784
Other investments	18	145	250	145	250

		25,902	15,142	25,753	16,063

Current assets
Trade and other receivables	20	3,742	3,205	2,917	2,986
Other financial assets	21	196	3,158	196	3,158
Cash and short term deposits	22	17,096	4,265	14,830	3,326

		21,034	10,628	17,943	9,470

Total assets		46,936	25,770	43,696	25,533

Current liabilities
Trade and other payables	23	10,762	14,998	9,343	14,855
Corporation tax payable		70	1	–	–
Other financial liabilities	23	9,930	573	9,930	573
Provisions	27	225	–	225	–

		20,987	15,572	19,498	15,428

Non-current liabilities
Financial liabilities	24	900	1,300	900	1,300
Deferred tax liability	11	1,615	–	–	–

		2,515	1,300	900	1,300

Spark Networks Plc

(formerly MatchNet Plc)

CONSOLIDATED AND COMPANY BALANCE SHEETS

Total liabilities		23,502	16,872	20,398	16,728

Net assets		23,434	8,898	23,298	8,805

	Notes	Consolidated 2005	Consolidated 2004	Company 2005	Company 2004
Capital and reserves
Equity share capital	28	487	436	487	436
Share premium	30	18,163	48,628	18,376	48,842
Currency translation	30	(302)	(13)	1	(113)
Retained earnings	30	5,086	(40,153)	4,434	(40,360)

Total equity	30	23,434	8,898	23,298	8,805

Approved by the board of directors on

and signed on its behalf by:

Director

21 August 2006

Spark Networks Plc

(formerly MatchNet Plc)

CONSOLIDATED CASH FLOW STATEMENT

(in US$ thousands)	2005	2004
Operating activities:
Loss before taxation	(2,504)	(10,373)
Adjustments to reconcile loss before tax to net cash inflows from operating activities
Depreciation, amortisation and impairment of assets	4,499	4,193
Share-based payments	3,685	1,940
(Increase) decrease in trade and other receivables	(272)	(186)
(Increase) decrease in prepaid expenses and other assets	335	(1,184)
Increase (decrease) in trade payable and accrued liabilities	(5,256)	4,823
Increase (decrease) in deferred revenue and other liabilities	3,711	(914)
Interest (paid)	(598)	(28)

Cash generated from (used in) operations	3,600	(1,729)

(Increase) decrease in income tax liability	72	(1)

Net cash flow from operating activities	3,672	(1,730)
Investing activities:
Interest received	68	94
Sale of available-for-sale assets	2,967	3,553
Purchases of available-for-sale assets	–	(3,000)
Purchases of property and equipment	(1,448)	(5,467)
Purchases of businesses and intangible assets (net of cash acquired)	(1,779)	(5,077)
Purchase of associate	–	(1,167)

Net cash flow from investing activities	(192)	(11,064)

Financing activities:
Interest paid for acquisition	(181)	–
Proceeds from share issues	10,705	15,156

Spark Networks Plc

(formerly MatchNet Plc)

CONSOLIDATED CASH FLOW STATEMENT

(in US$ thousands)	2005	2004
Principal payments of finance lease obligations	(173)	(314)
Loans and advances to employees	–	182
Redemption of notes payable	(1,000)	–

Net cash flow from financing activities	9,351	15,024

Increase in cash and cash equivalents	12,831	2,230
Cash and cash equivalents at beginning of year	4,265	2,035

Cash and cash equivalents at end of year	17,096	4,265

Spark Networks Plc

(formerly MatchNet Plc)

COMPANY CASH FLOW STATEMENT

(in US$ thousands)	2005	2004
Operating activities:
Loss before taxation	(2,069)	(10,116)
Adjustments to reconcile loss before tax to net cash inflows from operating activities
Depreciation, amortisation and impairment of assets	3,637	3,689
Share-based payments	3,622	2,267
(Increase) decrease in trade and other receivables	(240)	(53)
(Increase) decrease in prepaid expenses and other assets	91	(5,890)
Increase (decrease) in trade payable and accrued liabilities	(2,110)	4,815
Increase (decrease) in deferred revenue and other liabilities	(178)	781
Interest (paid)	(598)	(28)

Cash generated from (used in) operations	2,155	(4,535)

(Increase) decrease in income tax liability	72	(1)

Net cash flow from operating activities	2,227	(4,536)
Investing activities:
Interest received	68	94
Sale of available-for-sale assets	2,967	3,553
Purchases of available-for-sales assets	–	(3,000)
Purchases of property and equipment	(1,330)	(5,181)
Purchases of businesses and intangible assets	(1,779)	(4,378)
Purchase of associate	–	(1,167)

Net cash flow from investing activities	(74)	(10,079)

Financing activities:
Interest paid for acquisition	(181)	–
Proceeds from share issues	10,705	16,494
Principal payments of finance lease obligations	(173)	(314)

Spark Networks Plc

(formerly MatchNet Plc)

COMPANY CASH FLOW STATEMENT

(in US$ thousands)	2005	2004
Loans and advances to employees	–	(203)
Redemption of notes payable	(1,000)	–

Net cash flow from financing activities	9,351	15,977

Increase in cash and cash equivalents	11,504	1,362
Cash and cash equivalents at beginning of year	3,326	1,964

Cash and cash equivalents at end of year	14,830	3,326

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Authorisation of financial statements and statement of compliance with IFRSs

The consolidated financial statements of Spark Networks Plc (formerly MatchNet Plc) (“The Company”) for the year ended 31 December 2005 were authorised for issue by the Directors on 11 August 2006. The Company is a public limited company incorporated under the laws of England and Wales whose ordinary shares in the form of Global Depositary Shares (GDS’s) currently trade on the Frankfurt Stock Exchange and in the form of American Depositary Shares (ADS’s) on the American Stock Exchange.

The Company and Group’s financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the EU as they apply to the financial statements of the Group for the year ended 31 December 2005 applied in accordance with the provisions of the Companies Act 1985. The Group’s and Company’s financial statements are also consistent with International Financial Reporting Standards as issued by the IASB.

The Company has taken advantage of the exemption provided under section 230 of the Companies Act 1985 not to publish its individual income statement and related notes.

2.	Accounting policies

Basis of preparation

The financial statements have been presented in US dollars, which is the functional currency of the Company, and have been prepared on the basis applicable to a going concern, as the directors anticipate that the financial position of the Company will improve as the business develops and membership enlarges.

The Company has taken advantage of the exemption provided under section 230 of the Companies Act 1985 not to publish its individual income statement and related notes.

Basis of consolidation

The Group financial statements consolidate the financial statements of Spark Networks PLC and the entities it controls (its subsidiaries) drawn up to 31 December each year.

Subsidiaries are consolidated from the date of their acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases. Control comprises the power to govern the financial and operating policies of the investee so as to obtain benefit from its activities and is achieved through direct or indirect ownership of voting rights; currently exercisable or convertible potential voting rights; or by way of contractual agreement. The financial statements of subsidiaries are prepared for the same reporting year as the parent company, using consistent accounting policies. All inter-company balances and transactions, including unrealised profits arising from them, are eliminated.

Interests in associates

The Group’s interests in its associates, being those entities over which it has significant influence and which are neither subsidiaries nor joint ventures, are accounted for using the equity method of accounting. Under the equity method, the investment in an associate is carried in the balance sheet at cost plus post-acquisition changes in the Group’s share of net assets of the associate, less distributions received and less any impairment in value of individual investments. The Group income statement reflects the share of the associate’s results after tax. The Group statement of recognised income and expense reflects the Group’s share of any income and expense recognised by the associate outside profit and loss.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Any goodwill arising on the acquisition of an associate, representing the excess of the cost of the investment compared to the Group’s share of the net fair value of the associate’s identifiable assets, liabilities and contingent liabilities, is included in the carrying amount of the associate and is not amortised. To the extent that the net fair value of the associate’s identifiable assets, liabilities and contingent liabilities is greater than the cost of the investment, a gain is recognised and added to the Group’s share of the associate’s profit or loss in the period in which the investment is acquired.

The Company’s investments in subsidiaries and associates

In its separate financial statements the Company recognises its investments in subsidiaries and associates at cost. Income is recognised from these investments only in relation to distributions received from post-acquisition profits. Distributions received in excess of post-acquisition profits are deducted from the cost of the investment.

Foreign currency translation

Company

Transactions in foreign currencies are initially recorded in the functional currency by applying the spot exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency rate of exchange ruling at the balance sheet date. All differences are taken to the income statement, except where hedge accounting is applied. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Group

Transactions in foreign currencies are initially recorded in the functional currency by applying the spot exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency rate of exchange ruling at the balance sheet date. All differences are taken to the income statement, except when hedge accounting is applied and for differences on monetary assets and liabilities that form part of the Group’s net investment in a foreign operation. These are taken directly to equity until the disposal of the net investment, at which time they are recognised in profit or loss.

The assets and liabilities of foreign operations are translated into sterling at the rate of exchange ruling at the balance sheet date. Income and expenses are translated at weighted average exchange rates for the year. The resulting exchange differences are taken directly to a separate component of equity. On disposal of a foreign entity, the deferred cumulative amount recognised in equity relating to that particular foreign operation is recognised in the income statement.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Goodwill

Business combinations on or after 1 January 2004 are accounted for under IFRS 3 using the purchase method. Any excess of the cost of the business combination over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities is recognised in the balance sheet as goodwill and is not amortised. To the extent that the net fair value of the acquired entity’s identifiable assets, liabilities and contingent liabilities is greater than the cost of the investment, a gain is recognised immediately in the income statement. Goodwill recognised as an asset as at 31 December 2003 is recorded at its carrying amount under UK GAAP and

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

is not amortised. Any goodwill asset arising on the acquisition of equity accounted entities is included within the cost of those entities.

After initial recognition, goodwill is stated at cost less any accumulated impairment losses, with the carrying value being reviewed for impairment, at least annually and whenever events or changes in circumstances indicate that the carrying value may be impaired.

For the purpose of impairment testing, goodwill is allocated to the related cash-generating units monitored by management, usually at business segment level or statutory company level as the case may be. Where the recoverable amount of the cash-generating unit is less than its carrying amount, including goodwill, an impairment loss is recognised in the income statement.

The carrying amount of goodwill allocated to a cash-generating unit is taken into account when determining the gain or loss on disposal of the unit, or of an operation within it. Goodwill arising on acquisitions prior to 31 December 1997 remains set off directly against reserves even if the related investment becomes impaired or the business is disposed of.

Intangible assets

Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses.

Intangible assets acquired separately from a business are carried initially at cost. An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights and its fair value can be measured reliably. Expenditure on internally developed intangible assets, excluding development costs, is taken to the income statement in the year in which it is incurred. Development expenditure is recognised as an intangible asset only after its technical feasibility and commercial viability can be demonstrated.

Intangible assets with a finite life are amortised on a straight line basis over their expected useful lives, as follows:

• trademarks, patents, and licences	– over the duration of the legal agreement;

• computer software	– 3 years.

The carrying value of intangible assets is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. In addition, the carrying value of capitalised development expenditure is reviewed for impairment annually before being brought into use.

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and accumulated impairment losses. Such cost includes costs directly attributable to making the asset capable of operating as intended.

Depreciation is provided on all property, plant and equipment, other than freehold land, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the balance sheet date, of each asset evenly over its expected useful life. The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

Costs related to the planning and post implementation phases of website development efforts are expensed. Direct costs incurred in the developing and enhancing the website are capitalised as incurred if the measurable economic viability of the expenditure can be determined. Costs associated with minor enhancements and maintenance for the website is included in expenses in the accompanying consolidated income statements:

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

• computer, office equipment and leasehold improvements	– 3 years;

• website and development expenditure	– 3 years.

The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

Leases

Group as a lessee

Assets held under finance leases, which transfer to the Group substantially all the risks and benefits incidental to ownership of the leased item, are capitalised at the inception of the lease, with a corresponding liability being recognised for the fair value of the leased asset or, if lower, the present value of the minimum lease payments. Lease payments are apportioned between the reduction of the lease liability and finance charges in the income statement so as to achieve a constant rate of interest on the remaining balance of the liability. Assets held under finance leases are depreciated over the shorter of the estimated useful life of the asset and the lease term.

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases and rentals payable are charged in the income statement on a straight line basis over the lease term.

Impairment of assets

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses of continuing operations are recognised in the income statement in those expense categories consistent with the function of the impaired asset.

An assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in profit or loss unless the asset is carried at re-valued amount, in which case the reversal is treated as a revaluation increase. After such a reversal the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Financial assets

Financial assets in the scope of IAS 39 are classified as financial assets at fair value through profit or loss; loans and receivables; held-to-maturity investments; or as available-for-sale financial assets, as appropriate. The Group determines the classification of its financial assets at initial recognition and re-evaluates this designation at each financial year-end. When financial assets are recognised initially, they are measured at fair value, being the transaction price plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs. As explained in note 37, the Company and Group have not restated comparative amounts on first applying IAS 32 and IAS 39, as permitted in paragraph 36A of IFRS 1.

Consequently in the comparative figures financial assets have been recorded under UK GAAP as follows:

•	Quoted investments are carried at market value with changes in market value being recorded in equity.

All regular way purchases and sales of financial assets are recognised on the trade date, being. the date that the Group commits to purchase or sell the asset. Regular way transactions require delivery of assets within the timeframe generally established by regulation or convention in the market place. The subsequent measurement of financial assets depends on their classification, as follows:

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, do not qualify as trading assets and have not been designated as either fair value through profit and loss or available for sale. Such assets are carried at amortised cost using the effective interest method if the time value of money is significant. Gains and losses are recognised in income when the loans and receivables are derecognised or impaired, as well as through the amortisation process.

Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets that are designated as such or are not classified in any of the three preceding categories. After initial recognition available-for sale financial assets are measured at fair value with gains or losses being recognised as a separate component of equity until the investment is derecognised or until the investment is determined to be impaired at which time the cumulative gain or loss previously reported in equity is included in the income statement.

The fair value of quoted investments is determined by reference to bid prices at the close of business on the balance sheet date. Where there is no active market, fair value is determined using valuation techniques. These include using recent arm’s length market transactions; reference to the current market value of another instrument which is substantially the same; discounted cash flow analysis and pricing models. Otherwise assets will be carried at cost.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Impairment of financial assets

The Group assesses at each balance sheet date whether a financial asset or group of financial assets is impaired.

Assets carried at amortised cost

If there is objective evidence that an impairment loss on loans and receivables carried at amortised cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition). The carrying amount of the asset is reduced, with the amount of the loss recognised in administration costs.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed. Any subsequent reversal of an impairment loss is recognised in the income statement, to the extent that the carrying value of the asset does not exceed its amortised cost at the reversal date.

Available-for-sale financial assets

If an available-for-sale asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortisation) and its fair value is transferred from equity to the income statement. Reversals of impairment losses on debt instruments are reversed through the income statement, if the increase in fair value of the instrument can be objectively related to an event occurring after the impairment loss was recognised in profit or loss. Reversals in respect of equity instruments classified as available-for-sale are not recognised in the income statement.

Trade and other receivables

Trade receivables, which generally have 30-90 day terms, are recognised and carried at the lower of their original invoiced value and recoverable amount. Where the time value of money is material, receivables are carried at amortised cost. Provision is made when there is objective evidence that the Group will not be able to recover balances in full. Balances are written off when the probability of recovery is assessed as being remote.

Cash and cash equivalents

Cash and short-term deposits in the balance sheet comprise cash at banks and in hand and short-term deposits with an original maturity of three months or less.

For the purpose of the consolidated cash flow statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Interest bearing loans and borrowings

All loans and borrowings are initially recognised at fair value less directly attributable transaction costs.

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method.

Gains and losses arising on the repurchase, settlement or otherwise cancellation of liabilities are recognised respectively in finance income and finance expense.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates and laws that are enacted or substantively enacted by the balance sheet date.

Deferred income tax is recognised on all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements, with the following exceptions:

•	where the temporary difference arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss;

•	in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future; and

•	deferred income tax assets are recognised only to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carried forward tax credits or tax losses can be utilised:

Deferred income tax assets and liabilities are measured on an undiscounted basis at the tax rates that are expected to apply when the related asset is realised or liability is settled, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Income tax is charged or credited directly to equity if it relates to items that are credited or charge to equity. Otherwise income tax is recognised in the income statement.

Provisions

A provision is recognised when the Group has a legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, expected future cash flows are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability.

Where the Group expects some or all of a provision to be reimbursed, for example under an insurance policy, the reimbursement is recognised as a separate asset but only when recovery is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement. Where discounting is used, the increase in the provision due to unwinding the discount is recognised as a finance cost.

Derecognition of financial assets and liabilities

Financial assets

A financial asset (or, where applicable a part of a financial asset or part of a group of similar financial assets) is derecognised where:

•	the rights to receive cash flows from the asset have expired;

•	the Group retains the right to receive cash flows from the asset, but has assumed an obligation to pay them in full without material delay to a third party under a ‘pass-through’ arrangement; or

•	the Group has transferred its rights to receive cash flows from the asset and either (a) has transferred substantially all the risks and rewards of the asset, or (b) has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Where the Group has transferred its rights to receive cash flows from an asset and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Group’s continuing involvement in the asset. Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Where continuing involvement takes the form of a written and/or purchased option (including a cash-settled option or similar provision) on the transferred asset, the extent of the Group’s continuing involvement is the amount of the transferred asset that the Group may repurchase, except that in the case of a written put option (including a cash-settled option or similar provision) on an asset measured at fair value, the extent of the Group’s continuing involvement is limited to the lower of the fair value of the transferred asset and the option exercise price.

Financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, such that the difference in the respective carrying amounts together with any costs or fees incurred are recognised in profit or loss.

Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, sales taxes and duty. In particular:

Rendering of services

Substantially all of the Company’s revenues are derived from subscription fees. Recognition occurs rateably over the subscription period. Subscription fees collected in advance are deferred and recognised as revenue, using the straight-line method, over the term of the subscription.

No revenue was generated from the sale of goods.

Interest income

Revenue is recognised as interest accrues (using the effective interest method-that is the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset).

Borrowing costs

Borrowing costs are recognised as an expense when incurred.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Share-based payments

Equity settled transactions

The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the Company (market conditions).

No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance conditions are satisfied.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management’s best estimate of the achievement or otherwise of non-market conditions number of equity instruments that will ultimately vest or in the case of an instrument subject to a market condition, be treated as vesting as described above. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Where the terms of an equity-settled award are modified or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, an expense is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any cost not yet recognised in the income statement for the award is expensed immediately. Any compensation paid up to the fair value of the award at the cancellation or settlement date is deducted from equity, with any excess over fair value being treated as an expense in the income statement.

New standards and interpretations not applied

During the year, the IASB and IFRIC have issued the following standards and interpretations with an effective date after the date of these financial statements:

International Accounting Standards (IAS / IFRSs)		Effective date

IFRS 1	Amendment relating to IFRS 6	1 January 2006

IFRS 4	Insurance Contracts (Amendment to IAS 39 and IFRS 4 – Financial Guarantee Contracts)	1 January 2006

IFRS 6	Exploration for and Evaluation of Mineral Assets	1 January 2006

IFRS 6	Amendment relating to IFRS 6	1 January 2006

IFRS 7	Financial Instruments: Disclosures	1 January 2007

IAS 1	Amendment – Presentation of Financial Statements: Capital Disclosures	1 January 2007

IAS 19	Amendment – Actuarial Gains and Losses, Group Plans and Disclosures	1 January 2006

IAS 39	Fair Value Option	1 January 2006

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

IAS 39	Amendments to IAS 39 – Transition and Initial Recognition of Financial Assets and Financial Liabilities (Day 1 profits)	1 January 2006

IAS 39	Cash Flow Hedge Accounting	1 January 2006

IAS 39	Amendment to IAS 39 and IFRS 4 – Financial Guarantee Contracts	1 January 2006

International Financial Reporting Interpretations Committee (IFRIC)

IFRIC 4	Determining whether an arrangement contains a lease	1 January 2006

IFRIC 5	Rights to Interests Arising from Decommissioning, Restoration and Environmental Rehabilitation Funds	1 January 2006

IFRIC 6	Liabilities arising from Participating in a Specific Market – Waste Electrical and Electronic Equipment	1 December 2005

IFRIC 7	Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies	1 March 2006

IFRIC 8	Scope of IFRS 2	1 May 2006

IFRIC 9	Reassessment of Embedded Derivatives	1 June 2006

IFRIC 10	Interim Financial Reporting and Impairment	1 November 2006

The Directors do not anticipate that the adoption of these standards and interpretations will have a material impact on the Group’s financial statements in the period of initial application.

Upon adoption of IFRS 7, the Group will have to disclose additional information about its financial instruments, their significance and the nature and extent of risks that they give rise to. More specifically the Group will need to disclose the fair value of its financial instruments and its risk exposure in greater detail. There will be no effect on reported income or net assets.

4.	Revenue

Revenue disclosed in the income statement is analysed as follows.

	2005 $000	2004 $000
Rendering of services	65,511	65,052

Revenue	65,511	65,052
Finance revenue	68	94

Total revenue	65,579	65,146

No revenue was derived from the sale of goods (2004: US$ nil).

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company derives a small amount of revenues (less than 2% of revenue in 2005 and less than 2% in 2004) from certain promotional events. Revenues and the related expenses associated with these events are recognised at the date of each event.

5.	Segment information

The directors consider that the group has one reportable business segment, which is the provision of on-line personal services. As such, all revenues and expenditure are as presented in the Group income statement. All assets are employed by the Group in pursuit of that business and are as represented in the consolidated balance sheet.

The following information presents the Group’s income statements and balance sheets according to its primary segment, being the geographical markets in which they operate. Both the net revenues and total assets of the non-U.S. entities (rest of the world, external customers) represent less than 10% of the Group:

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Primary reporting segment - Geographical

For the year ended 31 December 2005

(in US$ thousands)

	2005 U.S.	2005 Rest of world	2005 Group	2004 U.S.	2004 Rest of world	2004 Group
	$000	$000	$000	$000	$000	$000
Revenue	59,206	6,305	65,511	62,604	2,448	65,052
Cost of sales	(22,923)	(2,695)	(25,618)	(32,497)	(1,194)	(33,691)

Gross profit	36,283	3,610	39,893	30,107	1,254	31,361

Depreciation expense	3,550	(241)	3,309	2,962	311	3,273
General and administrative expenses	34,832	3,477	38,309	37,313	1,228	38,541

Group trading loss	(2,099)	374	(1,725)	(10,168)	(285)	(10,453)
Share of profit (loss)	(68)	–	(68)	14	–	14

Group operating loss from continuing operations	(2,167)	374	(1,793)	(10,154)	(285)	(10,439)
Net finance (costs)	(194)	(517)	(711)	38	28	66

Loss from continuing operations before taxation	(2,361)	(143)	(2,504)	(10,116)	(257)	(10,373)
Tax (expense) income	238	(166)	72	(1)	–	(1)

Loss for the year from continuing operations	(2,123)	(309)	(2,432)	(10,117)	(257)	(10,374)

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Primary reporting segment - Geographical

For the year ended 31 December 2005

(in US$ thousands)

	2005 U.S.	2005 Rest of world	2005 Group	2004 U.S.	2004 Rest of world	2004 Group
	$000	$000	$000	$000	$000	$000
Non-current assets
Property, plant and equipment	4,161	292	4,453	6,391	76	6,467
Goodwill	456	15,412	15,868	456	6,035	6,491
Intangible assets	561	3,776	4,337	1,015	(248)	767
Investment in associates	1,099	–	1,099	1,167	–	1,167
Other investments	145	–	145	250	–	250

	6,422	19,480	25,902	9,279	5,863	15,142
Current assets
Trade and other receivables	2,917	825	3,742	2,986	218	3,205
Financial assets	196	–	196	3,158	–	3,158
Cash and cash equivalents	14,830	2,266	17,096	3,326	939	4,265

	17,943	3,091	21,034	9,470	1,158	10,628

Total assets	24,365	22,571	46,936	18,749	7,021	25,770
Current liabilities
Trade and other payables	9,272	1,490	10,762	14,854	144	14,998
Corporation tax payable	70	–	70	1	–	1
Financial liabilities	9,930	–	9,930	573	–	573
Provisions	225	–	225	–	–	–

	19,497	1,490	20,987	15,428	144	15,572
Non-current liabilities
Other financial liabilities	900	–	900	1,300	–	1,300
Deferred tax liability	–	1,615	1,615	–	–	–

	900	1,615	2,515	1,300	–	1,300

Total liabilities	20,397	3,105	23,502	16,728	144	16,872

Net assets	3,968	19,466	23,434	2,021	6,877	8,898

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	Group operating loss

This is stated after charging/(crediting):

	2005	2004
	$000	$000
Research expenditure	387	693

Total research and development expense	387	693

Depreciation of property, plant and equipment	3,309	3,273
Impairment of other investments (1)	105	–
Amortisation of intangible assets	1,085	920

Total depreciation and amortisation expense	4,499	4,193

Net foreign currency differences	21	29

Operating lease payments	616	1,385

(1) Yobon - In 2004, the Company invested $250,000 in Yobon, Inc., a provider of Webweb toolbar technology. The Company’s former Chief Technology Officer, Phil Nelson, is the Chairman of Yobon. In December 2005, the Company determined that the value of the Yobon investment would not be realised in full and recorded an impairment charge in the amount of $105,000.

7.	Auditors’ remuneration

During the fiscal years ended 31 December 2005 and 2004, Ernst & Young LLP was retained to provide services as follows:

US$000’s	Fees for the Year Ended 31 December
Service	2005	2004

Audit fees(1)	569	1,131
Audit-related fees(2)	113	62
Tax fees(3)	–	24

Total audit and non-audit fees	682	1,217

1.	These are fees for professional services performed by Ernst & Young LLP for the audit of the annual financial statements, review of the quarterly reports, review of the Registration Statement on Form S-1, and the issuance of opinions on the filings with the Companies House which must be filed within the U.K. which must be compliant with International Financial Reporting Standards.
2.	These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the company’s financial statements.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	These are fees for professional services with respect to tax compliance and/or tax consulting services.

8.	Staff costs excluding directors’ emoluments

(a)	Staff costs

	2005	2004
	$000	$000
Wages and salaries	11,141	15,680
Social security costs	916	782
Other pension costs (note 34)	234	184
Share based payment expense	3,685	1,940

	15,976	18,586

	2005	2004
	No.	No.
Average weekly number of employees during the year	168	170

(b)	Directors’ emoluments

	2005	2004
	$000	$000
Directors’ emoluments	1,024	979

Aggregate gains made by directors on the exercise of options	4,772	10,575

Amounts receivable under long term incentive plans	–	–

Number of directors accruing benefits under:
Defined contribution schemes	2	6

The Company does not contribute to a pension scheme for any of the directors other than the 401(k) amounts.

9.	Finance revenue

	2005	2004
	$000	$000
Bank interest receivable	68	63
Other finance revenue	–	31

Total finance revenue	68	94

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Finance costs

	2005 $000	2004 $000
On loan notes payable	560	–
Other finance costs	219	28

Total finance costs	779	28

11.	Taxation

(a) Tax (credited)/charged in the income statement

	2005 Group $000	2004 Group $000
Current income tax:
UK Corporation tax	–	–

UK corporation tax	–	–
Foreign tax	70	1

Current income tax charge
Amounts overprovided in previous years	–	–

Total current income tax	70	1

Deferred tax
Origination and reversal of timing differences	(142)	–

Total deferred tax	(142)	–

Tax (credited)/charge in the income statement	(72)	1

(b) Tax reconciliation

Tax on loss on ordinary activities at UK Corporation tax standard rate of 30% (2004 - 30%)	(751)	(3,112)
Rate differences on overseas earnings	(8)	(14)
Tax effect of expenses (income) that are not deductible (taxable)	(4,436)	(6,493)
Excess of capital allowances over depreciation	1,259	853
Other short term timing differences	769	–
Tax losses carried forward	3,192	8,766
Release of valuation allowance	(69)	–
Effect of change in statutory tax rate/ translation adjustment	(34)	–
California State Taxes	6	1

Total tax (credit)/charge	(72)	1

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(c) Deferred Tax (Asset)/Liability

	2005 Group $000	2004 Group $000	2005 Company $000	2004 Company $000
Balance at 1 January 2005	(66)	–	–	–
Acquisition - Deferred Tax (Asset)/ Liability	1,823	–	–	–
Charge/ (Credit) to profit	(142)	–	–	–

At 31 December 2005	1,615	–	–	–

Losses – revenue	–	–	(90)	–
Accelerated capital allowances	–	–	36	–
Short Term timing differences	–	–	1,669	–

Total Recognised Deferred Tax Liability	–	–	1,615	–

(d) Unrecognised Deferred Tax (Asset)/Liability
	2005 Group $000	2004 Group $000	2005 Company $000	2004 Company $000
Losses – revenue	(15,639)	(13,375)	(15,639)	(13,375)
Accelerated capital allowances	(2,332)	(1,316)	(2,332)	(1,316)
Short Term timing differences	–	(7)	–	(7)
Share based payments	(1,049)	(6,688)	(1,049)	(6,688)
Intangible assets	168	305	168	305

Total Unrecognised Deferred Tax	(18,852)	(21,081)	(18,852)	(21,081)

At 31 December 2005 and 2004 there were net operating loss carry-forwards of approximately $54 million, and $50 million respectively, available to reduce future US Federal and US state taxable income respectively. These will expire beginning in the years 2018 through to 2024 for Federal and in 2006 through to 2014 for state purposes. Under section 382 of the US Internal Revenue Code, the utilisation of the net operating loss carry forwards can be limited based on changes in the percentage ownership of the Company. Of the net operating losses available, approximately $1.6 million and $500,000 for federal and states purposes respectively are attributable to losses incurred by MingleMatch (a subsidiary acquired during the year). Such losses are subject to other restrictions on usage including the requirement that they are only available to offset future income of the subsidiary. The available net operating losses do not include any amounts generated by MingleMatch prior to the acquisition date due to substantial uncertainty regarding the Company’s ability to realise the benefit in the future.

At 31 December 2005 tax losses carried forward available to offset future income subject to UK tax were approximately $52.1 million (31 December 2004: $43.8 million). Tax losses and other temporary differences have no expiry date.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Group’s unrecognised deferred tax asset amounts to $23.5 million for US tax purposes (31 December 2004: $22.1 million). The Company had an unrecognised deferred tax asset of $18.9 million for UK tax purposes (31 December 2004 restated amount for IFRS of $21.1 million).

No deferred tax asset was recognised at 31 December 2005 (31 December 2004 - nil) on the basis that there was insufficient evidence at that date of suitable taxable profits arising in the future against which the tax losses can be offset and from which the future reversal of the underlying timing difference can be deducted.

12.	Loss attributable to members of the parent company

The loss dealt with in the financial statements of the parent company is US$2,431,530 in 2005 and US$10,374,625 in 2004.

13	Earnings per share

The earnings per share are calculated on a weighted average number of shares of 26,105,000 (2004 - 22,667,000) and on losses of US$2,431,530 (2004 - US$10,374,625).

Basic net income (loss) per share is computed by dividing net income (loss) available to ordinary shareholders by the weighted average number of ordinary shares outstanding. Diluted net loss per share includes the effect of potential shares outstanding, including dilutive share options and warrants, using the treasury stock method. The effect of share options and warrants on diluted weighted average shares outstanding has been excluded from the calculation of loss per share because it would have been anti-dilutive.

The weighted average shares outstanding for any diluted earnings per share calculation would have been approximately 26.9 million and 26.4 million shares, for the years ended 31 December 2005 and 2004, using the treasury stock method.

14.	Dividends paid and proposed

The Group loss for the year amounted to US$2,431,530 (2004 loss - US$10,374,625). The directors do not recommend the payment of a dividend (2004 - US$ nil).

15.	Property, plant, and equipment

31 December 2005 - Consolidated	Computers, office equipment and leasehold improvements $000	Developed websites and software $000	Total $000
Carrying amount:
At 1 January 2005, net of accumulated depreciation	5,422	1,045	6,467
Additions	1,154	142	1,296
Depreciation charge for the year	(2,922)	(387)	(3,309)

At 31 December 2005 net of accumulated depreciation	3,653	800	4,453

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 1 January 2005
Cost	10,462	2,528	12,990
Accumulated depreciation and impairment	(5,040)	(1,483)	(6,523)

Net carrying amount	5,422	1,045	6,467

At 31 December 2005
Cost	11,615	2,670	14,285
Accumulated depreciation and impairment	(7,962)	(1,870)	(9,832)

Net carrying amount	3,653	800	4,453

31 December 2004 - Consolidated	Computers, office equipment and leasehold improvements $000	Developed websites and software $000	Total $000
Carrying amount:
At 1 January 2004, net of accumulated depreciation	3,193	1,080	4,273
Additions	4,809	658	5,467
Depreciation charge for the year	(2,580)	(693)	(3,273)

At 31 December 2004 net of accumulated depreciation	5,422	1,045	6,467

At 1 January 2004
Cost	5,653	1,870	7,523
Accumulated depreciation and impairment	(2,460)	(790)	(3,250)

Net carrying amount	3,193	1,080	4,273

At 31 December 2004
Cost	10,462	2,528	12,990
Accumulated depreciation and impairment	(5,040)	(1,483)	(6,523)

Net carrying amount	5,422	1,045	6,467

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2005 - Company	Computers, office equipment and leasehold improvements $000	Developed websites and software $000	Total $000
Carrying amount:
At 1 January 2005, net of accumulated depreciation	5,346	1,045	6,391
Additions	1,179	142	1,321
Depreciation charge for the year	(3,163)	(387)	(3,550)

At 31 December 2005 net of accumulated depreciation	3,361	800	4,161

At 1 January 2005
Cost	10,076	2,528	12,603
Accumulated depreciation and impairment	(4,729)	(1,483)	(6,212)

Net carrying amount	5,345	1,045	6,391

At 31 December 2005
Cost	11,253	2,670	13,923
Accumulated depreciation and impairment	(7,892)	(1,870)	(9,762)

Net carrying amount	3,361	800	4,161

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2004 - Company	Computers, office equipment and leasehold improvements $000	Developed websites and software $000	Total $000
Carrying amount:
At 1 January 2004, net of accumulated depreciation	3,187	1,080	4,267
Additions	4,428	658	5,086
Depreciation charge for the year	(2,269)	(693)	(2,962)

At 31 December 2004 net of accumulated depreciation	5,346	1,045	6,391

At 1 January 2004
Cost	5,647	1,870	7,517
Accumulated depreciation and impairment	(2,460)	(790)	(3,250)

Net carrying amount	3,187	1,080	4,267

At 31 December 2004
Cost	10,075	2,528	12,603
Accumulated depreciation and impairment	(4,729)	(1,483)	(6,212)

Net carrying amount	5,346	1,045	6,391

At 31 December 2005, the Company had $4.7 million of fully depreciated assets that are still being utilised. These fully depreciated assets consist mainly of computer equipment and capitalised software development costs.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	Intangible assets

31 December 2005 - Consolidated	Goodwill $000	Trademarks and Other $000	Total $000
Carrying amount:
At 1 January 2005	6,491	767	7,258
Additions	9,740	4,655	14,395
Foreign exchange related to Goodwill	(363)	–	(363)
Amortisation charge for the year	–	(1,085)	(1,085)

At 31 December 2005	15,868	4,337	20,205

At 1 January 2005
Cost	9,526	4,375	13,901
Accumulated amortisation and impairment	(3,035)	(3,608)	(6,643)

Net carrying amount	6,491	767	7,258

At 31 December 2005
Cost	18,904	9,030	27,934
Accumulated amortisation and impairment	(3,036)	(4,693)	(7,729)

Net carrying amount	15,868	4,337	20,205

31 December 2004 - Consolidated	Goodwill $000	Trademarks and Other $000	Total $000
Carrying amount:
At 1 January 2004	–	1,285	1,285
Additions	6,491	402	6,893
Amortisation charge for the year	–	(920)	(920)

At 31 December 2004	6,491	767	7,258

At 1 January 2004
Cost	3,035	3,973	7,008
Accumulated amortisation and impairment as previously stated	(3,035)	(2,688)	(5,723)

Net carrying amount	–	1,285	1,285

At 31 December 2004
Cost	9,526	4,375	13,901
Accumulated amortisation and impairment	(3,035)	(3,608)	(6,643)

Net carrying amount	6,491	767	7,258

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 December 2005 - Company	Goodwill $000	Trademarks and Other $000	Total $000
Carrying amount:
At 1 January 2005	456	1,015	1,471
Additions
Amortisation charge for the year	–	(454)	(454)

At 31 December 2005	456	561	1,017

At 1 January 2005
Cost	3,491	4,375	7,866
Accumulated amortisation and impairment	(3,035)	(3,360)	(6,395)

Net carrying amount	456	1,015	1,471

At 31 December 2005
Cost	3,491	4,375	7,866
Accumulated amortisation and impairment	(3,035)	(3,814)	(6,849)

Net carrying amount	456	561	1,017

31 December 2004 - Company	Goodwill $000	Trademarks and Other $000	Total $000
Carrying amount:
At 1 January 2004	–	1,285	1,285
Additions	456	402	858
Amortisation charge for the year	–	(672)	(672)

At 31 December 2004	456	1,015	1,471

At 1 January 2004
Cost	3,036	3,973	7,009
Accumulated amortisation and impairment	(3,036)	(2,688)	(5,724)

Net carrying amount	–	1,285	1,285

At 31 December 2004
Cost	3,491	4,375	7,866
Accumulated amortisation and impairment	(3,035)	(3,360)	(6,395)

Net carrying amount	456	1,015	1,471

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2005, the Company had $1.1 million of fully amortised intangible assets that are still being utilised. These fully amortised intangible assets consist mainly of subscriber databases and purchased technologies.

17.	Impairment of goodwill and intangibles with indefinite lives

Yobon - In 2004, the Company invested $250,000 in Yobon, Inc., a provider of web toolbar technology. The Company’s former Chief Technology Officer, Phil Nelson, is the Chairman of Yobon. In December 2005, the Company determined that the value of the Yobon investment would not be realised in full and recorded an impairment charge in the amount of $105,000.

We assess goodwill and other indefinite-lived intangible assets at least annually, or more frequently when circumstances indicate that the carrying value may not be recoverable. Factors we consider important and which could trigger an impairment review include the following:

•	a significant decline in actual projected revenue;
•	a significant decline in the market value of depositary shares;
•	a significant decline in performance of certain acquired companies relative to original projections;
•	an excess of the net book value over market value;
•	a significant decline in the operating results relative to operating forecasts;
•	a significant change in the manner of use of acquired assets or the strategy for the overall business;
•	a significant decrease in the market value of an asset;
•	a shift in technology demands and development; and
•	a significant turnover in key management or other personnel.

When we determine that the carrying value of goodwill, other intangible assets and other long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment using the methods and assumptions as detailed below:

1.	The income approach

2.	The market approach

The income approach measures the value of an asset based on the expected net earnings or cash flows attributable to the asset over its remaining economic useful life. The net cash flows attributable an asset over its estimated economic useful life are estimated, discounted to present value and summed to arrive at an estimate of the value of the asset. This approach assumes that the income derived from the asset will, to a large extent, control its value.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The input into the calculation is as follows:

The period over which cash flows are calculated is 4 years

Discount rate is 15%, which is the weighted average cost of capital. This is the rate of return that the market requires to attract funds to a particular investment.

The projected growth rates by website were developed from the Company’s sales and marketing plan as follows:

Year	Israel & Other	American Singles	J Date
2005	0.0%	-16.5%	9.6%
2006	71.7%	-7.5%	14.9%
2007	55.2%	3.0%	11.0%
2008	31.2%	10.8%	10.8%

Key Assumption	Approach to choice of assumption

Revenues, direct marketing, depreciation & amortization	Based on projections by management

Direct marketing	A percentage of total revenue

Operating expense	Based on projections by management

Income and expense	Considering both profits and losses of the company

Working capital	Based on the Company’s historical working capital levels and working capital of similar companies

Capital expenditure	Based on the Company’s historical capital expenditure

Residual value	Based on projected revenue multiplied by an exit multiple

Selected multiple	Based on comparable information from a range of similar companies

Financial information	Based on historic information and management projections

The market approach arrives at an indication of value by comparing the subject assets to reasonably similar assets which have been recently acquired in arm’s –length transactions. The market data is then: (i) adjusted for any significant differences (ii) applied to corresponding data of the subject assets to develop an estimate of value.

Effects of reasonably possible changes

The estimates and assumptions used are subject to normal correction for actual results. The assumptions are sufficiently conservative to allow for reasonable fluctuations and would not be expected to change the results of the impairment review.

The resulting valuations under each of the above methods are weighted to best reflect the suitability to the Company. The overall result is then used to determine if any impairment is required.

No indicators of impairment were present in 2005 and 2004.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.	Investments

(a)	Investment in associates

Duplo AB	Share of net assets	Goodwill	Total
Group	$000	$000	$000
At 1 January 2004	–	–	–
Additions	153	1,000	1,153
Share of post tax profit	14	–	14

At 31 December 2004	167	1,000	1,167
Share of post tax loss	(68)	–	(68)

At 31 December 2005	99	1,000	1,099

Company
At 1 January 2004	–	–	–
Additions	153	1,000	1,153
Share of post tax profit	14	–	14

At 31 December 2004	167	1,000	1,167
Share of post tax loss	(14)	–	(14)

At 31 December 2005	153	1,000	1,153

On 9 September 2004, the Company acquired a 20% interest in Duplo AB for $1,153,000 including professional fees related to the transaction.

Duplo AB owns and operates Playahead.com, a community site primarily focused on the Swedish market, whose members range in age primarily from 16-35.

US$1,000,000 of the total consideration paid is considered goodwill and is recorded on the balance within the “investment in associates” account. The Company has recorded a loss of $67,400 in 2005 related to its investment in Duplo AB.

In connection with the acquisition, the Company entered into a two year operating agreement with Duplo AB, under which the Company makes quarterly payments to Duplo AB. The agreement calls for quarterly payments of $120,000 in advance commencing on 1 January 2005 ($120,000 for the quarter ended 31 December 2005). The agreement, if extended, calls for the Company to pay Duplo AB a one-time fee of $150,000 for each Company website using the technology licensed under this agreement as well as an annual license fee of $20,000 per website using the technology. .

The Company has the right but not the obligation to acquire the remaining 80% interest of Duplo AB by 9 September 2006

On 20 April 2005, the Company’s Board of Directors authorised the exercise of the call option the Company holds to purchase the remaining 80% of Duplo AB that the Company does not already own. The purchase price for these remaining shares is $4 million.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The option was deemed to have a value of nil and as such no transaction was recorded. The reason the option was valued at nil is because if the option is exercised, the company will be obligated to pay a portion of revenues for the five years following the exercise of the option. This sum will be calculated in the amount of equal to ten (10) percent of the net revenues generated by the Playahead.com site during the previous financial year.

The Company also has the right, but not the obligation, to sell back its shares for the full purchase price, or an amount exceeding the full purchase price, within 18 months from 9 September 2004.

The following table illustrates summarised financial information of the Group’s 20% share of the investment in

Duplo AB:	2005
$000
Revenue	387
Property, plant and equipment	43
Current assets	192
Liabilities due within one year	100
Liabilities due in more than one year	5

(b) Company - Investment in subsidiaries

$000
Cost:
At 1 January 2005	6,784
Additions (note 19)	13,243
Loan repayment(1),	(750)

At 31 December 2005	19,277

Cost:
At 1 January 2004	98
Additions (1),	6,686

At 31 December 2004	6,784

(1) Addition of $6,686,000 represents a long term loan to MatchNet (Israel) Limited. The loan has no fixed terms of repayment and is interest free. (MatchNet Israel) repaid $750,000.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Details of the investments in which the Group and the Company (unless indicated) holds 20% or more of the nominal value of any class of share capital are as follows:

	Country of Incorporation	Holding	Proportion of voting rights and shares held	Nature of Business
Subsidiary undertakings
MatchNet (Israel) Limited	Israel	Ordinary shares	100%	On-line personal sites
MingleMatch, Inc.	USA	Ordinary Shares	100%	On-line personal sites
SocialNet Inc	USA	Ordinary shares	100%	Intellectual property
Do You Do Inc	USA	Ordinary shares	100%	Intellectual property
VAP AG(1)	Germany	Ordinary shares	95%	Domain names
America Singles.com Inc	USA	Ordinary shares	100%	Dormant
JDate Limited	England	Ordinary shares	100%	Dormant

(1) Since VAP AG does not have any assets or liabilities, the Company does not show this as a minority interest in the financials.

(c) Other investments

Group and Company	Debt	Total
	$000	$000
Cost:
At 1 January 2005	250	250
Impairment - Yobon(1)	(105)	(105)
Disposals	–	–

At 31 December 2005	145	145

Amounts provided:
At 1 January 2005 and 31 December 2005	–	–

Net book value:
At 31 December 2005	145	145

At 1 January 2005	250	250

(1)	In 2004, the Company invested $250,000 in Yobon, Inc., a provider of web toolbar technology. In 2005, the Company recognised a loss of $105,000 related to the Yobon agreement.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.	Business Combinations

MingleMatch, Inc.

On 19 May 2005 the Company completed the purchase of MingleMatch Inc., a Company that operates religious, ethnic, special interest and geographically targeted online singles communities. The results of MingleMatch’s operations have been included in the consolidated financial statements since that date. The purchase price for the acquisition was $2 million in cash and $10 million in loan notes which will be paid over 12 months (as discussed further in note 24, notes payable), as well as 150,000 shares of the Company’s ordinary shares which, on the date of the acquisition had a market value of approximately $1.1 million and capitalised acquisition costs of $143,000.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The initial purchase price allocations may be adjusted within one year of the purchase date for changes in estimates of the fair value of assets acquired and liabilities assumed.

	Book Values	Fair value to Group
	$000	$000
Intangible assets	5	4,655
Property, plant and equipment	162	162
Prepaid and other current assets	74	74
Cash and short-term deposits	221	221
Payables and accruals	(41)	(41)
Deferred revenue	(3,819)	–
Deferred taxation	–	(1,823)

Net assets	(3,398)	3,248

Goodwill arising on acquisition		9,740

Total consideration paid		12,988
Interest paid on deferred consideration		255

		13,243

Discharged by:
Cash		2,000
Loan note		10,000
Fair value of shares issued		1,100
Costs associated with the acquisition, settled in cash		143

		13,243

Of the $4,655,000 of acquired intangible assets, $2,360,000 was allocated to member databases and will be amortised over three years, $370,000 was allocated to subscriber databases which will be amortised over three months, $205,000 was allocated to developed software which will be amortised over five years and $1,720,000 was allocated to domain names which are not subject to amortisation.

The Company has not disclosed the individual entity results for Mingle Match from the acquisition on 19 May 2005 through 31 December 2005. Since the acquisition, overhead and other expenses have not been specifically identified or charged to Mingle Match, therefore the financial results for Mingle Match since the acquisition date of 19 May 2005 only exist within the consolidation and are not shown separately.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.	Trade and other receivables (current)

	Group		Company
	2005 $000	2004 $000	2005 $000	2004 $000
Trade receivables	932	641	753	513
Employee advances and employee notes receivable	83	223	83	223
Deposits held by credit card company	1,085	1,330	1,085	1,330
Deposits	149	159	20	310
Prepaid expenses and other	1,493	852	976	813

Total trade and other receivables	3,742	3,205	2,917	3,189

Employee advances and employee notes receivable

The Company provided loans to employees which are repaid in installments through payroll deductions; short-term advances to employees to facilitate the exercise of Company share options, in what is equivalent to a cashless exercise; and long-term loans to employees to facilitate the exercise of share options which call for repayment in the future based on the individual terms of the notes. The short-term advances are repaid by the employee immediately after they receive the proceeds from the sale of the shares purchased from the exercise of the Company share options. As of 31 December 2005, and 2004, the Company had notes receivable from employees of approximately $82,000 and $203,000, respectively. As of 31 December 2005, and 2004, the Company had advances receivable from employees of approximately $1,000 and $20,000, respectively.

Deposits held by credit card companies

The credit card processors the Company uses regularly withhold deposits and maintain balances which are recorded as Deposits held by credit card companies for possible future chargebacks. The Deposits held by credit card companies balance fluctuates based on the current amounts collected by the credit card companies each month.

21.	Other financial assets

	Group 2005 $000	Group 2004 $000	Company 2005 $000	Company 2004 $000
Available for sale assets - Quoted Securities	196	3,158	249	3,158

Total current financial assets	196	3,158	249	3,158

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22.	Cash and short term deposits

All highly liquid instruments with an original maturity of three months or less are considered cash and cash equivalents. Cash at banks earn interest at floating rates based on daily bank deposit rates. The Company does not have an overdraft facility. All cash is held in checking and demand accounts. The Company’s capital management strategy is to keep excess resources in a liquid format that can be readily used for future needs.

	Group		Company
	2005 $000	2004 $000	2005 $000	2004 $000
Cash at bank and in hand	17,096	4,265	14,830	3,326

23. Current Liabilities (a) Trade and other payables

	Group 2005 $000	Group 2004 $000	Company 2005 $000	Company 2004 $000
Trade payables	2,267	3,014	1,762	2,942
Other payables	–	41	–	41
Accrued liabilities	3,407	8,052	3,407	8,052
Deferred income and other liabilities	5,088	3,891	4,174	3,820

Total trade and other payables	10,762	14,998	9,343	14,855

(b) Other financial Liabilities

Mingle Match Notes	9,000	–	9,000	–
Interest payable	(73)	–	(73)	–

Mingle Match Total	8,927	–	8,927	–
Short-term financing	591	–	591	–
Note payable – Comdisco	400	400	400	400
Short-term financing of subsidiary	12	–	12	–

Total notes payable	9,930	400	9,930	400
Notes payables	9,930	400	9,930	400
Current portion of finance lease obligations	–	173	–	173

Total other financial liabilities	9,930	573	9,930	573

Total current liabilities	22,538	15,572	19,598	15,428

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24.	Non-current financial liabilities

Financial Liabilities

(in US$ thousands)

Notes payable	900	1,300	900	1,300

Total financial liabilities	900	1,300	900	1,300

Notes payable

In September 2004, the Company issued a promissory note in the amount of US$1,700,000 as a final settlement for a lawsuit. The note bears fixed interest at the rate of 2.75% per year and is payable in instalments on (a) 15 September 2005 in the amount of US$400,000; (b) 15 September 2006 in the amount of US$400,000; and (c) 15 September 2007 in the amount of US$900,000. This is an unsecured note.

Promissory note	Current $000	Non-current $000	Total $000
At 31 December 2005
Note payable due 15 September 2006	400	–	400
Note payable due 15 September 2007	–	900	900

Total notes payable at 31 December 2005	400	900	1,300

At 31 December 2004
Note payable due 15 September 2005	400	–	400
Note payable due 15 September 2006	–	400	400
Note payable due 15 September 2007	–	900	900

Total notes payable at 31 December 2004	400	1,300	1,700

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In May 2005, the Company issued five short term promissory notes in connection with the MingleMatch acquisition, in the cumulative face value amount of ten million dollars with a computed principal of $9.7 million after imputed interest and discount of $253,000, computed at a 3.08% interest rate. The discount will be amortised over the term of the notes and recognised as interest expense. The notes bear no actual interest if paid on the due date of each note. All of the notes except for the one dated 31 May 2006 in the amount of $1,350,000 are subject to a 75% acceleration (payable upon a change in ownership) in the event of an initial public offering prior to the due date of the note. This is an unsecured note. The notes were paid or become due as follows:

$000
Paid on 31 October 2005	1,000
Paid on 10 January 2006	2,000
Due on 31 March 2006	3,000
Due on 31 May 2006	2,650
Due on 31 May 2006	1,350

10,000

Obligations under Finance leases

The Group has leased certain office equipment under finance lease agreements effective through October 2005, providing for minimum lease payments for the year ended 31 December 2005 of approximately $173,000. The Company’s total payments under finance lease obligations were approximately $173,000 and $314,000 for the years ended 31 December 2005 and 2004, respectively.

25.	Commitments and contingencies

Commitments and contingencies - Finance Leases	2005 $000	2004 $000
Amounts payable within one year	–	173

	–	173
Less finance charges	–	–

Present value of minimum lease payments	–	173
Less current portion	–	173

Non current portion	–	–

The Company does not have any outstanding finance lease commitments.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Commitments and contingencies - Operating Leases

The Group has entered into commercial leases on certain properties, and equipment.

At 31 December 2005, the Company had commitments under non-cancellable operating leases for land and buildings and equipment as set out below. Future minimum rentals payable under non-cancellable operating leases are as follows:

	2005 $000	2004 $000
Not later than one year	414	711
After one year but not more than five years	202	674

Total operating lease commitments	616	1,385

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.	Financial instruments

For certain of the Group’s financial instruments, including cash and cash equivalents, trade receivables, trade payables, their book values approximates their fair value due to the short-term maturity of these instruments and the relatively stable interest rate environment.

a)	Interest rate risk profile of financial assets and liabilities

Year ended 31 December 2005	Within 1 year	1-2 years	2-3 years	3-4 years	4-5 years	5+ years	Total
Group	$000	$000	$000	$000	$000	$000	$000
Fixed rate
Note payable - Settlement	400	900	–	–	–	–	1,300
Note payable - MingleMatch	8,927	–	–	–	–	–	8,927
Short term financing	603	–	–	–	–	–	603

Subtotal fixed rate	9,930	900	–	–	–	–	10,830
Floating rate
Cash	17,096	–	–	–	–	–	17,096
Available-for-sale assets	196	–	–	–	–	–	196

Subtotal floating rate	17,292	–	–	–	–	–	17,292

Year ended 31 December 2004	Within 1 year	1-2 years	2-3 years	3-4 years	4-5 years	5+ years	Total
Group	$000	$000	$000	$000	$000	$000	$000
Fixed rate
Note payable - Settlement	400	400	900	–	–	–	1,700
Finance lease	173	–	–	–	–	–	173

Subtotal fixed rate	573	400	900	–	–	–	1,873
Floating rate
Cash	4,265	–	–	–	–	–	4,265
Available-for-sale assets	3,158	–	–	–	–	–	3,158

Subtotal floating rate	7,423	–	–	–	–	–	7,423

Available-for-sale assets earn a weighted average rate of interest at 2.3%, and are fully matured.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(b)	Monetary assets and liabilities of Israel subsidiary as of 31 December 2005 is as follows:

Monetary assets:	$000
Cash	1,229

Monetary liabilities: None to disclose	–

(c)	Fair values – Group

	Fair value	Book value	Fair value	Book value
	2005 $000	2005 $000	2004 $000	2004 $000
Fixed asset investment debt - Yobon	145	145	250	250
Quoted Securities	196	196	3,158	3,158
Cash	17,096	17,096	4,265	4,265
Notes Payable	(10,830)	(10,830)	(1,700)	(1,700)
Finance Leases	–	–	(173)	(173)

The directors are of the opinion that the book value of the financial assets and liabilities represent their fair value.

27.	Provisions

Group & Company	Claims $000	Total $000
At 1 January 2005	–	–
Additions during the year	225	225

At 31 December 2005	225	225

Analysed as:
Current	225	225
Non-current	–	–

	225	225

The claims provision is the estimated cost of defending and concluding claims. No separate disclosure is made of the cost of claims covered, as to do so could seriously prejudice the Company’s position.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.	Authorised and issued capital

Authorised	2005 No.	2004 No.
Ordinary shares of 1p each	80,000,000	80,000,000

	$000	$000
Issued
30,241,496 (2004 - 24,587,351) ordinary shares of 1p each	487	401

During the year, 5,654,000 ordinary shares of 1p each, with an aggregate nominal value of US$86,000 were issued fully paid for consideration of US$10,705,000.

On 27 July 2005, the Company issued 200,000 shares with a value of approximately $1.8 million at time of issuance, as final distribution for a legal settlement regarding a contract dispute that existed prior to 31 December 2004 and was accrued for at that time.

Ordinary shares	000	$000
Balance at 31 December 2004	24,587	401
Issuance of ordinary shares upon exercise of share options and warrants	5,304	79
Issuance of ordinary shares for acquisition	150	3
Issuance of ordinary shares for settlement	200	4

Balance at 31 December 2005	30,241	487

On 27 July 2005, the Company issued 200,000 shares with a value of approximately $1.8 million at time of issuance, as final distribution for a legal settlement regarding a contract dispute that existed prior to 31 December 2004 and was accrued for at that time.

29.	Share-based payment plans – Share option scheme

Share options

The Company has two share option schemes, the MatchNet plc 2000 Executive Share Option Scheme (the 2000 Plan) and Spark Networks plc 2004 Share Option Scheme (the 2004 Plan and, collectively, with the 2000 Plan, the Plans), that provide for the granting of share options by the Board of Directors of the Company to employees, consultants, and directors of the Company.

The exercise price of options granted is based on the estimated fair market value of the ordinary shares on the date of grant. Options granted under the Plans vest and terminate over various periods as defined by each option grant and in accordance with the terms of the Plans. In September 2004, the Board of Directors resolved to cease granting options under the 2000 Plan. However, pursuant to the provisions of the 2000 Plan, all outstanding options previously granted under the 2000 Plan continue in full force and effect. The Company intends to use the 2004 Plan to grant options to employees, consultants, and directors in the future. The 2004

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Plan terminates in September 2014, and restricts shares to be issued to a maximum of 17,000,000, with approximately 14,386,500 shares available for future grant as of 31 December 2005.

In 2005 the only share-based payments were related to options, the longest term of which is for seven years. The exercised options are always settled with equity shares.

Information relating to outstanding share options is as follows, (in thousands):

	Number of Shares	Weighted Average Price Per Share
Outstanding at 31 December 2003	10,309	$2.35
Granted	5,302	6.42
Exercised	(4,308)	2.64
Cancelled	(2,306)	6.54
Outstanding at 31 December 2004	8,997	3.81
Granted	1,544	8.35
Exercised	(5,070)	2.12
Cancelled	(768)	7.00
Outstanding at 31 December 2005	4,703	$4.24

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinisic Value
$7.46 - $9.34	1,171	5	$8.45	252	$8.53
$5.80 - $7.15	1,684	4	$6.16	303	$6.05
$0.86 - $5.15	1,848	3	$3.21	708	$2.72

Weighted Average	4,703	4	$5.57	1,263	$4.68	$3,498

The Company treated the 2004 expenses per the transitional provision of IFRS2.

The Company used historical and empirical data to assess different forfeiture rates for three different groups of employees. The Company must reassess forfeiture rates when deemed necessary and it must calibrate actual forfeiture behaviour to what has already been recorded. For the year ending 31 December 2005, the Company had three groups of employees whose behaviour was significantly different than those of other groups; therefore the Company estimated different forfeiture rates for each group.

Prospective compensation expense was calculated using a binomial or lattice model with a volatility rate of 75%, a risk free rate of 3.5% and a term of 4 years. The volatility rate was derived by examining historical share price behaviour and assessing management’s expectations of share price behaviour during the term of the option.

The concepts that underpin lattice models and the Black-Scholes-Merton formula are the same, but the key difference between a lattice model and a closed-form model such as the Black-Scholes-Merton formula is the flexibility of the former. A lattice model can explicitly use dynamic assumptions regarding the term structure of volatility, dividend yields, and interest rates. Further, a lattice model can incorporate assumptions about how the likelihood of early exercise of an employee stock option may increase as the intrinsic value of that option

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

increases or how employees may have a high propensity to exercise options with significant intrinsic value shortly after vesting. Because of the versatility of lattice models, the Company believes that it can provide a more accurate estimate of an employee share option’s fair value than an estimate based on a closed-form Black-Scholes-Merton formula.

Under the 2000 Executive Share Option Scheme (“2000 Option Scheme”), the Company granted options to purchase ordinary shares to certain of employees, directors and consultants. The issuances of securities upon exercise of options granted under the 2000 Option Scheme may not have been exempt from registration and qualification under federal and California state securities laws, and as a result, the Company may have potential liability to those employees, directors and consultants to whom the Company issued securities upon the exercise of these options. In order to address that issue, the Company may elect to make a rescission offer to those persons who exercised all, or a portion, of those options and continue to hold the shares issued upon exercise, to give them the opportunity to rescind the issuance of those shares. However, it is the Securities and Exchange Commission’s position that a rescission offer will not bar or extinguish any liability under the Securities Act of 1933 with respect to these options and shares, nor will a rescission offer extinguish a holder’s right to rescind the issuance of securities that were not registered or exempt from the registration requirements under the Securities Act of 1933.

As of 31 December 2005, assuming every eligible optionee were to accept a rescission offer; the Company estimate the total cost to us to complete the rescission would be approximately $1.9 million including statutory interest at 7% per annum. These amounts reflect the costs of offering to rescind the issuance of the outstanding options by paying an amount equal to 20% of the aggregate exercise price for the entire option.

The Company has two share option schemes, the MatchNet plc 2000 Executive Share Option Scheme (the 2000 Plan) and Spark Networks, plc 2004 Share Option Scheme (the 2004 Plan and, collectively, with the 2000 Plan, the Plans), that provide for the granting of share options by the Board of Directors of the Company to employees, consultants, and directors of the Company. In addition, options granted to employees or service providers of the Israeli subsidiary who are residents of Israel are also subject to the Sub-Plan for Israeli Employees and Service providers, which Sub-Plan incorporates the terms of the 2004 Plan by reference.

The exercise price of options granted under the Plans, are based on the estimated fair market value of the ordinary shares on the date of grant. Options granted under the Plans vest and terminate over various periods as defined by each option grant and in accordance with the terms of the Plans. In September 2004, the Board of Directors resolved to cease granting options under the 2000 Plan. However, pursuant to the provisions of the 2000 Plan, all outstanding options previously granted under the 2000 Plan continue in full force and effect. The Company intends to use the 2004 Plan to grant options to employees, consultants, and directors in the future. The 2004 Plan terminates in September 2014, and restricts shares to be issued to a maximum of 17,000,000, with approximately 14,381,000 shares available for future grant as of 31 December 2005. Upon option exercise, the Company issues new shares.

In July 2003 and April 2004, loans were made to employees for the exercise of 100,000 and 15,000 options respectively. In the third quarter of 2005, the loan made for the 15,000 options was extended until March 2006.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table describes option activity for the years ended 31 December 2005 and 2004:

	Years Ended 31 December
	2005	2004
Granted, weighted average fair value per share	$3.07	$1.34
Exercised, weighted average intrinsic value per share	$3.13	$4.61

Warrants

In August 2003, the Company agreed to issue warrants to consultants to subscribe for up to 1,000,000 shares of the Company’s ordinary shares at an exercise price of $2.50 per share. The number of warrants was based on the expected value of services provided by the warrant holder. In December 2004, the Company negotiated with the warrant holder and vested an additional 250,000, in addition to the 500 000 that had already vested and cancelled the remaining warrants. The Company issued a warrant certificate for 750 000 warrants and recognised an expense of $703,713 in the 2004 financial year which represents the fair market value of the fully vested options. In 2005, 320,000 warrants were exercised. As of 31 December 2005, 430,000 warrants, which expire in 2007 are vested and outstanding.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30.	Reconciliation of Movement in Equity

Group	Equity Share capital	Share premium	Currency translation and other	Retained earnings	Total equity
	$000	$000	$000	$000	$000
At 1 January 2004	313	33,595	(40)	(31,719)	2,149
Total recognised income (expense) for the year	–	–	27	(10,374)	(10,347)
Issue of shares	88	11,249	–	–	11,337
Issue of shares - subject to rescission	35	3,784	–	–	3,819
Share based compensation(1)	–	–	–	1,940	1,940

At 31 December 2004	436	48,628	(13)	(40,153)	8,898
Total recognised income (expense) for the year	–	–	(289)	(2,432)	(2,721)
Issue of shares	23	8,412	–	–	8,435
Issue of shares - subject to rescission	21	2,249	–	–	2,270
Issuance of share for acquisition	3	1,076	–	–	1,079
Issuance of shares for settlement	4	1,797	–	–	1,801
Share based compensation	–	–	–	3,685	3,685
Other equity	–	–	–	(13)	(13)
Share capital account reduction(2)	–	(44,000)	–	44,000	–

At 31 December 2005	487	18,163	(302)	5,086	23,434

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Company	Equity Share capital	Share premium	Currency Translation and other	Retained earnings	Total equity
	$000	$000	$000	$000	$000
At 1 January 2004	313	33,809	(40)	(32,183)	1,899
Total recognised income (expense) for the year	–	–	(73)	(10,117)	(10,190)
Issue of shares	88	11,249	–	–	11,337
Issue of shares - subject to rescission	35	3,784	–	–	3,819
Share based compensation(1)	–	–	–	1,940	1,940

At 31 December 2004	436	48,842	(113)	(40,360)	8,805
Total recognised income (expense) for the year	–	–	114	(2,307)	(2,193)
Issue of shares	23	8,412	–	–	8,435
Issue of shares - subject to rescission	21	2,249	–	–	2,270
Issuance of share for acquisition	3	1,076	–	–	1,079
Issuance of shares for settlement	4	1,797	–	–	1,801
Share based compensation	–	–	–	3,622	3,622
Other equity	–	–	–	(106)	(106)
Share capital account reduction(2)	–	(44,000)	–	44,000	–
Change in investment	–	–	–	(415)	(415)

At 31 December 2005	487	18,376	1	4,434	23,298

(1) Includes non-cash adjustment for warrants issued at fair market value of $703,713.

(2) The share capital` account was reduced by $44,000,000 to eliminate the deficit on the income statement account. See more detail in the Director’s Report.

Equity Share capital

The balance classified as equity share capital includes the nominal value on issue of the Company’s equity share capital, comprising ordinary shares.

Share premium

The balance classified as share premium represents the premium value in addition to the nominal value on issue of the Company’s equity share capital.

Currency translation reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements of foreign subsidiaries.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.	Additional cash flow information

Analysis of Group net funds	1 January	Cash	Non-cash	31 December
	2005	flow	Movements	2005
	$000	$000	$000	$000
Cash and cash equivalents	4,265	12,831	–	17,096
Notes payable	(1,700)	400	(9,530)	(10,830)
Finance lease	(173)	173	–	–

	2,392	13,404	(9,530)	6,266

	1 January	Cash	Non-cash	31 December
	2004	Flow	movements	2004
	$000	$000	$000	$000
Cash and cash equivalents	2,035	2,230	–	4,265
Issue of notes payable	–	–	(1,700)	(1,700)
Finance lease	(487)	314	–	(173)

	1,548	2,544	(1,700)	2,392

Analysis of Company net funds	1 January	Cash	Non-cash	31 December
	2005	Flow	movements	2005
	$000	$000	$000	$000
Cash and cash equivalents	3,326	11,504	–	14,830
Notes payable	(1,700)	400	(9,530)	(10,830)
Finance lease	(173)	173	–	–

	1,453	12,077	(9,530)	4,000

	1 January	Cash	Non-cash	31 December
	2004	Flow	movements	2004
	$000	$000	$000	$000
Cash and cash equivalents	1,964	1,362	–	3,326
Issue of notes payable	–	–	(1,700)	(1,700)
Finance lease	(487)	314	–	(173)

	1,477	1,676	(1,700)	1,453

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32.	Events after the balance sheet date

Commitments and Contingencies

In January 2006, the Company was contacted by HM Revenue & Customs (“HMRC”), the tax authority in the United Kingdom, requesting payment in the amount of approximately one million dollars for wage related withholdings of a former employee. That employee was residing in both the United States and the United Kingdom at the time his employment was terminated with the Company. At that time, with the advice of outside tax experts, the Company forwarded the withholdings to the Internal Revenue Service in the United States. The situation was explained to HMRC which agreed that the money would need to be remitted to it but would not expect payment immediately. HMRC asked for a good faith deposit in the amount of $200,000 while the matter was being investigated which the Company remitted in the first quarter of 2006. If the Company is not successful in obtaining the funds forwarded to the IRS, it may be required to remit the entire amount to HMRC.

In January 2006, the Company was contacted by Inland Revenue, the tax authority in the United Kingdom requesting payment in the amount of approximately one million dollars for wage related withholdings of a former employee. That employee was residing in both the United States and the United Kingdom at the time his employment was terminated with the Company. At that time, with the advice of outside tax experts, the Company forwarded the withholdings to the Internal Revenue Service in the United States. The situation was explained to Inland Revenue which agreed that the money would need to be remitted to it but would not expect payment while the matter is investigated. Inland Revenue asked for a good faith deposit in the amount of $200,000 which the Company remitted in the first quarter of 2006. If the Company is not successful in receiving the funds from the IRS, it may be required to remit the entire amount to Inland Revenue.

Public Trading

On 14 February 2006, ordinary shares in the form of ADSs were approved for trading on the American Stock Exchange under the trading symbol “LOV”.

Stock Option activity subsequent to 2005 Year end

Stock option activity from 1 January 2006 through 30 June 2006, 652,000 were granted, 182,850 were exercised, 204,343 were cancelled, and none expired. The options granted have an exercise price range between $5.99 and $7.34.

Other Subsequent Events

In April 2006, the Company received payment for the unimpaired balance of the note receivable from, Yobon, Inc. in the amount of $146,000. Yobon has now effectively ceased operations.

On 5 May 2006, the Company, through its subsidiary, MingleMatch, acquired certain assets, including domain names, and assumed certain liabilities of a business called LDSSingles for a purchase price of $2.3 million in cash ($2.0 million of which was paid at closing with the remaining $300,000 to be paid on 5 May 2007).

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On 9 June 2006, the parties entered into a binding settlement agreement and general release of all claims between them, pursuant to which the parties agreed to dismiss with prejudice the court actions and to file a stipulation to such effect. According to the terms of the settlement agreement, JetPay paid the Company $500,000 on 20 June 2006 and the Company assigned to JetPay all of its reserves remaining with Merrick Bank Corporation, which had acted as the acquiring bank in connection with JetPay’s processing activities for the Company, and were approximately $550,000 as of the assignment.

33.	Contingent liabilities

On 14 November 2003, Jason Adelman filed a nationwide class action complaint against the Company in the Los Angeles County Superior Court based on an alleged violation of California Civil Code section 1694 et seq., which regulates businesses that provide dating services. The complaint included allegations that the Company is a dating service as defined by the applicable statutes and, as an alleged dating service, the Company is required to provide language in contracts that allows (i) members to rescind their contracts within three days, (ii) reimbursement of a portion of the contract price if the member dies during the term of the contract and/or (iii) members to cancel their contracts in the event of disability or relocation. Causes of action include breach of applicable state and/or federal laws, fraudulent and deceptive business practices, breach of contract and unjust enrichment. The plaintiff is seeking remedies including declaratory relief, restitution, actual damages although not quantified, treble damages and/or punitive damages, and attorney’s fees and costs.

Huebner v. InterActiveCorp., Superior Court of the State of California, County of Los Angeles, Case No. BC 305875 involves a similar action, involving the same plaintiff’s counsel as Adelman, brought against InterActiveCorp’s Match.com that has been ruled related to Adelman, but the two cases have not been consolidated. The Company has not been named a defendant in the Huebner case. Adelman and Huebner each seek to certify a nationwide class action based on their complaints. Because the cases are class actions, they have been assigned to the Los Angeles Superior Court Complex Litigation Program.

A mediation occurred in Adelman in 2004 that did not result in a settlement. A post-mediation status conference was held in July 2004. At that Status Conference, the court suggested that the parties agree to a bifurcation of the liability issue. The purpose of the bifurcation is to allow the Court to determine whether as a matter of law the California Dating Services Act (“CDS Act”) applies to the Company. In this way, if the Court determines that the CDS Act is inapplicable, all further expenses associated with discovery and class certification can be avoided. The Court has permitted limited discovery including document requests and interrogatories, the parties will each be permitted to take one deposition without further leave of the Court, the parties will be allowed to designate expert witnesses, and the Court will conduct a trial on the issue of the applicability of the CDS Act to the Company’s business in the summer of 2007.

Although some written discovery relating to the bifurcated trial has been completed, depositions have not yet been completed. A second mediation occurred in Adelman in February 2006, but it did not result in a settlement. The bifurcated trial on the issue of the applicability of the CDS Act to the Company’s business in the Adelman action is now set for 12 September 2006.

On August 8, 2006, the Court held a hearing, and granted the Company’s ex parte application to bifurcate the trial of the issue of actual injury or damages. As a result, the trial of the bifurcated issue of actual injury or damages is set for August 17, 2006. If the Court determines at the bifurcated trial on the issue of actual injury and damages that Adelman did not suffer any actual injury or damages, Adelman’s claims will be dismissed.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company intends to defend vigorously against each of the lawsuits. However, no assurance can be given that these matters will be resolved in the Company’s favor and, depending on the outcome of these lawsuits; the Company may choose to alter business practices.

The Company has additional existing legal claims and may encounter future legal claims in the normal course of business. In the Company’s opinion, the resolutions of the existing legal claims are not expected to have a material impact on its financial position or results of operations. The Company believes it has accrued appropriate amounts where necessary in connection with the above litigation.

34.	Pensions and other post-employment benefit plans

The Company operates a defined contribution pension scheme.

The Company has a defined contribution plan under Section 401(k) of the US Internal Revenue Code covering all full-time employees, and providing for matching contributions by the Company, as defined in the plan. Participants in the plan may direct the investment of their personal accounts to a choice of mutual funds consisting of various portfolios of stocks, bonds, or cash instruments.

Contributions are charged to the income statement as they become payable in accordance with the rules of the scheme. Contributions made by the Company to the plan for the years ended 31 December 2005 and 2004 were approximately $234,000 and $184,000 respectively.

35.	Related party disclosures

Terms and conditions of transactions with related parties

In 2003, the Company entered into a verbal marketing arrangement with Remote Concepts LLC, an entity owned 32.5% by each of Joe Y. Shapira and Alon Carmel. Remote Concepts LLC has developed a table top wireless paging system for use by patrons at restaurants. Further to the verbal arrangement, the Company expensed US$120,000 paid to Remote Concepts LLC for ad placement on these systems.

The sales to and purchases from related parties are made at normal market prices. There have been no guarantees provided or received for any related party receivables or payables. For the year ended 31 December 2005, the Company has not made any provisions for doubtful debts relating to amounts owed by related parties.

Efficient Frontier-

In 2004, the Company entered into an agreement with Efficient Frontier, a provider of online marketing optimization services to procure and manage a portion of the online paid search and keyword procurement efforts. The Chief Executive Officer of Efficient Frontier is Ms. Ellen Siminoff, who is the wife of the current Chief Executive Officer, David E. Siminoff. The Company paid approximately $335,000 to Efficient Frontier in 2005 and made no payment in the first or second quarter of 2006.

Yobon-

In 2004, the Company invested $250,000 in Yobon, Inc., a provider of web toolbar technology. The Company’s former Chief Technology Officer, Phil Nelson, is the Chairman of Yobon. In December 2005, the Company determined that the value of the Yobon investment would not be realised in full and recorded an impairment charge in the amount of $105,000.

During 2004, several relatives (but not close family as defined by FRS8) of each of Joe Y. Shapira, Executive Chairman of the Board, and Alon Carmel, the Company’s former Co-Executive Chairman of the Board, hold

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

non-executive positions with the Company and Spark Networks Israel for which they are compensated less than $60,000 per annum.

Great Hill Equity Partners II-

The Company had entered into a confidentiality agreement dated 14 October 2005 with Great Hill Equity Partners II (the “Shareholder”) that contained a provision (the “Standstill Provision”) pursuant to which the Shareholder agreed not to, among other things, directly or indirectly acquire, offer to acquire, or propose to acquire more than 2% of any class of the Company’s securities or rights to acquire more than 2% of any class of the Company’s securities for a period of one year from the date of the confidentiality agreement without the Company’s prior written consent. On 1 December 2005, the Company and the Shareholder entered into a standstill agreement (the “Standstill Agreement”) pursuant to which the Company waived the Standstill Provision and the Shareholder agreed that its ability to increase its beneficial ownership of the Company’s securities would be subject to the terms and conditions of the Standstill Agreement, which has a term of five years unless terminated earlier. Pursuant to the Standstill Agreement, for a period of 14 months from the date of the Standstill Agreement (the “Fourteen Month Period”), the Shareholder agreed that it would not, without the prior written consent of the Company:

•	acquire or seek to acquire, directly or indirectly, by purchase or otherwise, ownership of any voting securities of the Company (or rights to acquire any class of securities of the Company or any subsidiary thereof) such that the Shareholder and its affiliates (the “Shareholder Group”) would beneficially own more than 29.9% of the total voting power (the “Total Voting Power”) of the Company, which is defined as the aggregate number of votes which may be cast by holders of outstanding voting securities on a poll at a general meeting of the Company taking into account any voting restrictions imposed by the Company’s Articles of Association, or take any action that would require the Company to make a public announcement regarding the foregoing under applicable law;

•	participate in any of the following with respect to the Company or its subsidiaries: (i) any tender, takeover or exchange offer or other business combination, (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction, or (iii) any solicitation of proxies or consents to vote any voting securities;

•	form, join or participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing;

•	seek to control the Board of Directors of the Company; and

•	enter into any arrangements with any third party with respect to any of the above.

After the expiration of the Fourteen Month Period, the Shareholder agreed that it would not acquire or seek to acquire beneficial ownership of any voting securities of the Company (or rights to acquire any class of securities of the Company or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (i) prior to giving effect thereto, the Shareholder Group beneficially owns less than 60% of Total Voting Power and (ii) after giving effect, the Shareholder Group would beneficially own more than 29.9% of Total Voting Power. Notwithstanding the foregoing, the Shareholder Group, after the Fourteen Month Period, would not be deemed to beneficially own any voting securities owned by another person if the sole reason is being a member of a group with such person and there are no other indicia of beneficial ownership of such securities that are attributable to the Shareholder Group. The provisions of the Standstill Agreement do not apply to (i) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction by the Company, and (ii) offers to acquire securities by the Shareholder Group to all of the holders of voting securities of the Company. The Standstill Agreement is subject to the UK Code and the German Code as a result of the European Union Directive on Takeover Bids.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Furthermore, each member of the Shareholder Group agreed not to sell or transfer shares purchased pursuant to certain share purchase agreements for 180 days from the date of the Standstill Agreement without the written consent of the Company.

Shapira, Carmel – Tax Indemnification Agreements-

On 1 December 2005, in connection with the exercise of options, each of Joe Y. Shapira and Alon Carmel entered into tax indemnification agreements with the Company. Mr. Shapira is currently the Executive Chairman of the Company’s Board of Directors. Mr. Carmel is a cofounder, former President and former Executive Co-Chairman of the Company’s Board of Directors. Pursuant to the indemnification agreements, each of Messrs. Shapira and Carmel agreed to indemnify and pay to the Company any taxes (including income, employment or other withholding taxes), interest and/or penalties and other costs and expenses (including attorney’s fees incurred by the Company) the Company is required to pay as a result of the Company’s failure to withhold any federal, state, local or foreign taxes in respect of the exercise of each of their options, respectively.

Duplo AB –

See note 18 for Duplo AB for related party transactions.

36.	Financial risk management objectives and policies

Financial instruments

Interest rate risk

The Company’s exposure to market rate risk for changes in interest rates relates primarily to the investment portfolio. The Company historically has not used derivative financial instruments to mitigate such risk. The Company invests the excess cash in debt instruments of the U.S. Government and it’s agencies.

Investments in both fixed-rate and floating-rate interest-earning instruments carry a degree of interest rate risk. Fixed-rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, the future investment income may fall short of expectations due to changes in interest rates or the Company may suffer losses in principal if forced to sell securities which have declined in market value due to changes in interest rates. As of 31 December 2005 and 2004 the Company had investments in short-term mutual funds and long-term government issued debt.

Foreign currency risk

The Company’s exposure to foreign currency risk is due primarily to its international operations. Revenues and certain expenses related to its international websites are denominated in the functional currencies of the local countries they serve. Primary currencies include Israeli shekels, Canadian dollars, British pound sterling and Euros. The Company’s foreign subsidiary in Israel conducts business in its local currency. The Company translates into U.S. dollars the assets and liabilities using period-end rates of exchange, and revenues and expenses using average rates of exchange for the year. Any weakening of the U.S. dollar against these foreign currencies will result in increased revenue, expenses and translation gains and losses in the Company’s consolidated financial statements. Similarly, any strengthening of the U.S. dollar against these currencies will result in decreased revenues, expenses and translations gains and losses. Foreign exchange gains and losses were not material to the Company’s earnings for the years ended 31 December 2005 and 2004.

The foreign currency translation gain/(loss) was a ($403,000) loss for 2005 and a $100,000 gain for 2004. The cumulative foreign currency translation gain/(loss) was a ($303,000) cumulative loss for 2005 and $100,000

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

cumulative gain for 2004. These exchange differences are classified as a separate line item in Other Comprehensive Income section in equity. See the consolidated statements of shareholder’s equity.

Credit Risk

The Company maintains its cash in demand deposit accounts with banks, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to its cash

Liquidity Risk

The Company may lose liquidity if its credit rating falls, if it experiences sudden unexpected cash outflows, or if markets on which it depends are subject to loss of liquidity.

Cash flow Risk

The Company has historically generated significant operating losses. The Company had positive operating cash flow in 2005 and negative operating cash flow in 2004. The Company expects that their operating expenses will continue to increase during the next several years as a result of the promotion of their services, the hiring of additional key personnel, the expansion of their operations, including the launch of new websites, and entering into acquisitions, strategic alliances and joint ventures.

37.	First-time adoption of IFRS

This is the first year that the Spark Networks Plc is required to prepare its consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union (EU). The following disclosures are required in the year of transition. The last financial statements under UK GAAP were for the year ended 31 December 2004 and the date of transition to IFRS was 1 January 2004.

Exemptions applied

IFRS 1 allows first-time adopters certain exemptions from the general requirement to apply IFRSs as effective for December 2005 year ends retrospectively. The Group has taken the following exemptions:

•	Comparative information on financial instruments is prepared in accordance with UK GAAP and the Company and Group have adopted IAS 32 Financial Instruments: Disclosure and Presentation and IAS 39 Financial Instruments: Recognition and Measurement from 1 January 2005.

•	IFRS 3 Business Combinations has not been applied to acquisitions of subsidiaries or of interests in associates and joint ventures that occurred before 1 January 2004.

•	Certain items of property, plant and equipment were carried in the balance sheet under UK GAAP on the basis of valuations performed in 1998. As allowed under IFRS 1, the Group has elected to regard those fair values as deemed cost as at the date of the revaluation.

•	Cumulative currency translation differences for all foreign operations are deemed to be zero as at 1 January 2004.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	IFRS 2 Share-based Payment has not been applied to any equity instruments that were granted on or before 7 November 2002, nor has it been applied to equity instruments granted after 7 November 2002 that vested before 1 January 2005. For cash-settled share-based payment arrangements, the Group has not applied IFRS 2 to liabilities that were settled before 1 January 2005.

There were no effects of the adoption of IAS32/39 at 1 January 2005.

A summary of the UK GAAP to IFRS reconciliations is set out below (All amounts in thousands of $US):

Reconciliation of earnings from UK GAAP to IFRS for the year ended 31 December 2004

Group	Turnover	Operating loss	Interest	Profit from associates	Amorti- zation of Goodwill	Tax	Loss for the year	Equity holders of the parent
As reported under UK GAAP	65,052	(10,436)	41	14	(100)	1	(10,480)	(10,480)
Cessation of goodwill amortisation	–	1,242	–	–	100	–	1,342	1,342
Share based compensation	–	(1,236)	–	–	–	–	(1,236)	(1,236)
Restated under IFRS	65,052	(10.430)	41	14	–	1	(10,374)	(10,374)

Company	Turnover	Operating loss	Interest	Profit from associates	Amorti- zation of Goodwill	Tax	Loss for the year	Equity holders of the parent
As reported under UK GAAP	62,604	(9,080)	37	14	–	1	(9,028)	(9,028)
Cessation of goodwill amortisation	–	147	–	–	–	–	147	147
Share based compensation	–	(1,236)	–	–	–	–	(1,236)	(1,236)
Restated under IFRS	62,604	(10.169)	37	14	–	1	(10,117)	(10,117)

Cash Flow statement

Net loss decreases and the amortization of goodwill decreases by a corresponding amount for a net effect of zero on cash flow for 2004.

Reconciliation of equity from UK GAAP to IFRS as at 31 December 2004

For Group and Company reconciliations of equity from UK GAAP to IFRS, refer to the Balance Sheets at the back of the financial statements.

The transition to IFRS resulted in the following significant changes in accounting policies:

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

a)	IFRS 3 Business combinations

Under UK GAAP, goodwill which arose on acquisitions after 31 March 1998 was capitalised as an intangible asset in the Consolidated Balance Sheet and amortised over its estimated economic life of 20 years. IFRS 3 prohibits the amortisation of goodwill, requiring goodwill to be measured at cost less impairment losses and tested for impairment annually.

Hence under IFRS the Company will carry goodwill on the balance sheet subsequent to initial recognition at cost less any accumulated impairment losses. Goodwill will be tested for impairment annually, or more frequently if the circumstances indicate that impairment may have occurred.

The effect of the change is an increase in equity and intangible assets as 31 December 2004 of $1,342,000. Profits before tax for the year ended 31 December 2004 are increased by $1,342,000.

b)	IFRS 2 Share-based payments

Under UK GAAP no charge was made to profit in relation to the Company’s share option schemes, however a charge of $704,000 was made for warrants.

Under IFRS the fair value of employee share-based rewards are calculated and charged to the Income Statement over the vesting period. This charge is adjusted to reflect the expected and actual levels of vesting and that arise from non-market based performance conditions.

The Company has taken advantage of the exemption permitted under IFRS 1in respect of equity-settled awards and IFRS 2 has only been applied to options awarded on or after 7 November 2002 that had not vested on or before 1 January 2005.

c)	IAS 12 Income taxes

Under IFRS, Deferred taxation is to be provided for almost all differences between the carrying amounts of assets and liabilities and their corresponding tax base. Previously, under UK GAAP, deferred tax was provided for timing differences only.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

UK GAAP to IFRS – CONSOLIDATED INCOME STATEMENT

For the year ended 31 December 2004

(in US$ thousands)

	Previous UK GAAP	Effect of transition to IFRS	IFRS
Revenue	65,052	–	65,052
Cost of sales	33,691	–	33,691

Gross profit	31,361	–	31,361
General and administrative expenses	41,921	(107)	41,814

Group trading loss	(10,560)	107	(10,453)
Share of profit of an associate	14	–	14

Group operating loss from continuing operations	(10,546)	107	(10,439)
Finance revenues	94	–	94
Finance (costs)	(28)	–	(28)

Loss from continuing operations before taxation	(10,480)	107	(10,373)
Tax (expense) income	(1)	–	(1)

Loss for the year from continuing operations	(10,481)	$107	(10,374)

Earnings per share:
Basic and diluted EPS from both continuing operations and on profit for the year	$(0.46)	–	$(0.46)

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

UK GAAP to IFRS – CONSOLIDATED BALANCE SHEET

at 31 December 2004

(in US$ thousands)

	Notes	Previous UK GAAP	Effect of transition to IFRS	IFRS
Non-current assets
Property, plant and equipment	15	6,467	–	6,467
Goodwill	16	5,249	1,242	6,491
Intangible assets	16	767	–	767
Investments in associates	18	1,067	100	1,167
Investment in subsidiary	18	–	–	–
Other investments	18	250	–	250

		13,800	1,342	15,142

Current assets
Trade and other receivables	20	3,408	–	3,408
Financial assets	21	3,158	–	3,158
Cash and cash equivalents	22	4,265	–	4,265

		10,831	–	10,831

Total assets		24,631	1,342	25,973

Current liabilities
Trade and other payables	23	14,998	–	14,998
Corporation tax payable	23	1	–	1
Financial liabilities	23	573	–	573

		15,572	–	15,572

Non-current liabilities
Financial liabilities	24	1,300	–	1,300
Deferred tax liability	11	–	–	–

		1,300	–	1,300

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Total liabilities		16,872	–	16,872

Net assets		7,556	1,342	8,898

Capital and reserves
Authorised capital	28	436	–	436
Equity share capital (1)	30	50,555	(1,927)	48,628
Currency translation	30	–	(13)	(13)
Retained earnings	30	(43,435)	3,282	(40,153)

Total equity	30	7,556	1,342	8,898

(1) Includes $1,940 reclass of share premium to retained earnings.

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

UK GAAP to IFRS – COMPANY BALANCE SHEET

at 31 December 2004

(in US$ thousands)

	Notes	Previous UK GAAP	Effect of transition to IFRS	IFRS
Non-current assets
Property, plant and equipment	15	6,391	–	6,391
Goodwill	16	309	147	456
Intangible assets	16	1,015	–	1,015
Investments in associates	18	1,167	–	1,167
Investment in subsidiary	18	6,784	–	6,784
Other investments	18	250	–	250

		15,916	147	16,063

Current assets
Trade and other receivables	20	2,986	–	2,986
Financial assets	21	3,158	–	3,158
Cash and cash equivalents	22	3,326	–	3,326

		9,470	–	9,470

Total assets		25,386	147	25,533

Current liabilities
Trade and other payables	23	14,855	–	14,855
Other financial liabilities	23	573	–	573
		15,428	–	15,428

Non-current liabilities
Financial liabilities	24	1,300	–	1,300
Deferred tax liability	11	–	–	–

		1,300	–	1,300

Total liabilities		16,728	–	16,728

Spark Networks Plc

(formerly MatchNet Plc)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Net assets		8,658	147	8,805

Capital and reserves
Authorised capital	28	436	–	436
Equity share capital(1)	30	50,555	(1,713)	48,842
Currency translation	30	–	(113)	(113)
Retained earnings	30	(42,333)	1,973	(40,360)

Total equity	30	8,658	147	8,805

(1) Includes $1,940 reclassification of share premium to retained earnings.

SPARK NETWORKS PLC

(the “Company”)

FORM OF PROXY – ORDINARY SHARES

For use at the annual general meeting to be held on November 21, 2006

This proxy is solicited on behalf of the Board of Directors of the Company for the Annual General

Meeting of Shareholders to be held on November 21, 2006

The resolutions set forth in the Proxy are proposed by the board of directors of the Company. Please indicate how you wish your proxy to vote with a cross in the appropriate box opposite each resolution.

This proxy when properly executed will be voted in the manner directed below by the undersigned shareholder. If no instruction is given, the shares will be voted in accordance with the discretion of the proxy and based on the recommendations of the board of directors. If you mark the box “Abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.

I/We being (a) member(s) of the Company holding ordinary shares hereby appoint ………………………………………., failing whom the chairman of the meeting to act as my/our proxy and to vote for me/us as indicated below at the annual general meeting of the Company to be held on November 21, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RESOLUTIONS 1 TO 10

	RESOLUTIONS	FOR	AGAINST	ABSTAIN

1	To elect Adam S. Berger as a director	☐	☐	☐

2	To elect Jonathan B. Bulkeley as a director	☐	☐	☐

3	To elect Christopher S. Gaffney as a director	☐	☐	☐

4	To elect Michael A. Kumin as a director	☐	☐	☐

5	To elect Scott Sassa as a director	☐	☐	☐

6	To re-elect David E. Siminoff as a director	☐	☐	☐

7	To receive the Accounts for the period ended December 31, 2005 and the Directors’ and Auditors’ Reports on those Accounts	☐	☐	☐

8	To approve the Directors’ Remuneration Report for the period ended December 31, 2005.	☐	☐	☐

9	To reappoint Ernst & Young LLP as Auditors of the Company and to authorize the Directors to fix the Auditors’ remuneration	☐	☐	☐

10	To approve the Company’s Share Repurchase Plan in order to grant authority to the Company to purchase its own ordinary shares, GDSs and ADSs as set out in the Notice of Annual General Meeting *	☐	☐	☐

* Special resolution

1

Please see notes below

Insert name of member(s) _________________________________

Signed _____________________________	Date ______________________________

Notes

(i)	A member of the Company entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him/her. A proxy need not be a member of the Company. Appointment of a proxy does not prevent a member who so wishes from attending the meeting and voting in person. This form of proxy to be valid must be deposited with the Company’s registrars, Capita Registrars, Proxy Department, PO Box 25, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England not less than 48 hours before the time fixed for the meeting.

(ii)	In the case of a corporation this proxy form should be under its common seal, or if not so required under the hand of an officer or attorney duly authorized in writing.

(iii)	In the case of joint holders the signature of any one of them will suffice but the vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand on the register of members in respect of the joint holding.

(iv)	Any alteration made in the proxy form should be initialled.

2